SCHEDULE 14A INFORMATION
            PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                    SECURITIES EXCHANGE ACT OF 1934
                     (Amendment No. ______________)


Filed by the Registrant    /X/
Filed by a party other than the Registrant   / /

Check the appropriate box:
/ /  Preliminary proxy statement
/ / Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive proxy statement
/ /  Definitive additional materials
/ /  Soliciting material pursuant to Sec. 240.14a-11(c) or Sec. 240.14a-12

             Rancon Realty Fund V, a California Limited Partnership
    ------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of filing fee (Check the appropriate box):

/ /  No fee required.


/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/X/  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


(1)  Title of each class of securities to which transactions applies:
     Units of Limited Partnership Interest ("Units")
----------------------------------------------------------------------------

(2)  Aggregate number of securities to which transactions applies:
     99,765 Units
----------------------------------------------------------------------------

(3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
The filing fee of $8,953 has been calculated in accordance with Rule 0-11 under the Exchange Act and is equal to 1/50 of 1% of $44,765,000 (the aggregate amount of cash to be received by Registrant).
----------------------------------------------------------------------------

(4)  Proposed maximum aggregate value of transaction:
$44,765,500
----------------------------------------------------------------------------

(5)  Total fee paid:
$8,953
----------------------------------------------------------------------------

/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)  Amount previously paid:

----------------------------------------------------------------------------

(2)  Form, Schedule or Registration Statement No.:

----------------------------------------------------------------------------

(3)  Filing party:

----------------------------------------------------------------------------

(4)  Date filed:

----------------------------------------------------------------------------

[RANCON LOGO]


October 17, 1997


Dear Unitholder:

         We are writing to request your consent to sell Rancon Realty Fund V's ("Fund V") interests in its remaining properties to Glenborough Realty Trust Incorporated and Glenborough Properties, L.P., the transfer of the General Partners' interests in Fund V to Glenborough Properties, L.P. and to complete the liquidation of Fund V. A majority of Fund V's outstanding units must consent to the proposal for the transaction to proceed.

         The enclosed materials discuss the transaction in detail, but we would like to summarize our reasons for recommending that you consent to proceeding with the sale.

o Fund V has held the properties for a longer period than anticipated when Fund V was organized, administrative costs have the effect of reducing Fund V's total assets and therefore are too high to justify continuing operations, and current market conditions appear favorable for a sale.

o Fund V expects to benefit substantially by selling properties in bulk instead of individually. Benefits include lower aggregate sale costs, more certainty as to the sale price, and faster liquidation of Fund V.

o The price to be paid by Glenborough is equal to the recent appraised value of the properties as determined in an appraisal performed by Robert A. Stanger & Co., Inc.

o        The General  Partner has obtained a "Fairness  Opinion"  from Robert A.
         Stanger & Co., Inc., indicating that the consideration offered in the sale is fair to Fund V and to its Unitholders from a financial point of view.

         After carefully weighing the facts and circumstances associated with the proposed sale to Glenborough transaction as well as alternative courses of action, we concluded that the bulk property sale to Glenborough and subsequent liquidation of Fund V is an opportunity to maximize value for investors.


         Therefore, we recommend that you approve the proposed transaction by signing and returning the Consent Form in the postage-paid envelope. Your participation is extremely important and your early response could save Fund V the substantial costs associated with a follow-up mailing. If you have any questions, please feel free to call The Arlen Group at (800) 891-4105.


Sincerely,



Daniel L. Stephenson
General Partner and Chief Executive Officer of
Rancon Financial Corporation, General Partner


       Questions about the enclosed material? Please call The Arlen Group, toll-free, at (800) 891-4105.

                         NOTICE OF CONSENT SOLICITATION

To the Unitholders of Rancon Realty Fund V, a California Limited Partnership


         NOTICE IS HEREBY GIVEN to limited partners ("Unitholders") holding units of limited partnership interest ("Units") in Rancon Realty Fund V, a California Limited Partnership (the "Partnership") that Daniel L. Stephenson and Rancon Financial Corporation (collectively, the "General Partner") are soliciting written consents to approve a single proposal consisting of (i) the sale of substantially all of the assets of the Partnership for cash (the "Sale"), as contemplated by the Purchase Agreement, dated as of September 30 , 1997, ("Purchase Agreement"), with Glenborough Realty Trust Incorporated and Glenborough Properties, L.P., as to the buyers ("Purchaser"), (ii) the transfer of the General Partner's interest in the Partnership to Glenborough Properties, L.P. (the "Transfer"), and (iii) the complete liquidation and dissolution of the Partnership (the "Liquidation"), in the manner described in the accompanying Consent Solicitation Statement. Such Liquidation will result in (a) the distribution to the Unitholders of all net cash proceeds of the Sale, (b) the net cash proceeds from the sale of the remaining Partnership assets after payment of all Partnership expenses, and (c) the payment by the General Partner of the General Partner's negative capital account balance, all as more fully described in the accompanying Consent Solicitation Statement.

         The Sale, Transfer and Liquidation must be approved by Unitholders holding a majority of the outstanding Units. Only Unitholders of record at the close of business on September 30, 1997, are entitled to notice of the solicitation of consents and to give their consent to the Sale, Transfer and Liquidation. In order to be valid, all consents must be received before 5:00 P.M., Pacific time, on November 21, 1997, (unless such date or time is extended). The vote will be obtained through the solicitation of written consents and no meeting of Unitholders will be held. A consent may be revoked by written notice of revocation or by a later dated consent containing different instructions at any time on or before the expiration of the time by which the consent card must be received.


         Your Approval is Important. Please read the Consent Solicitation Statement carefully and then complete, sign and date the enclosed Consent Form and return it in the self-addressed postage-paid envelope. Any Consent Form which is signed and does not specifically disapprove the Sale, Transfer and Liquidation will be treated as approving the Sale, Transfer and Liquidation. Your prompt response will be appreciated.


Dated October 17, 1997                    RANCON REALTY FUND V,
                                          a California Limited Partnership



                                          By:
                                             Daniel   L.   Stephenson,
                                             General Partner and
                                             Chief Executive Officer of
                                             Rancon Financial Corporation,
                                             General Partner

                         CONSENT SOLICITATION STATEMENT


         This Consent Solicitation Statement (this "Statement") is being furnished to holders of record ("Unitholders") of units of limited partnership interests ("Units") in Rancon Realty Fund V, a California limited partnership (the "Partnership"), as of the close of business on September 30, 1997, (the "Record Date"), in connection with the solicitation (this "Solicitation") of consents, upon the terms and subject to the conditions of this Statement and the accompanying form of consent (the "Consent Form"), by Daniel L. Stephenson, an individual, and Rancon Financial Corporation, a California corporation, the general partners of the Partnership (collectively hereinafter referred to as the "General Partner"), on behalf of the Partnership, to (i) the proposed sale of all of the real estate assets of the Partnership to Glenborough Realty Trust Incorporated, a Maryland corporation and Glenborough Properties, L.P., a California limited partnership (collectively, the "Purchaser") pursuant to a Purchase Agreement dated as of September 30, 1997, between the Partnership and the Purchaser (the "Purchase Agreement"), (the sale of all of the Partnership's real estate assets (the "Properties") and the other transactions contemplated by the Purchase Agreement are hereinafter referred to collectively as the "Sale"), and (ii) concurrently with the liquidation of the Partnership, the Transfer of the General Partner's interests in the Partnership to Glenborough Properties, L.P. (the "Transfer") and, (iii) the dissolution and liquidation of the Partnership thereafter (the "Liquidation").

         Upon consummation of the Sale, the Partnership will receive $44,765,000 in cash consideration (the "Purchase Price,") subject to reduction by the amount of any mortgages which are secured by the Properties (the "Loans") and certain adjustments and prorations. After the consummation of the Sale, the Partnership intends to liquidate and distribute to Unitholders (A) the net proceeds of the Sale after deducting the expenses of the Sale, (B) the net cash proceeds from the sale of the remaining Partnership assets after payment of all Partnership liabilities and (C) the payment by the General Partner of the General Partner's negative capital account balance. Based on the sum of items (A), (B) and (C) above and by dividing this amount by the number of Units issued and outstanding as of the Record Date, the General Partner currently estimates that such distribution will equal approximately $340 per Unit. There can, however, be no assurances that this will be the actual amount distributed to Unitholders. Furthermore, as more fully described under the caption entitled "LIQUIDATION OF PARTNERSHIP; DISTRIBUTION OF PROCEEDS," the actual amount distributed per Unit may vary from one Unitholder to another depending on the date of the Unitholder's admission to the Partnership.


         From  1985  through   1991,   the   Partnership   has  made   aggregate
distributions to the Unitholders of approximately $8,403,000 and $655,000 to the General Partner.

See "LIQUIDATION OF PARTNERSHIP; DISTRIBUTION OF PROCEEDS."


         This Statement, and the enclosed Consent Form are being first mailed to Unitholders of the Partnership on or about October 17, 1997.


         This Statement, including the Fairness Opinion and Summary Appraisal, attached hereto as Exhibits, contain important information which should be read before any decision is made with respect to the Solicitation. All statements in this Statement are qualified in their entirety by reference to the Fairness Opinion and Summary Appraisal. Unitholders are urged also to read the text of each of those documents.

         The General Partner of the Partnership recommends that Unitholders consent to the Sale, Transfer and the Liquidation.

         THIS SOLICITATION FOR CONSENT FORMS WILL EXPIRE AT 5:00 P.M. PACIFIC TIME, NOVEMBER 21, 1997, (THE "EXPIRATION DATE"), UNLESS EXTENDED BY THE GENERAL PARTNER IN ITS SOLE DISCRETION. CONSENT FORMS MAY BE REVOKED AT ANY TIME UNTIL THE EXPIRATION DATE, BUT MAY NOT BE REVOKED THEREAFTER.


         Questions and requests for assistance or additional copies of the Solicitation documents may be directed to The Arlen Group, (800) 891-4105; Facsimile Number (619) 686-2056.

                                              Rancon Realty Fund V
                                        a California Limited Partnership

                                                TABLE OF CONTENTS

DESCRIPTION OF THE TERMS OF THE SOLICITATION..................................................................1
         Purpose of Solicitation..............................................................................1
         Expiration Date; Extension; Amendment................................................................1
         Record Date; Requisite Consents......................................................................1
         Consent Procedures...................................................................................2
         Revocation of Instructions...........................................................................2
         No Dissenting Unitholders' Rights....................................................................3

DESCRIPTION OF THE SALE.......................................................................................3
         Background and Reasons for the Sale..................................................................3

DESCRIPTION OF THE TERMS OF THE PURCHASE AGREEMENT............................................................4
         Parties to the Purchase Agreement....................................................................5
         Properties Transferred...............................................................................5
         Purchase Price.......................................................................................5
         Liabilities..........................................................................................5
         Closing and Conditions to Closing....................................................................6
         Representations and Warranties.......................................................................6
         Indemnification......................................................................................6
         Nonconsummation of the Purchase Agreement:  Risk of Loss.............................................6
         Proration............................................................................................7
         Operation of the Properties Prior to Closing.........................................................7
         Condition of the Properties; Purchaser's Review of the Properties....................................7
         Regulatory Requirements..............................................................................7

FAIRNESS OF SALE..............................................................................................7
         General Partner Recommendation.......................................................................7
         Failure to Approve the Sale..........................................................................9
         Appraisals...........................................................................................9
         Summary of Methodology...............................................................................9
         Valuation Methodology -- Improved Properties Income Approach.........................................10
         Valuation Methodology -- Improved Properties -- Sales Comparison Approach............................10
         Valuation Methodology -- Unimproved Land.............................................................10
         Conclusions as to Value..............................................................................10
         Assumptions, Limitations and Qualifications of Appraisals............................................11
         Fairness Opinion from Stanger........................................................................11

TRANSFER OF GENERAL PARTNER'S INTEREST........................................................................13

LIQUIDATION OF PARTNERSHIP; DISTRIBUTION OF PROCEEDS..........................................................14
         Distribution of Proceeds.............................................................................14

BENEFITS OF THE SALE AND TRANSFER TO AND POSSIBLE CONFLICTS
         OF THE GENERAL PARTNER AND ITS AFFILIATES............................................................15

CERTAIN FEDERAL AND STATE INCOME TAX CONSEQUENCES OF THE SALE.................................................15
         General..............................................................................................15
         Taxation Prior to Liquidation........................................................................15
         Taxation of Liquidation..............................................................................16
         Capital Gains........................................................................................17
         Passive Loss Limitations.............................................................................17





         Certain State Income Tax Considerations..............................................................17
         Tax Conclusion.......................................................................................17

SELECTED FINANCIAL DATA.......................................................................................17

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF...............................................................18
         Outstanding Voting Securities; Record Date...........................................................18
         Security Ownership of Certain
         Beneficial Owners and Management ....................................................................18

MARKET FOR UNITS; DISTRIBUTIONS...............................................................................19

OTHER MATTERS.................................................................................................19

INCORPORATION BY REFERENCE....................................................................................19

CONSENT FORM REGARDING SALE OF ASSETS, TRANSFER AND LIQUIDATION...............................................20


Exhibit A:  Stanger Property Valuation.............................................................Exhibit A-1

Exhibit B:  Stanger Fairness Opinion...............................................................Exhibit B-1


Appendix A:  Financial Report on Form 10-K for Year Ended December 31, 1996.......................Appendix A-1

Appendix B:  Financial Report on Form 10-Q for Year Ended June 30, 1997...........................Appendix B-1

                  DESCRIPTION OF THE TERMS OF THE SOLICITATION

Purpose of Solicitation

         Upon the terms and subject to the conditions set forth in this Statement and in the accompanying Consent Form, the General Partner on behalf of the Partnership is soliciting consents from Unitholders for the purpose of approving the proposed Sale, the Transfer and the Liquidation. See "FAIRNESS OF THE SALE," "DESCRIPTION OF THE TERMS OF THE PURCHASE AGREEMENT," "DESCRIPTION OF THE SALE," "TRANSFER OF GENERAL PARTNER INTEREST," and "LIQUIDATION OF PARTNERSHIP; DISTRIBUTION OF PROCEEDS."

         The cost of preparing, assembling, printing and mailing this Statement and the enclosed Consent Form, and the cost of soliciting Consent Forms, will be borne by the Partnership. Solicitation of the Consent Forms will be made initially by mail. In addition to solicitation by mail, Consent Forms may also be solicited personally, by telephone, by facsimile or by telegraph by the director, officer or other regular employees of the General Partner and The
Arlen Group, the Soliciting Agent. No additional compensation will be paid to the director, officer or other regular employees of the General Partner for such services.

Expiration Date; Extension; Amendment

         This Statement is furnished in connection with the solicitation of Consent Forms by the General Partner to the Sale as contemplated by the Purchase Agreement, the Transfer and the Liquidation. This Solicitation for Consent Forms will expire at 5:00 P.M., Pacific Time, on the Expiration Date, unless extended by the General Partner in its sole discretion. The Partnership expressly reserves the right, in the sole discretion of the General Partner, (i) to extend the Expiration Date, from time to time, until the Requisite Consents (as defined below) have been obtained, and (ii) to amend, at any time or from time to time before the Requisite Consents are obtained, the terms of this Solicitation. As promptly as practicable following any such extension or amendment, notice thereof shall be given by the Partnership to each Unitholder in writing.

Record Date; Requisite Consents


         The Partnership has fixed the close of business on September 30, 1997, (the "Record Date"), as the Record Date for determining the Unitholders entitled to notice of and to consent to the Sale, the Transfer and the Liquidation. Only Unitholders on the Record Date or their duly designated proxies may execute and deliver a Consent Form. As of the Record Date, there were 99,765 Units outstanding held by approximately 12,880 holders of record. Holders of Units are entitled to one vote per Unit.


         The Sale, Transfer, and the Liquidation must be approved by at least a majority of the issued and outstanding Units (the "Requisite Consents") as required by the Partnership's Second Amended and Restated Agreement of Limited Partnership, as amended (the "Partnership Agreement").

         Units represented by "broker non-votes" (i.e., Units held in record name by brokers or nominees as to which (i) an executed Consent Form has not been received from the beneficial owners or persons entitled to Consent, (ii) the broker or nominee does not have discretionary voting authority under applicable rules or the instrument under which it serves in such capacity, or
(iii) the recordholder has indicated on the Consent Form or has otherwise notified the Partnership that it does not have authority to vote the Units with respect to the Sale, the Transfer and the Liquidation) will not be included in the vote totals, and therefore will have no effect on this Solicitation.

         If the Partnership fails to receive the Requisite Consents on or before the Expiration Date, or any extension thereof, then the Partnership will continue with its present objective of maximizing the return to Unitholders by actively managing and operating its Properties over a short holding period. In that event, the Partnership's Properties will be disposed of at an appropriate time while pursuing development opportunities for certain properties. See "DESCRIPTION OF THE SALE."

Consent Procedures

         UNITHOLDERS WHO DESIRE TO CONSENT TO THE SALE, THE TRANSFER AND THE LIQUIDATION SHOULD SO INDICATE BY MARKING THE APPROPRIATE BOX ON THE CONSENT FORM INCLUDED HEREWITH, AND COMPLETING, SIGNING, DATING AND DELIVERING THE CONSENT FORM TO THE ARLEN GROUP BY MAIL IN THE SELF-ADDRESSED, POSTAGE-PAID ENVELOPE ENCLOSED FOR THAT PURPOSE, BY OVERNIGHT COURIER OR BY FACSIMILE AT THE ADDRESS OR FACSIMILE NUMBER SET FORTH ABOVE AND ON THE CONSENT FORM, ALL IN ACCORDANCE WITH THE INSTRUCTIONS CONTAINED HEREIN AND THEREIN. A UNITHOLDER MUST CONSENT TO EACH OF THE SALE, THE PURCHASE AGREEMENT, THE TRANSFER AND THE LIQUIDATION IF IT WISHES TO GRANT ITS CONSENT.

         All Consent Forms that are properly completed, signed and delivered to the Partnership and not properly revoked (See "Revocation of Instructions" below) prior to the Expiration Date, will be given effect in accordance with the specifications thereof. If a Consent Form is delivered and none of the "CONSENT" nor the "DOES NOT CONSENT" nor the "ABSTAIN" box is marked with respect to the Sale, the Transfer and the Liquidation, but the Consent Form is otherwise properly completed and signed, the Unitholder will be deemed to have consented to each of the Sale, the Transfer and the Liquidation.

         Consent Forms should be executed in exactly the same manner as the name(s) in which ownership of the Units is registered. If the Units to which a Consent Form relates are held by two or more joint holders, all such holders should sign the Consent Form. If a Consent Form is signed by a trustee, partner, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary, agency or representative capacity, such person must so indicate when signing and must submit with the Consent Form evidence satisfactory to the Partnership of authority to execute the Consent Form.

         The execution and delivery of a Consent Form will not affect a Unitholder's right to sell or transfer the Units. All Consent Forms received by the Partnership (and not properly revoked) prior to the Expiration Date will be effective notwithstanding a record transfer of such Units subsequent to the Record Date, unless the Unitholder revokes such Consent Form prior to 5:00 P.M., Pacific Time, on the Expiration Date by following the procedures set forth under "Revocation of Instructions" below.

         All questions as to the validity, form and eligibility (including time of receipt) regarding the consent procedures will be determined by the General Partner in its sole discretion, which determination will be conclusive and binding. The Partnership reserves the right to reject any or all Consent Forms that are not in proper form. The Partnership also reserves the right to waive any defects, irregularities or conditions of delivery as to particular Consent Forms. Unless waived, all such defects or irregularities in connection with deliveries of Consent Forms must be cured within such time as the General Partner determines. Neither the General Partner nor any of its affiliates or any other persons shall be under any duty to give any notification of any such defects or irregularities or waivers, nor shall any of them incur any liability for failure to give such notification. Deliveries of Consent Forms will not be deemed to have been made until any irregularities or defects therein have been cured or waived. The interpretations of the terms and conditions of this Solicitation by the General Partner shall be conclusive and binding.

Revocation of Instructions

         Any Unitholder who has delivered a Consent Form to the Partnership may revoke the instructions set forth in such Consent Form by delivering to the General Partner a written notice of revocation prior to 5:00 P.M., Pacific Time, on the Expiration Date. In order to be effective, a notice of revocation of the instructions set forth in a Consent Form must (i) contain the name of the person who delivered the Consent Form, (ii) be in the form of a subsequent Consent Form marked either as "CONSENT" or "DOES NOT CONSENT" or "ABSTAIN," as the case may be, (iii) be signed by the Unitholder thereof in the same manner as the original signature on the Consent Form, and (iv) be received by the General Partner prior to 5:00 P.M., Pacific Time, on the Expiration Date at its address set forth on the Consent Form. A purported notice of revocation that lacks any of the required information, is dispatched to an improper address or is not received in a timely manner will not be effective to revoke the instructions set forth in a Consent Form previously given. A revocation of the instructions set forth in a Consent Form can only be accomplished in accordance with the foregoing procedures. No Unitholder may revoke the instructions set forth in a Consent Form after 5:00 P.M., Pacific Time, on the Expiration Date.

No  Dissenting Unitholders' Rights

         Under the California Uniform Limited Partnership Act and under the Partnership Agreement, Unitholders do not have dissenter's appraisal rights in connection with the Sale and the Purchase Agreement.

Suspension of Transfers of Units

         Pending completion of the consent process, the General Partner has suspended the transfer of Units by Unitholders.


                             DESCRIPTION OF THE SALE

Background and Reasons for the Sale

         Prior to 1995, the Partnership's business strategy was to hold its Properties for future development and operation. In 1995, the Partnership modified its strategy to focus on eventual disposition of its Properties while pursuing development opportunities for certain sites.

         At its inception in 1986, the Partnership estimated that its Properties would be developed and sold after a period of seven years of ownership after completion of development or construction. The Partnership purchased one Property which it sold and used the proceeds of that sale and proceeds from its offering of Units to develop commercial offices, restaurant, retail, hotel, transportation and light industrial facilities, primarily in the Tri-City Corporate Center of San Bernardino, California and in Ontario, California.

         After acquisition and development of some of its Properties, the Partnership's Properties experienced a decrease in market value due to a substantial weakening of the markets for commercial real estate in the Inland Empire area of California, where the majority of the Partnership Properties are located and in the United States real estate markets in general. Although the markets in which the Partnership Properties are located and real estate markets in general have improved from the bottom of the cycle, these markets have proven to be volatile over time. Furthermore, it is an appropriate time for the sale of the Partnership's Properties because (1) the operations of all the improved Properties are relatively stable; (2) the real estate capital markets are active; (3) development of the majority of the Partnership's unimproved properties cannot be done on an economical basis for several years, and (iv) the administrative costs of operating the Partnership have increased as a percentage of such assets having the effect of reducing such assets.

         In December  1994,  Rancon  Financial  Corporation  ("RCF"),  a general partner of the Partnership, entered into an agreement with Glenborough Inland Realty Corporation ("GIRC"), whereby RFC sold to GIRC, for the assumption of $1,715,000 of RFC's debt and approximately $4,466,000, the contract to perform the rights and responsibilities under RFC's agreement with the Partnership and other related Partnerships (collectively, "the Rancon Partnerships") to perform or contract on the Partnership's behalf for financial, accounting, data processing, marketing, legal, investor relations, asset and development management and consulting services for the Partnership for a period of ten years or to the liquidation of the Partnership, whichever comes first. Under the contract, the Partnership was required to pay GIRC for its services as follows:
(i) a specified asset administration fee of $967,000 per year, which is fixed for five years subject to reduction in the year following the sale of assets;
(ii) sales fees of 2% for improved properties and 4% for land (which is not payable in connection with the Sale); (iii) a refinancing fee of 1% and (iv) a management fee of 5% of gross rental receipts. When Glenborough's REIT was formed on December 31, 1995, GIRC was merged into Glenborough Corporation ("GC"), in which Glenborough also held, and continues to hold, 100% of the non-voting preferred stock. As part of this agreement, GIRC performed (and GC now performs) certain responsibilities for the General Partner of the Rancon Partnerships and RFC agreed to cooperate with GIRC, should GIRC attempt to obtain a majority vote of the limited partners to substitute itself as the Sponsor for the Rancon Partnerships. The compensation payable to GIRC under the agreement will terminate when the Sale, Transfer and Liquidation are completed. None of GIRC, GC or Glenborough is an affiliate of RFC.

         RFC entered into the transaction with Glenborough described above, when it determined to sell that portion of its business relating to investor relations services, property management services and asset management services, and those services are now rendered to the Partnership, eight other related partnerships and third parties by Glenborough.

         In late 1994, during negotiations of the agreement described above, Glenborough proposed that the Partnership contribute its properties to Glenborough's real estate investment trust ("REIT") then being formed, in return for securities of the new REIT. The Partnership elected not to do so because of the risk of investing in a startup REIT. In addition, by contracting with GIRC to perform services, the Partnership would establish a relationship to determine its performance as a manager. Finally, the Partnership was of the opinion that the bottom of the real estate cycle was near and did not want to consider a sale until the cycle moved in a positive direction. Approximately 18 months later, Glenborough's REIT has begun operations and its stock had begun trading, and Glenborough once again proposed to acquire the Partnership's properties in exchange for securities of the REIT. For the same reasons stated above, the Partnership again declined Glenborough's proposal.

         In April 1997, Glenborough again proposed to acquire the Partnership's properties, but this time for cash rather than securities. For this reason, and because the partnership's general partner believed that the real estate cycle had moved in a positive direction, it requested that Glenborough submit a formal proposal.

         In May 1997, an offer was made to buy the Properties for $42,600,000 in cash, subject to obtaining a fairness opinion as to the terms and conditions of the Sale from the financial point of view of the Unitholders.

         In June 1997, the Partnership and the Purchaser executed a letter of intent setting forth an agreement in principle on the terms and conditions of the Sale.

         In July 1997, the Partnership received an appraisal that the fair market value of the Properties was $44,765,000. Following receipt of the appraisal, the Partnership made a counter-offer to Glenborough to sell the properties for a price equal to the appraised fair market value. Glenborough accepted the counter-offer.


         On September 30, 1997, the Partnership and the Purchaser entered into the Purchase Agreement. Under the terms of the Purchase Agreement, the Purchaser will purchase all of the real estate assets of the Partnership for an aggregate Purchase Price of $44,765,000 to be paid in the form of cash and/or assumption of debt.



               DESCRIPTION OF THE TERMS OF THE PURCHASE AGREEMENT

         The following is a summary of the material terms of the Purchase Agreement, dated as of September 30, 1997. This summary does not purport to be complete. A complete copy of the Purchase Agreement will be forwarded to each Unitholder, at no cost to the Unitholder, upon request. Capitalized terms used but not defined have the meaning ascribed to them in the Purchase Agreement.

Parties to the Purchase Agreement

         The Purchase Agreement has been entered into between the Partnership, as the seller, and the Purchaser, as purchaser. Pursuant to the Purchase Agreement, the Partnership has agreed to sell all of its Properties to the Purchaser.

         The Partnership is a California limited partnership with its principal executive office at 27740 Jefferson Avenue, Temecula, California 92590; Telephone Number (909) 676-6664. For a description of the Partnership and the Properties see the Partnership's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, (the "Partnership's 10-K"), and the Partnership's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997, (the "Partnership's 10-Q"), copies of which are being mailed to Unitholders together with this Statement and are incorporated herein by reference.

         The Purchaser is a Maryland corporation and a California limited partnership, with an address at 400 South El Camino Real, San Mateo, California 94402-1708; Telephone Number: (415) 343-9300. The Purchaser is a self-administered and self-managed real estate investment trust with a diversified portfolio of properties including industrial, office, multi-family, retail and hotel properties. In addition, two associated companies of Purchaser control similarly diversified portfolios. Combined, the portfolios encompass approximately 11 million square feet and are spread among 26 states throughout the country.

Properties Transferred

         The Purchase  Agreement  provides  that at the closing of the Sale (the
"Closing") the Partnership will transfer and convey to the Purchaser all of the Properties of the Partnership, which consist of approximately 145 acres of undeveloped land and improved properties of approximately 721,949 square feet.


                                              Property                  Square
            Property Name                       Type                    Footage                Acres
----------------------------------------------------------------------------------------------------------
Income Producing
         Bally's Total Fitness          Retail                           25,000                         -
         Carnegie Business Center II    Office/R&D                       50,804                         -
         Lakeside Tower                 Office                          112,717                         -
         One Carnegie Plaza             Office                          107,276                         -
         One Parkside                   Office                           70,069                         -
         Outback Restaurant             Retail                           6,500                          -
         Rancon Center Ontario          Office                          245,000                         -
         Santa Fe Railway Building      Office                           36,288                         -
         Two Carnegie Plaza             Office                           68,295                         -


Land
         Three Carnegie                 Land                               -                         3.48
         East Lake Office Pad           Land                               -                         2.02
         West Lake Office Pad           Land                               -                         2.02
         Brier Business Center II       Land                               -                         5.20
         East Lake Restaurant Pad       Land                               -                         0.27
         Harriman Plaza                 Land                               -                         1.57
         South Palm Court Pad 3         Land                               -                          .58
         Two Parkside                   Land                               -                         2.05
         West Lakeside Tower            Land                               -                         2.09
         East Lakeside Tower            Land                               -                         1.66
         Perris 83 (Nuevo)              Land                               -                        60.41
         Perris 24 (Ethanac)            Land                               -                        23.76
         Ontario                        Land                               -                        41.02

         The Purchaser is not acquiring any of the accounts receivable relating to the Properties existing as of the Closing Date or cash reserves or other similar assets of the Partnership such as prepaid expenses, if any. The net cash proceeds from the sale of the remaining Partnership assets after payment of the Partnership's liabilities will be distributed to Unitholders along with the net proceeds of the Sale (after deducting expenses of the Sale, the amount of mortgage loans on the Properties ("Loans")) and the payment by the General Partner of the amount of the General Partner's negative capital account balance. See "TRANSFER OF THE GENERAL PARTNER INTEREST" and "LIQUIDATION OF PARTNERSHIP; DISTRIBUTION OF PROCEEDS."

Purchase Price

         The Purchase Price for the Properties is $44,765,000, $480,000 of which has been deposited by the Purchaser in escrow as earnest money with Chicago Title Insurance Company, and the remainder of which will be paid in cash, reduced by Loans and certain adjustments and prorations at the Closing. The Partnership will pay for the Fairness Opinion, Appraisals, filing fees, legal fees and similar expenses, which the General Partner estimates to be approximately $310,000.

Liabilities

         The Purchaser will assume all obligations of the Partnership relating to the Properties, including obligations under leases, and may assume the Loans on the Properties at the Closing.

Closing and Conditions to Closing

         The Purchase Agreement provides that the Closing will occur on the first day that is not less than five days after the date the Partnership has received the approval of the Partnership's Unitholders to the Sale and the Transfer (the "Closing Date").


         Under the Purchase Agreement, the consummation of the Sale is subject to the satisfaction of, among others, the following conditions: (i) the approval of the Sale and the Liquidation by Daniel L. Stephenson, as the individual general partner and as the Director of Rancon Financial Corporation (which approvals were given on September 30, 1997), (ii) the requisite approval by the Partnership's Unitholders of the Sale and the Transfer, (iii) the Partnership's receipt of the Fairness Opinion and Appraisal, (iv) the Purchaser's approval of title to the Properties, (v) that the physical condition of the Properties at Closing shall be substantially the same, wear and tear excepted as when the Purchase Agreement was executed, and (vi) the delivery by the Partnership to the Purchaser of appropriate instruments of conveyance and certain documents relating to the Properties.


Representations and Warranties

         The Purchase Agreement contains representations and warranties with respect to the Partnership and the Properties which are generally customary in a transaction of this type and relate to, among other things, (i) due organization and authority to enter into the Purchase Agreement, (ii) the absence of any conflicts under the documents to which it is a party and violation of agreements and organizational documents by which it is formed, (iii) the absence of legal proceedings, government investigation and violations of law, (iv) environmental matters, (v) title matters, and (vi) the status of the Loans.

         The Purchaser's representations and warranties relate to, among other things, (i) due organization and ability to perform its obligations under the Purchase Agreement, (ii) the absence of conflicts under any documents to which it is a party and violation of agreements and organizational documents by which it is formed, and (iii) no litigation is pending or threatened against the Purchaser that might materially and detrimentally affect the ability to perform its obligations under the Purchase Agreement.

Indemnification

         The Partnership and the Purchaser have agreed to indemnify each other from and against all costs, charges and expenses related to the breach of any of the representations and warranties they have made in the Purchase Agreement.

         The Partnership has agreed to indemnify the Purchaser from and against all costs, charges and expenses related to the operation of the Properties (other than as a consequence of acts or omissions of Purchaser), or failure to perform any obligation under the Loan Documents prior to the Closing Date.

         The Purchaser has agreed to indemnify the Partnership from and against all costs, charges and expenses related to the ownership, management and operation of the Properties and the payment of the Loans after the Closing Date.

Nonconsummation of the Purchase Agreement:  Risk of Loss

         If there is any damage or destruction to, or condemnation of, any Properties as to which the cost of repair or the value of the portion taken exceeds $447,650.00, the Purchaser may, at its option, within twenty days of receiving notice thereof, elect to (i) terminate the Purchase Agreement as to the damaged or condemned Property which would then reduce the Purchase Price by the fair market value of the damaged or condemned Property, or (ii) consummate the acquisition of the Property for all of the consideration provided the Purchaser is given a credit against the consideration equal to the amount of any insurance proceeds or condemnation awards collected by the Partnership as a result of such loss. If any damage or destruction or condemnation of any of the Properties does not exceed $447,650.00, the Purchaser must purchase the Properties but will receive as a credit against the Purchase Price in an amount equal to the insurance proceeds or condemnation awards provided and the Loan does not result in a default because of such loss or condemnation.

         If the Sale is not consummated for a reason other than a default by the Partnership or the Purchaser, then the earnest money shall be returned to the Purchaser with interest thereon, and the Partnership and Purchaser shall each bear one-half of any escrow cancellation charges.

         If the Sale is not consummated as a result of a default by the Partnership, the Purchaser may terminate the Agreement and the earnest money and interest thereon shall be returned to it and the Partnership shall pay all the title, escrow, legal and inspection fees incurred by the Purchaser, or the Purchaser may continue the Purchase Agreement pending the Purchaser's action for specific performance and/or damages.

         If the Sale is not consummated as a result of a default by the Purchaser, the Purchaser shall pay all escrow cancellation charges and the earnest money deposit of $480,000, plus interest thereon will be paid to the Partnership as liquidated damages and the Partnership will not have any further remedies. If that occurs, the Partnership will distribute the $480,000 (after deducting expenses incurred by the Partnership in respect of the Sale) to Unitholders, and will continue with its present objective of disposing of the Properties at an appropriate time while pursuing development opportunities for certain Properties. See "DESCRIPTION OF THE SALE."

Proration

         All prorations shall be calculated as of 12:01 A.M. on the first day of the month that the Sale closes.

Operation of the Properties Prior to Closing

         Prior to the Closing, the Partnership shall operate and maintain the Properties in substantially the same manner as they were operated prior to the execution of the Purchase Agreement provided, however, that without the prior written approval of the Purchaser, the Partnership shall not execute, renew or terminate any lease or modify or waive any material term of any lease; enter into any contract with respect to the property requiring payments to be made by the Partnership in excess of $5,000 per year, or waive or modify any Loan Documents.

Condition of the Properties; Purchaser's Review of the Properties

         The Purchaser shall have the right to contact and interview Tenants and inspect the surveys, title, use and zoning matters with respect to each of the Properties. Purchaser shall have fifteen days after the receipt of the foregoing materials to approve or disapprove of the due diligence materials. If the Purchaser does not approve such materials, the Purchase Agreement may be terminated and the Purchaser will be entitled to all amounts paid for earnest money and any interest thereon.

Regulatory Requirements

         There are no federal or state regulatory requirements which must be complied with, nor are there any such governmental consents or approvals that must be obtained, other than the approval of the Unitholders solicited by this Statement, in connection with the Sale and the other transactions contemplated by the Purchase Agreement. There are certain regulatory requirements under the laws of the State of California which must be complied with in connection with the Liquidation, principally the winding up of the affairs of the Partnership and the filing of a Certificate of Cancellation (canceling the Partnership's Certificate of Limited Partnership) with the Secretary of State of California in accordance with the California Uniform Limited Partnership Act. These regulatory requirements will be complied with at the time of the Liquidation.


                                FAIRNESS OF SALE

General Partner Recommendation

         Daniel L. Stephenson, as the individual general partner and as the Director of Rancon Financial Corporation has approved the Sale to the Purchaser pursuant to the Purchase Agreement and the Liquidation, and directed that the Sale, Transfer, and the Liquidation be submitted to the Partnership's Unitholders for consent with the recommendation that Unitholders consent. The principal factors taken into consideration in approving the Sale, Purchase Agreement and the Liquidation and in recommending that Unitholders consent thereto were:

         (i) The Purchase Price was achieved by arm's length negotiations and is equal to the Properties' Appraised Value;

         (ii) The Fairness Opinion of Robert A. Stanger & Co., Inc. ("Stanger") that the consideration offered to the Partnership in connection with the Sale is fair to the Partnership and the Unitholders from a financial point of view;

         (iii) Prior to entering into the Purchase Agreement, the General Partner determined that the Purchaser has a reputation for completing purchases it contracts to make and for doing so in a timely and expeditious manner;

         (iv) The terms and conditions of the Purchase Agreement described under "Description of the Terms of the Purchase Agreement," in particular: (a) the Purchaser's obligations are not subject to obtaining financing; (b) the Purchaser will forfeit its $480,000 earnest money deposit if it fails to consummate the Sale other than for the due diligence reasons discussed under "Description of the Terms of the Purchase Agreement"; and (c) it is unlikely that there will be any significant adjustment to the Purchase Price because the Purchaser had early access to information and because of the timing of the due diligence review;

         (v) No brokerage commissions are required to be paid by the Partnership in connection with the Sale therefor providing higher net proceeds to the Unitholders;

         (vi) Selling all of the Properties at one time will result in lower aggregate Sale costs;

         (vii) Selling all of the Properties at one time will eliminate the need for the Partnership to incur the ongoing administrative and other expenses of continuing to operate the Partnership and certain Properties during an extended sales period;

         (viii) Selling the Properties at one time provides certainty as to the sales price of the Properties, whereas selling the Properties over a period of time would not provide such certainty;

         (ix) The Sale and Liquidation will result in the more accelerated return of capital to the Unitholder; and

         (x) The Sale and Liquidation is anticipated to result in the opportunity for the Unitholders to receive their final Schedules K-1 for the fiscal year 1997 and avoid future inconvenience and expense from the requirement to reflect such schedules in their federal income tax returns in subsequent years.

         The General Partner considered the following additional factors with respect to the disposition of the Properties in general:

         (i) The fact that the Properties have been held longer than their originally anticipated holding period;

         (ii) The General Partner's belief that current market conditions are favorable for a sale of the Properties due to the favorable interest rate environment, the increased availability of investor capital and the improvement in certain of the marketplaces in which the Partnership's Properties are located.

         (iii) The liquidity the Sale will provide to Unitholders that the retention of Units does not provide. At present, there is no established public trading market for Units and liquidity is limited to sporadic sales that occur within an informal secondary market and pursuant to occasional tender offers for Units.

         (iv) The level of distributions to the Unitholders (which have been lower than originally anticipated; no distributions have been made for five years); and

         (v) Retaining the Properties will continue to subject the Partnership to the risks inherent in the ownership of property such as the development of properties, fluctuations in occupancy rates, operating expenses and rental rates, which in turn may be affected by general and local economic conditions, the supply and demand for properties of the type owned by the Partnership and federal and local laws and regulations affecting the ownership and operation of real estate.

         The primary disadvantages of disposing of the Properties pursuant to the Sale are as follows:

         (i) The Partnership will not benefit from possible improvements in economic and market conditions which could produce increased cash flow and enhance the sales price of the Properties. The concern in continuing to hold the Properties in an improving market is that the market conditions which led to this improvement may encourage an increasing supply of new properties (including development of certain of the Partnership's Properties) which could eventually lead to oversupply of the Properties and weakening of prices;

         (ii) The sales of all the Properties at one time may not result in as high a sale price as if they were sold individually; and

         (iii) Unitholders who purchased their Units during the initial public offerings of the Units may not receive aggregate distributions, including distributions from the Sale, equal to the money that they originally invested in the Partnership. See "CERTAIN FEDERAL AND STATE INCOME TAX CONSEQUENCES OF THE SALE -- Taxation Prior to Liquidation."

         For the foregoing reasons, the General Partner of the Partnership has approved the Sale, and the Liquidation and recommends that Unitholders consent to the Sale, Transfer and the subsequent Liquidation.

Failure to Approve the Sale

         If the Unitholders fail to approve the Sale, Transfer and Liquidation, the Partnership will continue to operate the Properties and attempt to sell the Properties in single or multiple sales and develop properties deemed developable.

Appraisals

         In determining the fairness of the Sale, the General Partner has relied in part upon appraisals (a summary of which is attached hereto as Exhibit "A" and incorporated herein by this reference) prepared by Stanger to establish the fair market value ("Appraised Value") of the Partnership's Properties and such Appraised Values were utilized in establishing whether the Purchase Price offered by the Purchaser constitutes fair consideration in exchange for such Properties. In preparing the Appraisals, Stanger was engaged to determine the fair market value of the Properties without taking into account the specific financial interest of any person. Stanger's Appraisals were certified by an MAI appraiser.

         Stanger has substantial experience and expertise in assessing the value of real estate, having prepared real estate appraisals for over 10 years and having appraised or rendered confirming opinions of value for a variety of clients real estate assets with a value of over $10 billion. Furthermore, the General Partner believes that the use of a single independent appraiser, applying consistent methodology and criteria in assessing the value of the Partnership's Properties, increased the likelihood that the value of such assets would be determined on a fair, consistent and unbiased basis.

Summary of Methodology

         Appraisers typically consider three approaches to value: the cost approach, the market data or sales comparison approach, and the income approach. The market data or sales comparison approach involves a comparative analysis of the subject property with other similar properties that have sold recently or that are currently offered for sale in the market. The income approach involves an economic analysis of the property based on its potential to provide future net annual income.

         Pursuant to the request of the Partnership, the Appraisals were performed using the income approach and sales comparison approach for
income-producing   properties  and  the  sales  comparison   approach  for  land
properties.


Valuation Methodology -- Improved Properties -- Income Approach. Stanger's valuation has been based in part upon information supplied to it by the Purchaser, as the manager of the Properties, and the Partnerships, including but not limited to: rent rolls, building reports; lease information; financial schedules of current lease rates, income, expenses, cash flow and related financial information; property descriptive information; prior appraisals; and, where appropriate, proposed sales terms, sales agreements and supporting documentation. Stanger relied upon such information and assumed that the information provided by Purchaser and the Partnership was accurate and complete and did not attempt to independently verify such information.

         Stanger also interviewed and relied upon Purchaser's management personnel to obtain information relating to the condition of each property, including any deferred maintenance, capital budgets, environmental conditions, status of on-going or newly planned property additions, reconfiguration, improvements, and other factors affecting the physical condition of the property improvements.

         Stanger also interviewed Purchaser's management personnel regarding competitive conditions in property markets, trends affecting the properties, certain lease and financing factors, and historical and anticipated lease revenues and expenses. Stanger also reviewed historical operating statements for each of the properties.

         Based on the lease and market rent analysis, rental revenue projections were developed for each income-producing property based on the terms of existing leases and based on an analysis of market rents and historical rents achieved at the property.

         Expenses were analyzed based upon a review of actual expenses for 1995 and 1996. Stanger also reviewed 1997 budgeted expenses and published data on expenses for comparable properties.

         In its income approach analysis, Stanger utilized a ten year discounted cash flow analysis. To determine residual value, year eleven net operating income estimate was capitalized. The residual value was discounted, after deducting appropriate sales expenses to a present value. The discount rate employed was based on current acquisition criteria and target rates of return among commercial property investors.

Valuation Methodology -- Improved Properties -- Sales Comparison Approach. Based upon actual and proposed sales transactions identified in the respective Properties' region, indices of value for the Properties were derived considering the respective Properties' age, location and other factors. The indices of value included price per square foot. The indices of value were applied to the Properties to estimate value in accordance with the Sales Comparison Method. Price per square foot as estimated by reference to comparable sales transactions was multiplied by the rentable square footage of the respective Properties to derive an estimate of value.

Valuation Methodology -- Unimproved Land. Since certain of the Properties are unimproved land, Stanger has estimated the value of the fee simple interest in the Land based on the Sales Comparison Approach, and has not utilized the Income or Cost Approaches to valuation.

         The Sales Comparison Approach utilizes indices of value derived from actual or proposed sales of comparable properties to estimate the value of the subject Land. For land valuations, a unit of comparison typically analyzed for similar properties, price per square foot of land or price per buildable square foot, was utilized in applying the Sales Comparison Approach to the subject Property.

         In conducting the property valuation, representatives of Stanger performed site inspection of the Properties in June, 1997. In the course of each Property site visit, the information on the local market was gathered. Information gathered during the site inspection was supplemented by a review of published information concerning economic, demographic and real estate trends in the subjects' market.

Conclusions as to Value

         Based upon the review as described above, it is Stanger's opinion that the market value of the leased fee interests or fee simple interests in the Properties as of June 30, 1997, is:

Property Name                                                     Value
-------------                                                     -----
Bally's Total Fitness                                        $3,200,000
Carnegie Business Center II                                   1,800,000
Lakeside Tower                                                8,800,000
One Carnegie Plaza                                            5,500,000
One Parkside                                                  5,200,000
Outback Restaurant                                              840,000
Rancon Center Ontario                                         4,700,000
Santa Fe Railway Building                                     2,500,000
Two Carnegie Plaza                                            4,000,000
Three Carnegie                                                  460,000
East Lake Office Pad                                            800,000
West Lake Office Pad                                            800,000
East Lake Restaurant Pad                                        270,000
Brier Business Center II                                        215,000
Harriman Plaza                                                  170,000
South Palm Court Pad 3                                          180,000
Two Parkside                                                    285,000
West Lakeside Tower                                             280,000
East Lakeside Tower                                             280,000
Perris 83 (Nuevo)                                               145,000
Perris 24 (Ontario)                                             775,000
Ontario                                                       3,565,000
                                                            -----------
         TOTAL                                              $44,765,000
                                                            ===========


Assumptions, Limitations and Qualifications of Appraisals

         Stanger utilized certain assumptions to determine the appraised value of the portfolios under the income approach. See Exhibit A for a discussion of the specific assumptions, limitations and qualification of the Appraisals.

         The Appraisals reflect Stanger's valuation of the real estate portfolios of the Partnerships as of June 30, 1997, in the context of the information available on such date. Events occurring after June 30, 1997, and before the Closing of the Sale could affect the Properties or assumptions used in preparing the Appraisals. Stanger has no obligation to update the Appraisals on the basis of subsequent events. In connection with preparing the Appraisals, Stanger was not engaged to, and consequently did not, prepare any written report or compendium of its analysis for internal or external use beyond the analysis set forth in Exhibit A. Stanger will not deliver any additional written summary of the analysis.

Fairness Opinion from Stanger

         Stanger was engaged by the General Partner on behalf of the Partnership, to provide an opinion as to the fairness to the limited partners of the Partnership from a financial point of view of the consideration to be received in the Sale. The full text of the fairness opinion, which contains descriptions of the assumptions and qualifications made, matters considered and limitations on the review and opinion, is set forth in Exhibit B to this Statement and should be read in its entirety. Certain of the material assumptions, qualifications and limitations to the fairness opinion are set forth below. The summary set forth below does not purport to be a complete description of the analysis used by Stanger in rendering the fairness opinion. Arriving at a fairness opinion is a complex analytical process not necessarily susceptible to partial analysis or amenable to summary description.

         In connection with its analysis, Stanger made certain assumptions, described more fully below, which the General Partner and the Partnership advised Stanger it would be reasonable to make. The General Partner and the Partnership imposed no conditions or limitations on the scope of Stanger's investigation or with respect to the methods and procedures to be followed in rendering the fairness opinion. The General Partner and the Partnership have agreed to indemnify Stanger against certain liabilities arising out of its engagement to render financial advisory services and to prepare and deliver the fairness opinion.

         Experience of Stanger. Stanger, founded in 1978, has provided information, research, investment banking and consulting services to clients located throughout the United States, including major New York Stock Exchange member firms and insurance companies and over 70 companies engaged in the management and operation of partnerships and real estate investment trusts. The investment banking activities of Stanger include financial advisory services, asset and securities valuations, industry and company research and analysis, litigation support and expert witness services, and due diligence investigations in connection with both publicly registered and privately placed securities transactions.

         Stanger, as part of its investment banking business, is regularly engaged in the valuation of business and their securities in connection with mergers, acquisitions, reorganizations and for estate, tax, corporate and other purposes. In particular, Stanger's valuation practice principally involves partnerships, partnership securities and the assets typically owned through partnerships including, but not limited to, real estate, oil and gas reserves, cable television systems and equipment leasing assets.

         Summary of Materials Considered. In the course of Stanger's analysis to render its opinion regarding the Transaction, Stanger: (i) reviewed the consent solicitation statement (the "Statement") relating to the Sale; (ii) reviewed historical operating statements for each income producing property for the two years ended December 31, 1996, and the six months ended June 30, 1997; (iii) reviewed the current rent roll, occupancy report and quoted rents at each income producing property; (iv) conducted a site inspection of each Property; (v) reviewed the most recent property tax assessment for each Property; (iv) reviewed the master summary appraisal report prepared by Stanger, as of June 30, 1997, for the Properties; (vii) reviewed the letter of intent between the Partnership and Glenborough; (viii) reviewed the operating history and financial statements of the Partnership for the years ended December 31, 1995, and 1996 as summarized on Forms 10-K filed with the Securities & Exchange Commission (the "SEC") and for the quarter ended March 31, 1997, as summarized on Form 10-Q as filed with the SEC; (ix) conducted such other studies, analyses and inquiries Stanger deemed appropriate.

         Summary of Analysis. Stanger observed that the purchase price paid is equal to the appraised value of the real estate assets as of June 30, 1997, and that no sales commission will be paid in connection with the transaction. Such sales commissions can range from 2% to 5% of sales price, depending upon the total value of assets sold in a single transaction. Stanger further observed that the purchase price paid in the transaction ($44,765,000) exceeds the amount included in the original letter of intent of ($42,600,000) by $2,165,000 or 5.1%.

         Conclusions. Based on the foregoing, Stanger concluded that, based upon its analysis and assumptions, and as of the date of the fairness opinion, the consideration to be received in the Sale is fair to the limited partners of the Partnership from a financial point of view.

         Assumptions. In evaluating the Transaction, Stanger relied upon and assumed, without independent verification, the accuracy and completeness of all financial and other information contained in the Statement or that was furnished or otherwise communicated to Stanger. Stanger did not perform an independent appraisal of the non-real estate assets and liabilities of the Partnership and relied upon and assumed the accuracy of the information provided. Stanger also relied on the assurances of the General Partner, the Partnership and
Glenborough, as property manager, that any financial statements, proforma statements or adjustments contained in the Statement or otherwise provided to Stanger were reasonably prepared on a basis consistent with actual historical experience and reflect the best currently available estimates and good faith judgments; that no material changes have occurred in the value of the properties or the information reviewed between the date of the appraisal and the date of the opinion; and that the General Partner, the Partnership and Glenborough are not aware of any information or facts that would cause the information supplied to Stanger to be incomplete or misleading in any material respect.

         In connection with preparing the fairness opinion, Stanger was not engaged to, and consequently did not, prepare any written report or compendium of its analysis for internal or external use beyond the analysis set forth in Exhibit B. Stanger does not intend to deliver any additional written summary of its analysis.

         Compensation and Prior Relationships. For preparing the fairness opinion in connection with the Transaction, Stanger is being paid a fee of $120,000 by the Partnership. For the appraisal services, Stanger was paid a fee equal to

$60,000, plus certain reimbursements for out-of-pocket expenses for travel. An affiliated partnership paid Stanger a fee of $130,000 for preparing a fairness opinion and $65,000 for appraisal services. In addition, Stanger will be reimbursed for certain out-of-pocket expenses, including legal fees, and will be indemnified against certain liabilities including certain liabilities under the Federal securities laws.

         Stanger has provided financial advisory services and appraisal services to Glenborough Realty Trust Incorporated and affiliates during the past three years as follows: (i) Stanger appraised the real estate assets and issued opinions regarding the fairness of the allocation of shares in Glenborough Realty Trust Incorporated to Partnerships affiliated with Glenborough, at the time of formation of Glenborough in January 1996 for which Stanger was paid $600,000, plus reimbursement of certain out-of-pocket expenses; (ii) Stanger was paid a finders fee in connection with the acquisition by Glenborough of certain rights to management contracts of Rancon Financial Corporation for which Stanger was paid a fee equal to $350,000 by Glenborough; (iii) Stanger was engaged by Trust Realty Advisors and affiliates in connection with a sale of certain assets to Glenborough in 1996 for which Trust Realty Advisors and affiliates, an entity not previously affiliated with Glenborough, paid Stanger a fee equal to $165,000 for opinions regarding the fairness of the allocation of consideration in the transaction; (iv) during 1995 and 1996, Glenborough and certain Rancon Partnerships (including the Partnership) retained Stanger to appraise approximately thirty real estate assets. The aggregate fees paid to Stanger approximated $200,000 plus out-of-pocket expenses; (v) Stanger was engaged by entities affiliated with Ellis & Lane, an entity not previously affiliated with Glenborough, to represent such entities in the sale or disposition of assets. Such Ellis & Lane assets were sold or contributed to Glenborough in April 1997 and Stanger was paid a fee equal to approximately $430,000; (vi) in February 1997, Stanger was engaged by Glenborough to represent Glenborough in the acquisition of a real estate portfolio owned by partnerships affiliated with T. Rowe Price for which Glenborough has agreed to pay Stanger a fee equal to $1,000,000 upon the closing of such transaction.

         Limitations  and  Qualifications.  Stanger  was not  requested  to, and therefore did not: (i) select method of determining or determine the consideration offered in the Sale; (ii) make any recommendation to limited partners as to whether to approve or reject the Sale; (iii) express any opinion as to the business decision to effect the Sale, alternatives to the Sale, or tax factors resulting from the Sale; or (iv) whether or not alternative methods of determining the consideration would have also provided fair results or results substantially similar to the method used. Stanger's opinion is based on business, economic, real estate and securities markets, and other conditions as of the date of its analysis. Events occurring after that date may materially affect the assumptions used in preparing the Fairness Opinion.

         Among the factors considered by the General Partner in its selection of Stanger were Stanger's experience in connection with real estate assets and mergers, acquisitions and reorganizations of real estate partnerships and its expertise in real estate valuations and transactions.


                     TRANSFER OF GENERAL PARTNER'S INTEREST


         Pursuant to a Contribution Agreement dated September 30, 1997, the General Partner agreed to contribute to Glenborough its general partner interest in the Partnership, and in return Glenborough agreed to issue to the General Partner $12,900 of partnership interests in Glenborough Properties, L.P., and to assume and pay to the Partnership the General Partner's negative capital account obligation of $1,028,770 ($771,577 of which is allocated to Daniel L. Stephenson and $257,192 of which is allocated to Rancon Financial Corporation). It was also agreed that the General Partner would provide a guaranty of up to $1,028,770 of the mortgage debt of Glenborough or one of its affiliates. The transfer of the general partner interest will take place only if all conditions for the Sale of the Partnership's Properties to Glenborough have been satisfied, and the Sale of the Properties will take place concurrently with the transfer of the general partner interest. Thus, Glenborough will not actually perform any duties as general partner of the Partnership other than executing documentation required to complete the ultimate liquidation and winding up the Partnership.

         The Transfer will not have any effect on the amount of liquidation proceeds to be distributed to the Unitholders. See "LIQUIDATION OF PARTNERSHIP; DISTRIBUTIONS OF PROCEEDS." The Unitholders will receive an amount which is equal to the fair market value of the Properties as determined by the Appraisal and is fair, to the Unitholders, from a financial point of view, as set forth in the Fairness Opinion. See "FAIRNESS OF SALE."

              LIQUIDATION OF PARTNERSHIP; DISTRIBUTION OF PROCEEDS

Distribution of Proceeds


         The General Partner estimates that the net proceeds from the Sale (after deduction of the amount of the Loans and estimated expenses of the Sale) together with the net cash from the payment by the General Partner of its negative capital account of balance of $1,028,770 and the net cash proceeds from the sale of the remaining assets of the Partnership after payment of all Partnership liabilities, will be approximately $340 per Unit. See "CERTAIN FEDERAL AND STATE INCOME TAX CONSEQUENCES OF THE SALE-TAXATION PRIOR TO LIQUIDATION." This amount was determined dividing the net proceeds described above by the number of issued and outstanding Units.


         The  Partnership  has  made  the  following   distributions  since  its
inception:

                                                        FUND V

                                                                            Weighted
                                                                         Average Number         Distributions Per
              General Partners   Limited Partners        Total       of Limited Partnership    Limited Partnership
Year            Distributions      Distributions     Distributions      Units Outstanding             Unit
------------- ------------------ ------------------ ---------------- ------------------------ ----------------------
1986                   $  6,000         $   50,000       $   56,000           15,436                $  3.24
1987                     40,000            360,000          400,000           41,130                   8.75
1988                     79,000          1,859,000        1,938,000           63,711                  29.18
1989                    112,000          2,052,000        2,164,000           99,918                  20.54
1990                    191,000          2,041,000        2,232,000          100,000                  20.41
1991                    227,000          2,041,000        2,268,000          100,000                  20.41
1992                          -                  -                -           99,973                      -
1993                          -                  -                -           99,916                      -
1994                          -                  -                -           99,852                      -
1995                          -                  -                -           99,783                      -
1996                          -                  -                -           99,767                      -
1997                          -                  -                -           99,765                      -
                       --------         ----------       ----------
 Totals                $655,000         $8,403,000       $9,058,000
                       ========         ==========       ==========


         Any  remaining   accounts   receivable  and  accounts  payable  of  the
Partnership relating to the Properties after the Sale will be sold and/or paid and distributed to the partners.

         The Partnership intends to liquidate as soon as possible, but no later than December 31, 1997, after the consummation of the Sale and distribute the net proceeds of the Sale, the cash payment by the General Partner of its negative capital account balance, along with the net cash proceeds from the sale of the remaining assets of the Partnership to the Unitholders. There can be no assurances, however, that the liquidation of the Partnership will take place within the estimated time frame. It is possible that it will take more time than was initially estimated to wind up the affairs of the Partnership and dissolve, but it is the Partnership's intention to do so as quickly as events allow.

         After the  Closing and pending the  distribution  to  Unitholders,  the
proceeds  of  the  Sale  will  be  held  by  the   Partnership   in  short-term,
interest-bearing liquid investments.

           BENEFITS OF THE SALE AND TRANSFER TO AND POSSIBLE CONFLICTS
                    OF THE GENERAL PARTNER AND ITS AFFILIATES


         Pursuant to the provisions of the Partnership Agreement, the General Partner will receive a distribution of 1% of the distributions made in connection with the Sale of the Properties.


         There was a potential conflict created by the Sale because the Purchaser simultaneously offered to purchase all of the real estate assets of an affiliate of the Partnership, Rancon Realty Fund IV, a California limited partnership ("Fund IV"). The General Partner is the general partner of Fund IV, as well as the Partnership. The apparent conflict was addressed by insisting that the Purchaser negotiate and sign separate contracts with the Partnership and Fund IV. In order to further confirm the fairness of these third party contracts, the General Partner has obtained from Stanger an Appraisal of the Properties for the Partnership and Fund IV and has obtained a Fairness Opinion from Stanger that the consideration to be received by the Partnership and Fund IV from the Sale to the Purchaser of the Partnership's and Fund IV's properties is fair, from a financial view point, to the Unitholders of the Partnership, the Unitholders of Fund IV and Fund V.


         The General Partner is obligated to contribute to the Partnership for distribution to the Unitholders and General Partner an amount not in excess of $1,028,770 (the amount of the General Partner's negative capital account deficit) in connection with the Liquidation. The Transfer by the General Partner and the payment of such amount by Glenborough Properties, L.P., will enable the General Partner to meet this obligation.


         Conversely, the General Partner may be adversely affected by the Sale because distributions which it would be entitled to receive will be eliminated (however, it has not received any distributions since 1991). However, the consummation of the Sale, Transfer and Liquidation will also eliminate any liability of the General Partner for liabilities of the Partnership which could arise from the continued operation of the Partnership.


          CERTAIN FEDERAL AND STATE INCOME TAX CONSEQUENCES OF THE SALE

General

         The Sale, if approved, will have certain tax implications to the Unitholders that must be considered. The following summarizes the material estimated federal income tax consequences arising from the Sale and provides a general overview of certain state income tax considerations. This summary is based upon the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations, court decisions and published positions of the Internal Revenue Service (the "Service"), each as in effect on the date of this Statement. There can be no assurance that the Service will agree with the conclusions stated herein or that future legislation or administrative changes or court decisions will not significantly modify the federal or state income tax law regarding the matters described herein, potentially with retroactive effect. This summary is not intended to, and should not, be considered an opinion respecting the federal or state income tax consequences of the Sale. Further, this summary is not intended to provide tax or other legal advice to any Unitholder.

Taxation Prior to Liquidation

         A partnership is not a taxable entity; therefore, no federal income tax liability may be imposed upon a partnership. Instead, each partner is required to take into account in computing his or her income tax liability his or her allocable share of the Partnership's items of income, gain, loss, deduction and credit (hereinafter referred to as "income or loss") in accordance with the partnership agreement. If the allocation of income or loss in the partnership agreement does not have "substantial economic effect" as defined in Code Section 704(b), the law requires the partnership's income or loss to be allocated in accordance with the limited partners' or partners' economic interest in the partnership. Generally, the distribution of cash attributable to partnership income is generally not a separate taxable event.

         For tax purposes, the Partnership realizes and recognizes gain or loss separately for each Property sold (and in some cases, for each building which is part of a Property). The amount of gain recognized for tax purposes with respect to an asset, if any, will be an amount equal to the excess of the amount realized (i.e., cash or consideration received reduced by the expenses of the Sale) over the Partnership's adjusted tax basis for such asset. Conversely, the amount of loss recognized with respect to an asset, if any, will be an amount equal to the excess of the Partnership's adjusted tax basis over the amount realized by the Partnership for such asset. The "adjusted tax basis" of a Property is its cost (including nondeductible capital expenditures made by the Partnership at the time of purchase) or other basis with certain additions or subtractions for expenditures, receipts, losses, or other items that are properly chargeable to capital accounts during the period of time from acquisition of the Property until the sale or other disposition. To determine the gain or loss on the sale or other disposition of a Property the unadjusted basis must be (i) increased to include the cost of capital expenditures such as improvements, betterments, commissions and other nondeductible charges; and (ii) decreased by (a) items that represent a return of capital and (b) depreciation and amortization.

         Each Unitholder must report his or her allocable share of these gains and losses in the year in which the Properties are sold. Actual gain or loss amounts may vary from the estimates set forth below. Each Unitholder's allocable share of any Section 1245 gain, Section 1231 gain or loss and Partnership net taxable income or loss from operations will be reflected on his or her applicable Schedule K-l (as determined in accordance with the allocation provisions contained in the Partnership Agreement discussed below).

         Under Section 702(a)(3) of the Code, a partnership is required to separately state, and the partners are required to account separately for, their distributive share of all gains and losses. Accordingly, each Unitholder's allocable share of any Section 1231 gain or loss and depreciation recapture realized by the Partnership as a result of the Sale would be reportable by such Limited Partner on his or her individual tax return. Section 1231 gains are those gains arising from the sale or exchange of "Section 1231 Property" which means (i) depreciable assets used in a trade or business or (2) real properly used in a trade or business and held for more than one (1) year. Conversely,
Section  1231  losses are those  losses  arising  from the sale or  exchange  of
Section 1231 Property. If Section 1231 losses exceed Section 1231 gains, such losses would be treated as ordinary losses by the Unitholders.

         To the extent that Section 1231 gains for any taxable year exceed certain Section 1231 losses for the year, subject to certain exceptions (such as depreciation recapture, as discussed below), such gains and losses shall be treated as long-term capital gains. However, Section 1231 gains will be treated as ordinary income to the extent of prior Section 1231 losses from any source that were treated as ordinary in any of the previous five years.

         Under Sections 1245 and 1250 of the Code, a portion of the amount allowed as depreciation expense with respect to Section 1231 Property may be "recaptured" as ordinary income upon sale or other disposition rather than as long-term capital gains ("Section 1245 gains" and "Section 1250 gains", respectively). The Partnership does not anticipate that it would have Section 1250 gains as a result of the Sale, and that Section 1245 gains, if any, will be de minimis.

         In general, under Paragraph 11.3.5 of the Partnership Agreement, gains from the sale of properties are allocated first to Unitholders having negative capital account balances in proportion to and to the extent of their respective negative capital account balances prior to making distributions of the sale proceeds. Thereafter, any gain generally will be allocated among the Unitholders until the capital account balance of each Unitholder equals the sum of the Unitholder's "Adjusted Invested Capital," of his or her Unit plus the return provided for in paragraph 11.2.1 of the Partnership Agreement. For this purpose, Adjusted Invested Capital equals the Unitholder's original capital contribution less any distributions (other than distributions of cash from operations) made to the Unitholder. Thereafter, if any amount of unallocated gain remains, the remainder shall be allocated pursuant to subparagraphs (i)(c) and (i)(d) of Paragraph 11.3.5 of the Partnership Agreement. In the event, any portion of the gain is characterized as ordinary income pursuant to the recapture provisions of the Code then such income shall be allocated in the same ratio as prior allocations of loss attributable to depreciation deductions.


         In accordance with the Partnership Agreement, distributions upon termination and dissolution of the Partnership are determined based on positive capital account balances for the Unitholder. The Partnership expects to recognize taxable losses of approximately $30,500,000 as a result of the Sale. The expected distributions as a result of the Sale and Liquidation are anticipated to be approximately $340 per Unit.


Taxation of Liquidation

         After allocating income or loss to the Unitholders, with the concomitant tax basis adjustments, the distribution of proceeds from the Sale and Liquidation will reduce each Unitholder's federal income tax basis in his or her Unit. To the extent that the amount of the distribution is in excess of that basis, such excess will be taxed as a long-term or short-term capital gain depending on a Unitholder's holding period. If upon the subsequent termination of the Partnership a Unitholder has a basis remaining for his or her Unit, the amount of such remaining basis will give rise, in the year of the termination, to a long-term or short-term capital loss, depending on the Unitholder's holding period.

Capital Gains

         Pursuant to the Taxpayer Relief Act of 1997 net long-term capital gains of individuals, trusts and estates will be taxed at a maximum rate of 20%, while ordinary income (such as Section 1245 gain or Section 1250 gain) will be taxed at a maximum rate of up to 39.6%. Long-term capital gain is defined as the gain realized from the disposition of a capital asset that was held for at least eighteen (18) months. The amount of net capital loss that can be utilized to offset income will be limited to the sum of net capital gains from other sources recognized by the Unitholder during the tax year, plus $3,000 ($1,500 in the case of a married individual filing a separate return). The excess amount of such net long-term capital loss may be carried forward and utilized in subsequent years subject to the same limitations.

Passive Loss Limitations

         Unitholders who are individuals, trusts, estates, or personal service corporations are subject to the passive activity loss limitations rules. A Unitholder's allocable share of Partnership income or loss is treated as derived from a passive activity. A Unitholder's allocable share of any Partnership gain realized on the Sale will be characterized as passive activity income. Such passive activity income may be offset by passive activity losses from other passive activity investments. Moreover, because the Sale and Liquidation will terminate the Unitholder's interest in the passive activity, a Unitholder's allocable share of any Partnership loss realized on the sale of its investments, or loss realized by the Unitholder upon liquidation of his or her Units, will not be subject to the loss limitations.

Certain State Income Tax Considerations

         Because each state's tax law varies, it is impossible to predict the tax consequences to the Unitholders in all the state tax jurisdictions in which they are already subject to tax. Accordingly, the following is a general summary of certain common (but not necessarily uniform) principles of state income taxation. State income tax consequences to each Unitholder will depend upon the provisions of the state tax laws to which the Unitholder is subject. The Partnership will generally be treated as engaged in business in each of the states in which the Properties are located, and the Unitholders would generally be treated as doing business in such states and therefore subject to tax in such state. Most states modify or adjust the taxpayer's federal taxable income to arrive at the amount of income potentially subject to state tax. Resident individuals generally pay state tax on 100% of such state-modified income, while corporations and other taxpayers generally pay state tax only on that portion of state-modified income assigned to the taxing state under the state's own apportionment and allocation rules.

Tax Conclusion

         The discussion set forth above is only a summary of the material federal income tax consequences to the Unitholders from the Sale of the Properties and of certain state income tax considerations. It does not address all potential tax consequences that may be applicable to a Unitholder and may not be applicable to certain categories of Unitholders, such as non-United States persons, corporations, insurance companies, subchapter S corporations, partnerships, tax-exempt entities or financial institutions. It also does not address the state, local or foreign tax consequences of the transactions.
ACCORDINGLY, UNITHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE SPECIFIC INCOME TAX CONSEQUENCES OF THE SALE AND LIQUIDATION TO THEM, INCLUDING THE APPLICABILITY AND EFFECT OF FEDERAL, STATE, LOCAL AND FOREIGN TAX LAWS.


                             SELECTED FINANCIAL DATA
                     (in thousands except for per Unit data)

         The following selected historical financial data for the Partnership for each of the years in the five year period ended December 31, 1996, have been derived from the Partnership's financial statements, which have been audited by

                                       17



Arthur Anderson LLP, and Price Waterhouse independent accountants. The data for the quarter ended June 30, 1997, and June 30, 1996, have been derived from unaudited financial statements appearing in the Partnership's 10-Q, and which, in the opinion of the General Partner, includes all adjustments, consisting only of normal adjustments, necessary for the fair statement of the results for the unaudited periods. The selected financial data are qualified in their entirety by and should be read in conjunction with the Partnership's financial statements and related notes appearing in the Partnership's 10-K, and in the Partnership's
10-Q.

                                                         For the     For the one
                                  Form the six months   year ended   month  ended
                                     Ended June 30,      Dec. 31,      Dec. 31,              For the years ended October 31,
                                   1997        1996        1996          1995         1995          1994         1993        1992
                                   ----        ----        ----          ----         ----          ----         ----        ----
Rental Income                   $  3,516     $  3,438    $  6,969      $    461     $  6,200     $  6,023     $  5,949     $  5,629

Gain on sale of                 $   --       $   --      $   --        $   --       $   --       $   (391)    $     39     $   --
real estate

Provision for
impairment                      $   --       $   --      $   --        $   --       $(14,760)    $ (2,965)    $   --       $ (4,000)
of real estate
investments

Net loss                        $   (396)    $   (867)   $ (1,307)     $   (199)    $(16,148)    $ (5,558)    $ (1,934)    $ (5,131)

Net loss Allocable
  to Limited                    $   (396)    $   (867)   $ (1,294)     $   (197)    $(15,986)    $ (5,503)    $ (1,916)    $ (5,080)
Partners

Net loss per Unit               $  (3.93)    $  (8.60)   $ (12.97)     $  (1.97)    $(160.18)    $ (55.11)    $ (19.18)    $ (50.81)

Total assets                    $ 53,750     $ 56,200    $ 54,193      $ 50,175     $ 51,347     $ 64,771     $ 69,548     $ 71,872

Long-term                       $ 13,766     $ 15,416    $ 13,845      $  8,615     $  8,621     $  6,209     $  5,933     $  5,970
obligations

Cash distribution               $   --       $   --      $   --        $   --       $   --       $   --       $   --       $   --
per Unit


                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

Outstanding Voting Securities; Record Date

         As of the Record Date, there were 99,765 Units outstanding, which represent all of the voting securities of the Partnership. Each Unit is entitled to one vote. Only Unitholders of record as of the Record Date, will be entitled to notice of and to execute and deliver a Consent Form.

Security Ownership of Certain
Beneficial Owners and Management

         The following table sets forth, as of the Record Date, the beneficial ownership of Units of the Partnership held by Daniel L. Stephenson, the individual general partner and the sole shareholder, director and officer of Rancon Financial Corporation.

                                        Units
                                        Beneficially                  Percent
 Name and Address                       Owned                         of Class
 ----------------                       -----                         --------
 Daniel L. Stephenson (IRA)                3                             *
 Daniel L. Stephenson                    100                             *
   Family Trust
 27740 Jefferson Avenue
 Temecula, CA  92590

*Less than 1%.

There are no Unitholders holding five percent (5%) or more of the Partnership's issued and outstanding Units.


                         MARKET FOR UNITS; DISTRIBUTIONS

There is no established public trading market for the Units.

The Partnership has not declared or paid any cash distributions to Unitholders since 1991. See "LIQUIDATION OF THE PARTNERSHIP; DISTRIBUTIONS OF PROCEEDS."


                                  OTHER MATTERS

         There are no other matters other than as set forth in this Statement for which Consent Forms are being solicited.


                           INCORPORATION BY REFERENCE

         The following documents, which have been previously filed by the Partnership with the Securities and Exchange Commission, are hereby incorporated herein by reference:

(1)      The Partnership's 1996 10-K;

(2) The information set forth in Part 1 of the Partnership's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997; and

(3) All other reports filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, since the end of the fiscal year covered by the Annual Report referred to in (1) above.

Pursuant to the regulations of the Securities and Exchange Commission, the Partnership will provide to each Unitholder of record on the Record Date, without charge and upon written or oral request of such person, copies all reports (excluding exhibits) filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, since the end of the fiscal year covered by the Annual Report in (1) above.

A copy of the Partnership's 10-K, and a copy of the Partnership's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997, are being sent to Unitholders concurrently with this Statement.

                                             Rancon Realty Fund V,
                                             a California limited partnership

                                             Daniel  L.  Stephenson,
                                             General Partner and
                                             Chief Executive Officer of
                                             Rancon Financial Corporation,
                                             General Partner


October 17, 1997

                             RANCON REALTY FUND IV,
                        a California Limited Partnership

                     CONSENT FORM REGARDING SALE OF ASSETS,
                            TRANSFER AND LIQUIDATION


         The undersigned, a holder of units of limited partnership interests ("Units") (as set forth below) in Rancon Realty Fund IV, a California limited partnership (the "Partnership"), hereby


  [ ]   CONSENTS            [ ]   DOES NOT CONSENT                [ ]   ABSTAINS


         (i) to the sale of all of the real estate assets of the Partnership (the "Sale") pursuant to the Purchase Agreement dated as of September 30, 1997, between the Partnership, and Glenborough Realty Trust Incorporated and Glenborough Properties, L.P. (the "Purchase Agreement"), (ii) the transfer of the General Partner's interest in the Partnership to Glenborough Properties, L.P., and (iii) the dissolution and liquidation of the Partnership (the "Liquidation") as described in the Partnership's Consent Solicitation Statement dated October 17, 1997, (the "Solicitation Statement"). The Units represented by this Consent will be voted in accordance with the election specified by the holder named below. If no election is specified, any otherwise properly completed and signed Consent Form will be deemed to be a consent to each of the Sale, Transfer and the Liquidation. By execution hereof, the undersigned acknowledges receipt of the Solicitation Statement.

         This Consent is proposed and solicited by the General Partner on behalf of the Partnership. The Partnership reserves the right to waive any conditions to, or modify the terms of, the Solicitation (as defined in the Solicitation Statement). A Consent Form given, if effective, will be binding upon the holder of the Units who gives such Consent Form and upon any subsequent transferees of such Units, subject only to revocation by the delivery of a written notice of revocation by the Unitholder, executed and filed in the manner and within the time period described in the Solicitation Statement. In order to count, this Consent Form must be received by the Partnership prior to 5:00 P.M., Pacific Time, on November 21, 1997.


         This fully completed and executed consent form should be sent by mail in the self-addressed, postage-paid envelope enclosed for that purpose, or by overnight courier, or by facsimile, to the Partnership, as follows:


If delivered by mail or by courier, to:     If delivered by facsimile, to:
The Arlen Group                             The Arlen Group
1650 Hotel Circle North, Suite 200          Facsimile Number: (619) 686-2056
San Diego, California  92108                Telephone Number: (800) 891-4105


         Please sign your name below exactly in the same manner as the name(s) in which ownership of the Units is registered. When Units are held by two or more joint holders, all such holders should sign. When signing as attorney-in-fact, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

     Date:___________________________________________, 1997

     Signature__________________________________________________________________

     Signature if held jointly__________________________________________________


     Address____________________________________________________________________

     City/State/Zip_____________________________________________________________

     Number of Units_________________________________

                                    EXHIBIT A
--------------------------------------------------------------------------------
                                                               1129 Broad Street
ROBERT A STANGER & CO., INC                            Shrewsbury, NJ 07702-4314
   FINANCIAL AND MANAGEMENT CONSULTANTS                           (908) 389-3600
                                                             FAX: (908) 389-1751
                                                                  (908) 544-0779
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

July 21, 1997

Rancon Realty Fund IV
27740 Jefferson Avenue, Suite 200
Temecula, CA 92596

Gentlemen:

     You have engaged Robert A. Stanger & Co., Inc. ("Stanger") to estimate the market value of the real properties (the "Property") owned by Rancon Realty Fund V (hereinafter the "Partnership"). Such appraisal reflects the estimated market value of the leased fee interests or, where appropriate, fee simple interests in the properties (the "Portfolio Valuation") as of June 30, 1997.

     This report is prepared in accordance with an agreement between Robert A. Stanger & Co., Inc. and the Partnership, dated June 5, 1997. Pursuant to the agreement, Stanger has been engaged to perform the appraisal on a limited scope basis in conformity with the departure provisions of the Uniform Standards of Professional Appraisal Practice of the Appraisal Institute, relying upon the Income Approach and Sales Comparison Approach to value for income-producing properties and the Sales Comparison Approach to Value for land assets. We have been engaged to deliver to the Partnership a master limited summary appraisal report for the Portfolio.

     Our valuation has been based in part upon information supplied to us by Glenborough Realty Trust ("Glenborough"), as manager of the Properties, and the Partnerships including but not limited to: rent rolls, building reports; lease information; financial schedules of current lease rates, income, expenses, cash flow and related financial information; property descriptive information; prior appraisals; and, where appropriate, proposed sales terms, sales agreements and supporting documentation. We have also interviewed relevant property management personnel. We have relied upon such information and have assumed that the information provided by Glenborough and the Partnership is accurate and complete. We have not attempted to independently verify such information.

     We are advised by the Partnership that the purpose of the appraisal is to estimate the value of the leased fee interests or, where appropriate, fee simple interests in the Partnership's properties under present market conditions, and that the Portfolio Valuation will be used in connection with a proposed sale of such Properties to Glenborough (the "Transaction"). Stanger understands that the Portfolio Valuation may be reviewed and utilized in connection with the

                                  Exhibit A-1

ROBERT A. STANGER & CO. INC.

Transaction and Stanger agrees to the use of the appraisal for this purpose subject to the terms and conditions of the agreements related thereto.

     For these purposes, this master limited summary appraisal report was prepared stating our opinion as to the market value of the Properties as of June 30, 1997. This report may be summarized and referenced in the proxy statement for the Partnership relating to the Transaction, subject to prior review by Stanger. However, the attached summary appraisal report should be reviewed in its entirety and is subject to the assumptions and limiting conditions contained herein. Background information and analysis upon which value conclusions are based has been retained in our files.

     Our review was undertaken solely for the purpose of providing an opinion of value, and we make no representation as to the adequacy of such review for any other purpose. Our opinion is expressed with respect to the total value of the Properties, in which the Partnership has an interest and not with respect to joint venture participation or to limited partners' allocations. Stanger has no present or contemplated future interest in the Properties or the Partnership.

     The appraisal is only an estimate of the aggregate market value of the leased fee interests or, where appropriate, fee simple interests in each Property as of the date of valuation and should not be relied upon as being the equivalent of the price that would necessarily be received in the event of a sale or other disposition of each Property. Changes in corporate financing rates generally, changes in individual tenant creditworthiness, changes in tenant motivation with respect to the exercise of renewal options, or changes in real estate property markets may result in higher or lower values of real property. The use of other valuation methodologies might produce a higher or lower value.

     Our opinion is subject to the assumptions and limiting conditions set forth herein. We have used methods and assumptions deemed appropriate in our professional judgment; however, future events may demonstrate that the assumptions were incorrect or that other, different methods or assumptions may have been more appropriate.

     This summary appraisal report provides our value conclusion with respect to
each  Property,   definitions  of  value,   and  discussions  of  the  valuation
methodology employed, assumptions, and limiting conditions.

                                                Sincerely,

                                                /s/Robert A. Stanger & Co., Inc.
                                                --------------------------------
                                                Robert A. Stanger & Co., Inc.
                                                Shrewsbury, New Jersey

                                  Exhibit A-2

ROBERT A. STANGER & CO. INC.


                      IDENTIFICATION OF SUBJECT PORTFOLIO

      The subject of this appraisal is the real property portfolio in which the Partnership owns leased fee or fee simple interests. The Portfolio is comprised of twenty-two properties, including office, research and development, industrial, health club, restaurant, and land assets. (A description of each of the Properties in the Portfolio is provided in the "Portfolio Information" section of this report.)


                              PURPOSE OF APPRAISAL

      The purpose of this appraisal is to estimate the market value of the leased fee or fee simple interests in the Properties under market conditions as of June 30, 1997.


                             FUNCTION OF APPRAISAL

      The function of this appraisal is to provide a current estimate of market value of the Properties for use solely by the Partnership in connection with the proposed sale of the Properties to Glenborough Realty Trust or an affiliate thereof ("Glenborough").


                               SCOPE OF APPRAISAL

      The Portfolio Valuation has been prepared on a limited scope basis in conformity with the departure provisions of the Uniform Standards of Professional Appraisal Practice of the Appraisal Institute, in accordance with agreements between Robert A. Stanger & Co., Inc. and the Partnership, dated June 5, 1997. Pursuant to the agreements, Stanger has relied upon the income approach and sales comparison approach to value for the income-producing properties and the sales comparison approach to value for the land assets and did not employ the "cost" approach (as described below).

      In estimating the value of a property, appraisers typically consider three approaches to value: the cost approach, the market data or sales comparison approach, and the income approach. The value estimate by the cost approach incorporates separate estimates of the value of the unimproved site under its highest and best use and the value of the improvements less observed accrued depreciation resulting from physical wear and tear and functional and/or economic obsolescence. The market data or sales comparison approach involves a comparative analysis of the subject property with other similar properties that have sold recently or that are currently offered for sale in the market. The income approach involves an economic analysis of the property based on its potential to provide future net annual income. For this purpose, a discounted cash flow analysis ("DCF") is commonly utilized. The DCF method ascribes a present value to the future cash flows associated with operating the property and the ultimate reversion value of the property, based upon a discount rate commensurate with the risks inherent


                                   Exhibit A-3

ROBERT A. STANGER & CO. INC.


in ownership of the property and with rates of return offered by alternative investment opportunities.

     Pursuant to the terms of our engagement, the Portfolio Valuations were performed using the income approach and sales comparison approach for income-producing properties and the sales comparison approach for land properties. Since a primary buyer group for the income-producing properties of the type appraised herein is investors, the income approach was deemed an appropriate valuation methodology. Further, given the primary criteria used by buyers of income-producing properties of the type appraised herein, the cost approach was considered less reliable than the income approach. The sales comparison approach was considered for all Properties valued herein as there was sufficient reliable data involving comparable properties. In addition, unless otherwise noted in the "Portfolio Information" section of this report, the income-producing properties have been valued utilizing a discounted cash flow analysis. Changes in corporate financing rates generally, in individual tenant creditworthiness, in tenant motivation with respect to the exercise of renewal options, or in real estate property markets may result in higher or lower values of real property. The use of other valuation methodologies might produce a higher or lower value. Our opinion is subject to the assumptions and limiting conditions set forth herein.


                               DATE OF VALUATION

     The date of valuation for the Properties is June 30, 1997.


                                   Exhibit A-4

ROBERT A. STANGER & CO. INC.


                                VALUE DEFINITION

      Market value, as defined by the Appraisal Institute, is the most probable price as of a specified date, in cash, in terms equivalent to cash, or in other precisely revealed terms, for which the specified property rights should sell after reasonable exposure in a competitive market under all conditions requisite to a fair sale, with the buyer and seller each acting prudently, knowledgeably and for self-interest, and assuming that neither is under undue duress.

      Implicit in this definition is the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby:

(a)  buyer and seller are typically motivated;

(b) both parties are well informed or well advised, and each acts in a manner he considers in his own best interest;

(c)  a reasonable time is allowed for exposure in the open market;

(d)  payment is made in terms of cash; and

(e) the price represents the normal consideration for the property sold unaffected by special sales concessions granted by anyone associated with the sale.

     The property rights appraised in this report are leased fee interests or fee simple interests. Leased fee interest is defined as an ownership interest held by a landlord with the right to use and occupancy conveyed by lease to others, and usually consists of the right to receive rent and the right to repossession at the termination of the lease. Fee simple interest is defined as absolute ownership unencumbered by any other interest or estate, subject only to the limitations of eminent domain, escheat, police power, and taxation.

      The appraisal includes the value of land, land improvements such as paving, fencing, on-site sewer and water lines, and the buildings as of June 30, 1997. It does not include supplies, materials on hand, inventories, furniture, equipment or other personal property, company records, or current or intangible assets that may exist. It pertains only to items considered as real estate.


                                  Exhibit A-5

ROBERT A. STANGER & CO. INC.


                             VALUATION METHODOLOGY

      Pursuant to the terms of this engagement, Stanger has estimated the value of the leased fee or fee simple interests in the income producing properties based on the income approach to valuation. The income approach is based on the assumption that the value of a property or portfolio of properties can be represented by the present worth of future cash flows. In each income-producing property valuation, a discounted cash flow ("DCF") analysis is used to determine the value of the leased fee interests in the portfolio of properties. The indicated value by the income approach represents the amount an investor would probably pay for the expectation of receiving the net cash flow from the Property during the holding period (usually ten years, unless, due to the terms of net leases, a longer term was deemed appropriate) and the proceeds from the ultimate sale of the properties.

     Unless otherwise noted in the "Portfolio Information" section, in applying the DCF analysis, we utilized pro forma statements of operations for each of the income-producing properties prepared in accordance with the leases which currently encumber such properties. The income-producing properties are assumed to be sold at the end of a ten year holding period or, for certain net lease properties, after the expiration of the initial lease term.

    The reversion value of the income-producing properties which can be realized upon sale is calculated based on the current economic rental rate and expenses deemed reasonable for each income-producing property, escalated at a rate indicative of current expectations in the marketplace for the property. The market-rate net operating income of the properties at the year of sale is then capitalized at an appropriate rate reflecting the age, and anticipated functional and economic obsolescence and competitive position of the properties to determine the reversion value. Net proceeds to equity owners were determined by deducting appropriate costs of sale.

     Finally, the discounted present value of the equity cash flow stream from operations and net proceeds from sale were summed to arrive at a total estimated value for each income-producing Property pursuant to the income approach.

      For each income-producing property and each land property, the Sales Comparison Approach was utilized. The Sales Comparison Approach utilizes indices of value derived from actual or proposed sales of comparable properties to estimate the value of a Property. For income-producing properties, the unit of comparison utilized is price per net rentable square foot of building space. For land assets, the unit of comparison is price per square foot of land and buildable square footage of property.

The following describes more fully the steps involved in the valuation methodology.


                                   Exhibit A-6

ROBERT A. STANGER & CO. INC.


Site Inspections & Data Gathering

     In conducting the Valuations, representatives of Stanger performed site inspections for each of the properties during June, 1997. In the course of these site visits, the physical facilities of each property were inspected, current market rental rates for competing income-producing properties were obtained, information on the local market was gathered, and where appropriate, the facilities manager was interviewed concerning the income-producing property. Information gathered during the site inspection was supplemented by a review of published information concerning economic, demographic and real estate trends in local, regional and national markets.

     In conducting the valuations, Stanger also interviewed and relied upon Glenborough management personnel to obtain information relating to the condition of each property, including any deferred maintenance, capital budgets, environmental conditions, status of on-going or newly planned property additions, reconfigurations, improvements, and other factors affecting the physical condition of the property improvements.

     Stanger also interviewed Glenborough's management personnel regarding competitive conditions in property markets, trends affecting the properties, certain lease and financing factors, and historical and anticipated lease revenues and expenses. Stanger also reviewed historical operating statements for each of the properties.

     In addition, Stanger reviewed the acquisition criteria and projection parameters used by real estate investors. Such reviews included a search of real estate data sources and publications concerning real estate buyer's criteria, interviews with sources deemed appropriate in certain local markets (including local appraisers and real estate brokers) to confirm acquisition criteria used and to investigate the interaction of such factors as required equity rates of return, initial equity yield requirements, and property type preferences.

     Stanger also compiled data on actual transactions involving similar properties, from which acquisition criteria and parameters were extracted. Information on actual property transactions was also obtained during the site inspections and from direct telephonic interviews of local appraisers and real estate brokers.

Rent Roll Review

     Rent Rolls were provided by Glenborough and the Partnership and were relied upon in the preparation of operational projections for each income-producing property (as discussed below). Stanger reviewed such rent rolls and interviewed Glenborough management personnel to ascertain any renegotiated terms and modifications and the status of various options and other factors. Provisions considered and incorporated into the operational projections included current lease rates, escalation factors, renewal options and terms.


                                  Exhibit A-7

ROBERT A. STANGER & Co. INC.


Market Rental Rates

      In the course of conducting the site inspections, representatives of Stanger collected available data on rental rates at competing properties in each local or regional market. Data collected at the time of the site inspection was supplemented, where appropriate, with published data and direct telephonic surveys of local leasing agents.

Highest and Best Use - Income-Producing Property

     Highest and best use is defined as:

     The reasonably probable and legal use of vacant land or an improved property, which is physically possible, appropriately supported, financially feasible, and that results in the highest value. The four criteria the highest and best use must meet are legal permissibility, physical possibility, financial feasibility, and maximum profitability.

      In conformity with the provisions of its engagement, Stanger evaluated each improved site's highest and best use as currently improved. Based upon the review of each of the sites, the highest and best use of each of the properties remains as currently improved, unless otherwise noted in the "Portfolio Information" section herein.

Operational Projections

      Based on the lease and market rent analysis, rental revenue projections were developed for each income-producing property in the Portfolio based on the terms of existing leases. Lease renewals were analyzed based on escalated current market rental rates. The annual market rent escalation rate utilized was based on local market conditions in the area of each property, considering such factors as inflation rates, current supply and demand and the projected holding period of the property.

      Where appropriate, vacancy and collection losses were factored into the analysis. A property management fee deemed appropriate for retaining a professional real estate organization to manage the specific type of property was included in the projections. Expenses relating solely to partnership investor reporting and accounting were excluded.

      Expenses were analyzed based upon a review of actual expenses for 1995 and 1996. Stanger also reviewed 1997 budgeted expenses and published data on expenses for comparable properties. Finally, where a capital expense reserve, tenant improvements, leasing commissions, deferred maintenance or extraordinary capital expenditures were required for an individual income-producing property, the cash flows and value were adjusted accordingly.


                                  Exhibit A-8

ROBERT A. STANGER & CO. INC.


Reversion

      In the course of performing the appraisals, Stanger reviewed available sales transactions of similar investment properties as well as market data relating to overall capitalization rates for similar properties in the general location of each Property. As described above, acquisition criteria used by buyers of similar properties were also reviewed. Based upon these reviews and considering such factors as age, quality, anticipated functional and economic obsolescence and competitive position of the property, the projected date of sale, and buyers' acquisition criteria, appropriate terminal capitalization rates were selected.

      Based upon current market rate rents, estimated escalation factors, and the estimated vacancy rate and other property operating expenses incurred by the owner, net operating income during the eleventh year was estimated. The resulting net operating income estimate was capitalized to determine residual value.

Selection of Discount Rates

      The selection of the appropriate discount rate for determining the present value of future operating cash flow streams from each income-producing property was based primarily upon such factors as the acquisition criteria and the projection parameters in use in the marketplace, creditworthiness of tenants, and the general interest rate environment.

      With respect to properties subject to a long term net lease, Stanger conducted an analytical review of the financial statements of the tenants under the subject leases. In the course of this review, Stanger analyzed the most recent available financial statements of the tenants, focusing primarily on the balance sheet, profit and loss statement, cash flow statement and management's discussion of capital resources and liquidity. Various measures of financial strength were derived and reviewed to evaluate the tenant's ability to fulfill the lease obligation. These factors encompassed size, leverage of capital structure, profitability, cash flow, debt service and fixed charges coverage and liquidity. Stanger also investigated each tenant's corporate debt ratings, if any, issued by Standard & Poors and/or Moody's, and financial strength ratings assigned by Value Line.

      Stanger also reviewed the interest rate environment as of the date of the Portfolio Valuation, including long-term corporate bond yields. In particular, data sources were screened to determine the yield-to-maturity among corporate bonds based on various maturities and credit ratings. This analysis was conducted to establish a base discount rate, determined by the marketplace, to reflect the risk of holding corporate debt with credit quality commensurate with the tenant's creditworthiness and a term approximately equal to the remaining lease term for each property. Discount premiums deemed appropriate were then added to the base discount rate to reflect the risks associated with real estate.


                                  Exhibit A-9

ROBERT A. STANGER & CO. INC.


      With respect to properties which were not subject to long term net leases, forecasted cash flows and residual value estimates were discounted to present value at various internal rates of return (discount rates) required by investors at mid-year 1997 for similar quality real property. Several national appraisal firms survey real estate investors to determine their investment objectives including Korpacz & Associates ("Korpacz"), Real Estate Research Corporation ("RERC") and Cushman & Wakefield Inc. ("C&W"). A summary of the identified average rate of return and residual capitalization rate on net operating income for each property type may be summarized as follows:

                                                                 Residual
                                         Discount              Capitalization
                                           Rate                    Rate
                                           ----                    ----
Shopping Center
 Korpacz                                  11.53%                  9.92%
 RERC                                     11.40%                  9.80%
 C&W                                      12.00%                 10.20%
                                          -----                  -----
  Average Rounded                         11.75%                 10.00%
                                          =====                  =====

Suburban Office
 Korpacz                                  11.48%                  9.60%
 RERC                                     11.50%                  9.40%
 C&W                                      11.40%                  9.60%
                                          -----                  -----
  Average Rounded                         11.50%                  9.50%
                                          =====                  =====

Industrial
 Korpacz                                  11.14%                  9.37%
 RERC                                     11.20%                  9.40%
 C&W                                      10.95%                  9.60%
                                          -----                  -----
  Average Rounded                         11.00%                  9.50%
                                          =====                  =====

Apartment
 Korpacz                                  11.23%                  9.32%
 RERC                                     11.10%                  9.30%
 C&W                                      11.45%                  9.30%
                                          -----                  -----
  Average Rounded                         11.25%                  9.25%
                                          =====                  =====

      The above discount rates and residual capitalization rates were adjusted as appropriate for a given property.


                                  Exhibit A-10

ROBERT A. STANGER & CO. INC.


Sales Comparison Approach - Income Producing Property

      Based upon actual and proposed sales transactions identified in the respective Properties' region, indices of value for the Properties were derived considering the respective Properties' age, location and other factors. The indices of value included price per square foot. The indices of value were applied to the Properties to estimate value in accordance with the Sales Comparison Method. Price per square foot as estimated by reference to comparable sales transactions was multiplied by the rentable square footage of the respective Properties to derive an estimate of value.


                     VALUATION METHODOLOGY - UNIMPROVED LAND

      Since certain of the Portfolio Properties are unimproved land ("Land"), Stanger has estimated the value of the fee simple interest in the Land based on the Sales Comparison Approach, and has not utilized the Income or Cost Approaches to valuation.

      The Sales Comparison Approach utilizes indices of value derived from actual or proposed sales of comparable properties to estimate the value of the subject Land. For land valuations, a unit of comparison typically analyzed for similar properties, price per square foot of land and buildable square footage of potential improvements, was utilized in applying the Sales Comparison Approach to the subject Property.

      The following describes more fully the steps involved in the valuation of the subject Land.

Site Inspections & Data Gathering

      In conducting the property valuation, representatives of Stanger performed site inspection of the Land Properties in June, 1997. In the course of each Land Property site visit, the information on the local market was gathered. Information gathered during the site inspection was supplemented by a review of published information concerning economic, demographic and real estate trends in the subjects' market.

Sales Comparison Approach - Unimproved Land

      Based upon actual and proposed land sales transactions identified in the respective Land's region, indices of value for the Land were derived considering the respective location and other factors. The indices of value included price per square foot of land and price per buildable square footage of improvements which were applied to the separate Land parcels to estimate value in accordance with the Sales Comparison Method. Price per square foot as estimated by reference to comparable sales transactions was multiplied by the total square footage and buildable square footage of the respective Land parcels to derive an estimate of value for the unimproved Land.


                                  Exhibit A-11

ROBERT A. STANGER & CO. INC.

                           PORTFOLIO VALUE CONCLUSION

     Based upon the review as described above, it is our opinion that the market value of the leased fee interests or fee simple interests in the Properties as of June 30, 1997 is:

           Property Name                                           Value
           -------------                                           -----
           Bally's Total Fitness                                 3,200,000
           Carnegie Business Center II                           1,800,000
           Lakeside Tower                                        8,800,000
           One Carnegie Plaza                                    5,500,000
           One Parkside                                          5,200,000
           Outback Restaurant                                      840,000
           Rancon Center Ontario                                 4,700,000
           Santa Fe Railway Building                             2,500,000
           Two Carnegie Plaza                                    4,000,000
           Three Carnegie                                          460,000
           East Lake Office Pad                                    800,000
           West Lake Office Pad                                    800,000
           East Lake Restaurant Pad                                270,000
           Brier Business Center II                                215,000
           Harriman Plaza                                          170,000
           South Palm Court Pad 3                                  180,000
           Two Parkside                                            285,000
           West Lakeside Tower                                     280,000
           East Lakeside Tower                                     280,000
           Perris 83 (Nuevo)                                       145,000
           Perris 24 (Ontario)                                     775,000
           Ontario                                               3,565,000
                                                               -----------
                  TOTAL                                        $44,765,000
                                                               ===========

                                  Exhibit A-12

ROBERT A. STANGER & CO. INC.



                                                     PORTFOLIO INFORMATION


                                                                                                                        Sale
                                                    Ownership                          Final            Income       Comparison
 Property Name/                      Property       Percent/         Square            Value           Approach       Approach
   Address                             Type           Type           Footage        Conclusion          Value           Value
   -------                             ----           ----           -------        ----------          -----           -----
Income Producing
  Bally's Total Fitness               Retail           (1)            25,000        $3,200,000        $3,185,000      $3,175,000
  Carnegie Business Center II         Office/R&D       (1)            50,804         1,800,000         1,835,000       1,829,000
  Lakeside Tower                      Office           (1)           112,717         8,800,000         8,812,000       8,792,000
  One Carnegie Plaza                  Office           (1)           107,276         5,500,000         5,540,000       5,578,000
  One Parkside                        Office           (1)            70,069         5,200,000         5,207,000       5,185,000
  Outback Restaurant                  Retail           (1)             6,500           840,000           836,000         839,000
  Rancon Center Ontario               Office           (1)           245,000         4,700,000         4,675,000       4,655,000
  Santa Fe Railway Building           Office           (1)            36,288         2,500,000         2,495,000       2,504,000
  Two Carnegie Plaza                  Office           (1)            68,295         4,000,000         4,029,000       4,029,000
Land
   Three Carnegie                     Land             (2)        3.48 acres           460,000            N/A            460,000
   East Lake Office Pad               Land             (2)        2.02 acres           800,000            N/A            800,000
   West Lake Office Pad               Land             (2)        2.02 acres           800,000            N/A            800,000
   Brier Business Center II           Land             (2)        5.20 acres           215,000            N/A            215,000
   East Lake Restaurant Pad           Land             (2)          .5 acres           270,000            N/A            270,000
   Harriman Plaza                     Land             (2)        1.57 acres           170,000            N/A            170,000
   South Palm Court Pad 3             Land             (2)         .58 acres           180,000            N/A            180,000
   Two Parkside                       Land             (2)        2.05 acres           285,000            N/A            285,000
   West Lakeside Tower                Land             (2)        2.09 acres           280,000            N/A            280,000
   East Lakeside Tower                Land             (2)        1.66 acres           280,000            N/A            280,000
   Perris 83 (Nuevo)                  Land             (2)       60.41 acres           145,000            N/A            145,000
   Perris 24 (Ethanac)                Land             (2)       23.76 acres           775,000            N/A            775,000
   Ontario                            Land             (2)       41.02 acres         3,565,000            N/A          3,565,000
                                                                -------------      ------------
      Total Square Footage                                           721.949        44,765,000
                                                                =============      ============
      Total Land                                                146.26 acres
                                                                ============

(1)  100% Leased Fee interest.
(2)  100% Fee Simple interest.


                                                          Exhibit A-13

ROBERT A. STANGER & Co. INC.


                      ASSUMPTIONS AND LIMITING CONDITIONS

      This  appraisal   report  is  subject  to  the  assumptions  and  limiting
conditions as set forth below.

1. No responsibility is assumed for matters of a legal nature affecting the portfolio properties or the titles thereto. Titles to the properties are assumed to be good and marketable and the properties are assumed free and clear of all liens unless otherwise stated.

2. The Appraisal assumes (a) responsible ownership and competent management of the properties; (b) there are no hidden or unapparent conditions of the properties' subsoil or structures that render the properties more or less valuable (no responsibility is assumed for such conditions or for arranging for engineering studies that may be required to discover them); (c) full compliance with all applicable federal, state and local zoning, access and environmental regulations and laws, unless noncompliance is stated, defined and considered in the Appraisal; and (d) all required licenses, certificates of occupancy and other governmental consents have been or can be obtained and renewed for any use on which the value estimate contained in the Appraisal is based.

3. The Appraiser shall not be required to give testimony or appear in court because of having made the appraisal with reference to the portfolio in question, unless arrangements have been previously made therefore.

4. The information contained in the appraisal or upon which the appraisal is based has been provided by or gathered from sources assumed to be reliable and accurate. Some of such information has been provided by the owner or manager of the properties. The Appraiser shall not be responsible for the accuracy or completeness of such information, including the correctness of estimates, opinions, dimensions, exhibits and other factual matters. The Appraisal and the opinion of value stated herein are as of the date stated in the appraisal.
Changes since that date in portfolio, external and market factors can significantly affect property value.

5. Disclosure of the contents of the appraisal report is governed by the Bylaws and Regulations of the professional appraisal organization with which the Appraiser is affiliated.

6. Neither all, nor any part of the content of the report, or copy thereof (including conclusions as to the portfolios' values, the identity of the Appraiser, professional designations, reference to any professional appraisal organizations, or the firm with which the Appraiser is connected) shall be used for any purpose by anyone other than the client specified in the report, including, but not limited to, the mortgagee or its successors and assignees, mortgage insurers, consultants, professional appraisal organizations, any state or federally approved financial institution, any department, agency or instrumentality without the previous written consent of the Appraiser; nor shall it be conveyed by anyone to the public through advertising, public relations, news sales or other media, without the written consent and approval of the Appraiser.


                                  Exhibit A-14

ROBERT A. STANGER & CO. INC.

7. On all appraisals subject to completion, repairs or alterations, the appraisal report and value conclusions are contingent upon completion of the improvements in a workmanlike manner.

8. The physical condition of the improvements considered by the appraisal is based on visual inspection by the Appraiser or other representatives of Stanger and on representations by the owner. Stanger assumes no responsibility for the soundness of structural members or for the condition of mechanical equipment, plumbing or electrical components. The Appraiser has made no survey of the Properties.

9. The projections of income and expenses and the valuation parameters utilized are not predictions of the future. Rather, they are the Appraiser's best estimate of current market thinking relating to future income and expenses. The Appraiser makes no warranty or representations that these projections will materialize. The real estate market is constantly fluctuating and changing. It is not the Appraiser's task to predict or in any way warrant the conditions of a future real estate market; the Appraiser can only reflect what the investment community, as of the date of the appraisal, envisions for the future in terms of rental rates, expenses, supply and demand. We have used methods and assumptions deemed appropriate in our professional judgment; however, future events may demonstrate that the assumptions were incorrect or that other different methods or assumptions may have been more appropriate.

10. The Appraisal represents a normal consideration for the Properties sold unaffected by special terms, services, fees, costs, or credits incurred in the transaction.

11. Certain land parcels were allocated acreage associated with a common area parking lot. Such information was provided by the Partnership and Glenborough and our values herein rely in part on such allocations.

12. Unless otherwise stated in the report, the existence of hazardous materials, which may or may not be present on the Properties, was not disclosed to the Appraiser by the owner. The Appraiser has no knowledge of the existence of such materials on or in the Properties. However, the Appraiser is not qualified to detect such substances. The presence of substances such as asbestos, unreaformaldehyde foam insulation, oil spills, or other potentially hazardous materials may affect the value of the portfolio. The value estimates are predicated on the assumption that there is no such material on or in the portfolio properties that would cause a loss of value. No responsibility is assumed for such conditions, or for any expertise or engineering knowledge required to discover them. The client is urged to retain an expert in this field, if desired.


                                  Exhibit A-15

ROBERT A. STANGER & CO. INC.

13. For purposes of this report, it is assumed that each Property is free of any negative impact with regard to the Environmental Cleanup Responsibility Act
(ECRA) or any other environmental problems or with respect to non-compliance with the Americans with Disabilities Act (ADA). No investigation has been made by the Appraiser with respect to any potential environmental or ADA problems. Environmental and ADA compliance studies are not within the scope of this report.

14. Pursuant to the Engagement Agreement, the Portfolio Valuation has been prepared on a limited summary basis in conformity with the departure provisions of the Uniform Standards of Professional Appraisal Practice of the Appraisal Institute, relying solely on the income approach and sales comparison to value for income-producing properties and the sales comparison approach for land assets. Further, the engagement calls for delivery of a limited summary appraisal report in which the content has been limited to that data presented herein.

15. The Valuation reported herein may not reflect the premium or discount a potential buyer may assign to an assembled portfolio of properties or to a group of properties in a particular local market which provides opportunities for enhanced market presence and penetration. In addition, where properties are owned jointly with other entities affiliated with the general partner, minority interest discounts were not applied.

16. The appraisal is solely for the purpose of providing our opinion of the value of the Portfolio, and we make no representation as to the adequacy of such a review for any other purpose. The use of other valuation methodologies might produce a higher or lower value.


                                  Exhibit A-16

ROBERT A. STANGER & CO. INC.


                           CERTIFICATION OF APPRAISAL

The undersigned hereby certify that to the best of their knowledge and belief:

1.   The statements of fact contained in this report are true and correct.

2. The reported analyses, opinions, and conclusions are limited only by the reported assumptions and limiting conditions, and are our personal, unbiased professional analyses, opinions and conclusions.

3. We have no present or prospective interest in the Portfolio that is the subject of this report, and we have no personal interest or bias with respect to the parties involved.

4. Our compensation is not contingent upon the reporting of a predetermined value or direction in value that favors the cause of the client, the amount of the value estimate, the attainment of a stipulated result, or the occurrence of a subsequent event. Furthermore, this appraisal assignment was not based on a requested minimum valuation, a specific valuation or the approval of a loan.

5. Our analyses, opinions and conclusions were developed, and this summary appraisal report has been prepared on a limited scope basis, in conformity with the departure provisions of the Uniform Standards of Professional Appraisal Practice, as well as the requirements of the Code of Professional Ethics of the Appraisal Institute.

6. The use of this report is subject to the requirements of the Appraisal Institute relating to review by its duly authorized representatives.

7. Pursuant to the terms of our engagement, a site inspection of each Portfolio Property has been performed by representatives of Robert A. Stanger & Co., Inc. Cornelius J. Guiney, MAI, has not made a personal inspection of the Portfolio Properties. However, Mr. Guiney has reviewed all pertinent data and information contained in this report.

8. In addition to the undersigned, representatives of Robert A. Stanger & Co., Inc. made contributions to the preparation of the analysis, conclusions and opinions contained in this appraisal report.

9. The Appraisal Institute conducts a program of continuing education for its designated members. MAI's who meet the minimum standards of this program are awarded periodic educational certification. Cornelius J. Guiney, MAI, is currently certified under this program.


                          /s/ Cornelius J. Guiney, MAI
                          -----------------------------
                            Cornelius J. Guiney, MAI


                                  Exhibit A-17

                                   EXHIBIT B

--------------------------------------------------------------------------------
                                                               1129 Broad Street
ROBERT A STANGER & CO., INC                            Shrewsbury, NJ 07702-4314
   FINANCIAL AND MANAGEMENT CONSULTANTS                           (908) 389-3600
                                                             FAX: (908) 389-1751
                                                                  (908) 544-0779
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               September 9, 1997

Rancon Realty Fund V
27740 Jefferson Avenue, Suite 200
Temecula, CA 92590

Gentlemen:

        We have been advised by the general partner ("the General Partner") of Rancon Realty Fund V (the "Partnership") that the Partnership is contemplating a transaction (the "Transaction") in which Glenborough Realty Trust, Inc. or an affiliate ("Glenborough") will acquire nine income producing real estate assets and thirteen land parcels (the "Properties") from the Partnership for an aggregate purchase price of $44,765,000 (the "Consideration"), payable in cash upon the closing of the Transaction. We have also been advised that the limited partners (the "Limited Partners") of the Partnership will be asked to approve the Transaction pursuant to which they will receive the Consideration.

        The General Partner has requested that Robert A. Stanger & Co., Inc. ("Stanger") provide its opinion to the Partnership, as to the fairness, from a financial point of view to the Limited Partners, of the Consideration to be received by the Partnership in the Transaction.

        Stanger, founded in 1978, has provided information, research, investment banking and consulting services to clients located throughout the United States, including major New York Stock Exchange member firms and insurance companies and over seventy companies engaged in the management and operation of partnerships. The investment banking activities of Stanger include financial advisory services, asset and securities valuations, industry and company research and analysis, litigation support and expert witness services, and due diligence investigations in connection with both publicly registered and privately placed securities transactions.

        Stanger, as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers, acquisitions, and reorganizations and for estate, tax, corporate and other purposes. In particular, Stanger's valuation practice principally involves partnerships, partnership securities and the assets typically owned through partnerships including, but not limited to, real estate, oil and gas reserves, cable television systems, and equipment leasing assets.

                                  Exhibit B-1

ROBERT A. STANGER & CO. INC.

     In arriving at the opinion set forth below, we have:

o Reviewed the consent solicitation statement (the "Consent Statement") relating to the Transaction;

o Reviewed historical operating statements for each income producing property for the two years ended December 31, 1996 and the six months ended June 30, 1997;

o Reviewed the current rent roll, occupancy report and quoted rents at each income producing property;

o    Conducted a site inspection of each Property;

o    Reviewed the most recent property tax assessment for each Property;

o Reviewed the master summary appraisal report prepared by Robert A. Stanger & Co., Inc., as of June 30, 1997, for the Properties;

o    Reviewed the letter of intent between the Partnership and Glenborough;

o Reviewed the operating history and financial statements of the Partnership for the years ended December 31, 1995 and 1996 as summarized on Forms 10-K filed with the Securities & Exchange Commission (the "SEC") and for the quarter ended March 31, 1997 as summarized on Form 10-Q as filed with the SEC;

o    Conducted  such  other  studies,   analyses  and  inquiries  as  we  deemed
     appropriate.

     In rendering this opinion, we have relied, without independent verification, on the accuracy and completeness of all financial and other information contained in the consent statement or that was otherwise publicly available or furnished or otherwise communicated to us. We have not made an independent evaluation or appraisal of the non-real estate assets and liabilities of the Partnership. We have also relied on the assurance of Glenborough, the Partnership and the General Partners that any financial projections or pro forma statements or adjustments provided to us were reasonably prepared or adjusted on bases consistent with actual historical experience or reflected the best currently available estimates and good faith judgments; that no material changes have occurred in the value of the Partnership's real estate portfolio between June 30, 1997 (the date of the appraisal) and the date of this Opinion; and that Glenborough, the Partnership, and the General Partners are not aware of any information or facts regarding the Partnership that would cause the information supplied to us to be incomplete or misleading in any material respect.

                                  Exhibit B-2

ROBERT A. STANGER & CO. INC.

     We have not been requested to, and therefore did not: (i) select the method of determining the amount of Consideration offered to the Partnership (Glenborough and the General Partners initiated and structured the Transaction and selected the method of determining the amount of Consideration); (ii) make any recommendation to the Limited Partners, the General Partner or Glenborough with respect to whether to approve or reject the Transaction; (iii) express an opinion as to the business decision to affect the Transaction, alternatives to the Transaction or the tax consequences of the Transaction for Limited Partners in the Partnership; or (iv) whether or not alternative methods of determining the Consideration would have also provided fair results or results substantially similar to that method used. Our opinion is based upon business, economic, real estate markets, securities markets and other conditions as they existed and could be evaluated on the date of our analysis. Events occurring after that date may materially affect the assumptions used in preparing this opinion.

     Based upon and subject to the foregoing, it is our opinion that, as of the date of the information considered in this analysis, the Consideration offered to the Partnership for its Properties pursuant to the Transaction is fair to the Limited Partners of the Partnership from a financial point of view.

     The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Stanger has advised the Partnership and the General Partner that its entire analysis must be considered as a whole and that selecting portions of its analyses and the factors considered by it, without considering all analyses and factors, could create an incomplete view of the evaluation process underlying this opinion.

                                             Sincerely,

                                             /s/ Robert A. Stanger & Co., Inc.
                                             ---------------------------------
                                             Robert A. Stanger & Co., Inc.
                                             Shrewsbury, New Jersey

                                  Exhibit B-3

                                   APPENDIX A

                         Financial Report on Form 10-K
                      for the Year Ended December 31, 1996


                                     Part I


Item 1.  Business

Rancon Realty Fund V, a California Limited Partnership, ("the Partnership") was organized in accordance with the provisions of the California Revised Limited Partnership Act for the purpose of acquiring, developing, operating and ultimately selling real property. The Partnership was organized in 1985 and completed its public offerings of limited partnership units ("Units") in February, 1989. The general partners of the Partnership are Daniel L. Stephenson ("DLS") and Rancon Financial Corporation ("RFC"). RFC is wholly owned by DLS. At December 31, 1996, 99,767 Units were outstanding. The Partnership has no employees.

The Partnership's initial acquisition of property in June, 1985 was for approximately 76.21 acres of partially developed and unimproved land located in San Bernardino, California. The property is part of a master-planned development of 153 acres known as Tri-City Corporate Centre ("Tri-City") and is zoned for mixed commercial, office, hotel, transportation-related, and light industrial uses. The balance of Tri-City is owned by Rancon Realty Fund IV ("Fund IV"), a partnership sponsored by the General Partners of the Partnership. Since the acquisition of the land, the Partnership has constructed eight projects at Tri-City consisting of five office projects (one of which has two buildings), one industrial property (consisting of two buildings), a 25,000 square foot health club, and a 6,500 square foot restaurant, all of which are more fully described in Item 2. Fund IV has constructed three office buildings, one industrial property (consisting of two buildings), a service retail center, and four buildings in the Promotional Retail Center at Tri-City. Fund IV currently has under development a 38,600 square foot build-to-suit building.

Subsequent acquisitions have included approximately 56.3 acres of unimproved land in Ontario, California (known as Rancon Centre Ontario) in May, 1987, a portion of which has since been developed, approximately 23.8 acres of unimproved land in Perris, California (known as Perris-Ethanac Road) in March, 1989 and approximately 83 acres of unimproved land in Perris, California (known as Perris-Nuevo Road) in December, 1989. Each of these properties are further described in Item 2.

During 1988 and 1990, the Partnership sold approximately 19.2 acres of undeveloped land at Tri-City. An additional 10,300 square feet of undeveloped land was sold to Fund IV.

During 1988 and 1989, two buildings totaling 81,000 square feet at Rancon Centre Ontario were sold. During 1991, the Partnership sold approximately 4.9 acres of the Perris-Nuevo Road property to Riverside County for construction of the Nuevo Road freeway interchange and a pump station.

In May, 1996, the Partnership formed Rancon Realty Fund V Tri-City Limited Partnership, a Delaware limited partnership ("RRF V Tri-City") to satisfy certain lender requirements for a loan obtained in 1996. This loan is secured by three properties (see Item 2) which have been contributed to RRF V Tri-City by the Partnership. The limited partner of RRF V Tri-City is the Partnership and the general partner is Rancon Realty Fund V, Inc. ("RRF V, Inc."), a corporation wholly owned by the Partnership. Since the Partnership owns 100% of RRF V, Inc. and indirectly owns 100% of RRF V Tri-City, the Partnership considers all assets owned by RRF V, Inc. and RRF V Tri-City to be owned by the Partnership.

Competition Within the Market

Management believes that characteristics influencing the competitiveness of a real estate project are the geographic location of the property, the professionalism of the property manager and the maintenance and appearance of the property, in addition to external factors such as general economic circumstances, trends, and the existence of new, competing properties in the vicinity. Additional competitive factors with respect to commercial and industrial properties are the ease of access to the property, the adequacy of related facilities, such as parking, and the ability to provide rent concessions and tenant improvements commensurate with local market conditions. Although management believes the Partnership properties are competitive with comparable properties as to those factors within the Partnership's control, over-building and other external factors could adversely affect the ability of the Partnership to attract and retain tenants. The marketability of the properties may also be affected (either positively or negatively) by these factors as well as by changes in general or local economic conditions,

                                  Appendix A-1
including prevailing interest rates. Depending on market and economic conditions, the Partnership may be required to retain ownership of its properties for periods longer than anticipated, or may need to sell earlier than anticipated or refinance a property, at a time or under terms and conditions that are less advantageous than would be the case if unfavorable economic or market conditions did not exist.

Working Capital

The Partnership's practice is to maintain cash reserves for normal repairs, replacements, working capital and other contingencies. The Partnership knows of no statistical information which allows comparison of its cash reserves to those of its competitors.

Item 2.  Properties

Tri-City Corporate Centre

On June 3, 1985, the Partnership acquired 76.21 acres on seven parcels of partially developed land in Tri-City for a total acquisition price of $14,118,000. In 1984 and 1985, a total of 73.5 acres within Tri-City was acquired by Fund IV.

Tri-City is located at the northeastern quadrant of the intersection of Interstate 10 (San Bernardino Freeway) and Waterman Avenue in the southernmost part of the City of San Bernardino.

The   Partnership  has  constructed  and  owns  the  following  eight  operating properties in Tri-City:

          Property                          Type                    Square Feet
- ----------------------------    ------------------------------    -----------
One Carnegie Plaza              Two, two story garden-style
                                  office buildings                     102,693
Two Carnegie Plaza              Two story garden-style
                                  office building                       68,925
Carnegie Business Center II     Two light industrial buildings          50,804
Santa Fe                        One story office building               36,288
Lakeside Tower                  Six story office building              112,814
One Parkside                    Four story office building              70,069
Bally's Health Club             Health club facility                    25,000
Outback Steakhouse              Restaurant                               6,500

These properties total approximately 473,000 leasable square feet and offer a wide range of commercial and industrial office product to the market.

TheI-10/San Bernardino corridor consists of approximately 2,865,000 square feet of office space, with a vacancy rate of 28% as of October, 1996, and approximately 12,806,000 square feet of light industrial space, with a vacancy rate of 23% as of October, 1996 (the vacancy rates and square feet amounts are according to research conducted by the Partnership's property manager).

Within the Tri-City Corporate Centre at December 31, 1996, the Partnership has 390,789 square feet of office space with a vacancy rate of 13%, 50,804 square feet of light industrial space with a vacancy rate of 35% and 31,500 square feet of commercial space with a 0% vacancy rate.

The following are the occupancy levels for the Partnership's Tri-City buildings at December 31, 1996, November 30, 1995, 1994 and 1993, expressed as a percentage of the total net rentable square feet:

                          December 31,  November 30,  November 30,  November 30,
                             1996           1995          1994           1993
                          -----------   -----------   -----------   -----------
One Carnegie Plaza            87%            93%           66%            56%
Two Carnegie Plaza            83%            87%           86%            86%
Carnegie Business Center II   65%            68%           76%            77%
Santa Fe                     100%           100%          100%           100%
Lakeside Tower                90%            69%           76%            84%
One Parkside                  92%            83%           83%            83%
Bally's Health Club          100%            N/A           N/A            N/A
Outback Steakhouse           100%            N/A           N/A            N/A

                                  Appendix A-2

In 1996, management renewed several leases totaling 31,274 square feet of space and executed several new leases totaling 33,321 square feet of space. Management is currently in various stages of negotiation for three new leases totaling 13,029 square feet of space and is negotiating six lease renewals totaling 23,716 square feet of space.

The annual effective rent per square foot for the years ended December 31, 1996 and November 30, 1995 were:

                                         1996                   1995
                                       -------                -------
One Carnegie Plaza                     $ 14.85                $ 13.57
Two Carnegie Plaza                     $ 15.91                $ 16.50
Carnegie Business Center II            $ 10.91                $ 11.11
Santa Fe                               $ 16.64                $ 16.50
Lakeside Tower                         $ 16.72                $ 18.58
One Parkside                           $ 17.86                $ 18.23
Bally's Health Club                    $  9.85                    N/A
Outback Steakhouse                     $ 13.85                    N/A

At December 31, 1996, annual rental rates ranged from $9.36 (for light industrial space) to $23.21 per square foot (for highly desirable office space at Lakeside Tower).

The Lakeside Tower property's annual effective rental rate decreased by 10% in fiscal year 1996 compared to fiscal year 1995 due to a slight general decrease in rental rates in 1996.

According to research conducted by the property manager, the average annual effective rent per square foot in the Partnership's competitive market ranges from $12.00 to $18.60 for office space and $9.36 to $12.39 for light industrial space.

Tri-City's rental properties had the following five tenants which occupied a significant portion of the net rentable square footage of the Partnership's Tri-City properties as of December 31, 1996:

                       California                                    Holiday Spa
                     Department of   Santa Fe    Sterling   Chicago    Health
Tenant              Transportation   Railway     Software    Title      Club

                                                   One                  Bally's
                                                Carnegie      One       Health
Building                    [a]      Santa Fe     Plaza     Parkside     Club

                       Governmental   Trans-              Real Estate   Health
Nature of Business        Agency    portation   Software    Services     Club

Lease Term                5 yrs.     10 yrs.    5 yrs.      10 yrs.    14 yrs.

Expiration Date           7/31/98    9/30/99   11/30/00     2/03/04   12/31/10

Square Feet               36,359     35,000     26,144      29,389      25,000

(% of rentable total)       8%          7%         6%          6%         5%

Annual Rent              $564,492   $603,883   $360,304    $531,633   $246,250

Future Rent Increases       None      None   8.7% in 1998    None    15% in 2001
                                                                       and 2006

Renewal Options             None      None      Two 3-yr.     None   Three 5-yr.
                                                  options              options

[a] The California Department of Transportation occupies space at One Carnegie Plaza and Carnegie Business Center II.

In the opinion of management, the properties are adequately covered by insurance.

The Partnership's Tri-City rental properties are owned by the Partnership, in fee, subject to the following notes and deeds of trust:

                                  Appendix A-3

                                  One                    Lakeside Tower
                                Carnegie                One Parkside and
Security                         Plaza                 Two Carnegie Plaza

Principal balance
  at December 31, 1996         $4,294,000                   $9,551,000

Interest Rate                     8.25%                        9.39%

Monthly Payment                  $33,995                      $83,142

Maturity Date                   12/01/01                      8/1/06


Approximately 14 acres of the Tri-City property owned by the Partnership remain undeveloped. It is the Partnership's intention to develop parcels of this property as tenants become available or dispose of the property at the optimal time and sales price.

During 1996, the Partnership's Tri-City properties were assessed $798,000 of property taxes based on an average realty tax rate of 1.78% (including additional assessments).

Rancon Centre Ontario

In 1987, the Partnership acquired approximately 56.3 acres of undeveloped land in Ontario, San Bernardino, California, for a purchase price of $5,905,000.

The property is immediately north of Interstate 10 near Interstate 15 and is zoned for industrial and light manufacturing use.

The Partnership completed the first of three phases of development in 1988, consisting of seven distribution-center buildings totaling 326,000 square feet of which two buildings totaling 81,000 square feet have been sold. Phase II was originally planned to consist of 39 buildings, each ranging between 4,000 and 8,000 square feet. However, as there is currently no demand for such properties, it is likely that the Partnership will attempt to identify users interested in large build-to-suit buildings for the Phase II land. In an effort to facilitate build-to-suits, the Partnership purchased a 5.76 acre parcel previously held by Southern California Edison as an easement in December, 1995 that was located between Phase II and Phase III. This purchase also protected the value of the Partnership's investment and prevents development adverse to the Partnership's interests. Further development of the unimproved land remaining at Rancon Centre Ontario will coincide with market demands. As of December 31, 1996, the Partnership does not yet have definitive plans for further development.

The occupancy percentages at December 31, 1996, November 30, 1995 and 1994 for the five buildings at this property were 100%, 92% and 100%, respectively. The lease for one tenant occupying 50,000 square feet of space at this property expired on January 31, 1997. The tenant has indicated its intention of vacating, however is currently on a holdover lease. Management is currently marketing this space for lease. At December 31, 1996, the Partnership's annual rental rates ranged from $2.52 per square foot (for tenants with leases that commenced in 1993 and who occupy significant square footage) to $4.20 per square foot for newer and/or smaller tenants.

According to research conducted by the Partnership's Ontario property manager, there is 105,500,000 square feet of light industrial space in the immediate market area. The average occupancy was 91% and the average annual rental rate per square foot ranged from $3.84 to $4.56 at December 31, 1996.

United Pacific Mills, whose five year lease expires on April 30, 1998, and has an option to renew the lease for five additional years, occupies 74,850 square feet or 31% of Rancon Centre Ontario. Their annual rent during 1996 was $184,880 with 5% annual increases through the term of the lease.

In the opinion of management, the property is adequately covered by insurance.

At December 31, 1996, the Rancon Centre Ontario property is unencumbered.

During 1996, the Rancon Centre Ontario property was assessed $143,000 in property taxes based on an average realty tax rate of 1.21%.

Perris-Ethanac Road

In 1989, the Partnership purchased 23.8 acres of unimproved land at the intersection of Ethanac Road and Interstate 215 in Perris, Riverside County, California for a purchase price of $2,780,000.

                                  Appendix A-4

The property is zoned for commercial uses and is adjacent to a freeway interchange. There has been no development of this property to date.

The Partnership currently holds this property for sale.

In the opinion of management, the property is adequately covered by insurance.

At December 31, 1996, the Perris-Ethanac Road property is unencumbered.

During 1996, the Perris-Ethanac Road property was assessed $23,000 in property taxes based on an average realty tax rate of 1.06%.

Perris-Nuevo Road

On December 28, 1989, the Partnership acquired 83 acres of undeveloped property at the intersection of Nuevo Road and Interstate 215 in Perris, Riverside
County, California for a purchase price of $5,140,000 in an all cash transaction. The property has been zoned for light industrial, commercial and retail use. In 1991, the Partnership sold approximately 4.6 acres and .3 acres of Perris-Nuevo Road to the Riverside County for construction of the Nuevo Road freeway interchange and a pump station, respectively. There has been no development of this property to date. Total developable land is 60.41 acres at December 31, 1996.

The Partnership currently holds this property for sale.

In the opinion of management, the property is adequately covered by insurance.

At December 31, 1996, the Perris-Nuevo Road Property is unencumbered.

During 1996, the Perris-Nuevo Road property was assessed $179,000 in property taxes based on an average realty tax rate of 1.01% (including additional assessments).

Item 3.           Legal Proceedings

On September 19, 1994, the Partnership (incorrectly referred to as "Rancon Realty") was served by mail with a Summons and Complaint in connection with an action filed by a single four-unit Partnership investor, in the Circuit Court of Mobile County, Alabama. In this action (George Jones v. Wallace Quinn; Life Cycle Financial Planning; Rancon Realty; Phoenix Leasing, Incorporated; First Securities Corporation et. al; Civil Action No. CV94-3053), the plaintiff alleged that the defendants, primarily the plaintiff's investment advisors, gave improper investment advice and misrepresented the suitability of certain investments, including the Partnership, for the plaintiff's investment portfolio. The Partnership retained Alabama counsel to represent it in this action. Such action was settled in December, 1995 resulting in the Partnership repurchasing the plaintiff's investment of four units.

Item 4.           Submission of Matters to a Vote of Security Holders

None.


                                     Part II

Item 5.  Market for Partnership's Common Equity and Related Stockholder Matters

Market Information

There is no established trading market for the Units issued by the Partnership.

Holders

As of February 11, 1997, there were 12,881 holders of Partnership Units.

Dividends

Distributions are paid from either Cash From Operations or Cash From Sales or Refinancing.

                                  Appendix A-5

Cash From Operations generally is defined in the Partnership Agreement as all cash receipts from operations in the ordinary course of business (except for the sale, exchange or other disposition of real property in the ordinary course of business) after deducting payments for operating expenses. All distributions of Cash From Operations are paid in the ratio of 90% to the Limited Partners and 10% to the General Partners.

Cash From Sales or Refinancing is defined in the Partnership Agreement as the net cash realized by the Partnership from the sale, disposition or refinancing of any property after retirement of applicable mortgage debt and all expenses related to the transaction, together with interest on any notes taken back by the Partnership upon the sale of a property. All distributions of Cash From Sales or Refinancing are generally allocated as follows (a more explicit statement of these distribution policies is set forth in the Partnership Agreement): (i) First, 1 percent to the General Partners and 99 percent to the Limited Partners until the Limited Partners have received an amount equal to their capital contributions; (ii) Second, 1 percent to the General Partners and 99 percent to the Limited Partners until the Limited Partners have received a 12 percent return on their unreturned capital contributions (less prior distributions of Cash From Operations); (iii) Third, 1 percent to the General Partners and 99 percent to the Limited Partners who purchased their Units prior to April 1, 1986, an additional return (depending on the date on which they purchased the Units) on their unreturned capital of either 9 percent, 6 percent or 3 percent (calculated through the anniversary date of the purchase of the Units); (iv) Fourth, 99 percent to the General Partners and 1 percent to the Limited Partners until the General Partners have received an amount equal to 20 percent of all distributions of Cash From Sales or Refinancing previously made under clauses (ii) and (iii) above, reduced by the amount of prior distributions made to the General Partners under clauses (ii) and (iii); and (v) Fifth, the balance 20 percent to the General Partners and 80 percent to the Limited Partners.

There were no distributions made by the Partnership during the three most recent fiscal years (including the one month stub period ended December 31, 1995).

Item 6.  Selected Financial Data

The following is selected financial data for the year ended December 31, 1996, the one month ended December 31, 1995, and the years ended November 30, 1995, 1994, 1993 and 1992 (in thousands, except per Unit data).


                                        For the    For the one
                                      year ended   month ended      For the years ended November 30,
                                       Dec. 31,     Dec. 31,     ---------------------------------------
                                         1996         1995       1995       1994        1993       1992
                                        ------       ------     ------     ------      ------      -----

Rental Income                          $ 6,969      $   461    $  6,200    $ 6,023    $  5,949   $  5,629

Gain (loss) on sale of  real estate    $    --      $    --    $     --    $  (391)   $     39   $     --

Provision for impairment
  of real estate investments           $    --      $    --    $(14,760)   $(2,965)   $     --   $ (4,000)

Net loss                               $(1,307)     $  (199)   $(16,148)   $(5,558)   $ (1,934)  $ (5,131)

Net loss Allocable to
   Limited Partners                    $(1,294)     $  (197)   $(15,986)   $(5,503)   $ (1,916)  $ (5,080)

Net loss per Unit                      $(12.97)     $ (1.97)   $(160.18)   $(55.11)   $ (19.18)  $ (50.81)

Total assets                           $54,193      $50,175    $ 51,347    $64,771    $ 69,548   $ 71,872

Long-term obligations                  $13,845      $ 8,615    $  8,621    $ 6,209    $  5,933   $  5,970

Cash distributions per Unit            $    --      $    --    $     --    $    --    $     --   $     --

Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations

LIQUIDITY AND CAPITAL RESOURCES:

As of December 31, 1996, the Partnership had cash of $5,007,000. The remainder of the Partnership's assets consists primarily of its investments in real estate totaling approximately $46,590,000 at December 31, 1996.

                                  Appendix A-6

The Partnership's primary sources of funds consist of cash provided by its rental activities. Other sources of funds include permanent financing, property sales, interest income on certificates of deposit and other deposits of funds invested temporarily, pending their use in the development of properties.

All of the Partnership's assets are located within the Inland Empire, a submarket of Southern California, and have been directly affected by the economic weakness of the region. Management believes, however, that the market has flattened and is no longer falling in terms of sales prices. While prices have not increased significantly, the Southern California real estate market appears to be improving. Management continues to evaluate the real estate markets in which the Partnership's assets are located in an effort to determine the optimal time to dispose of them and realize their maximum value.

The Partnership owns and operates eight properties within the Tri-City Corporate Centre project in San Bernardino, California ("Tri-City") totaling approximately 473,000 leasable square feet, including a 25,000 square foot building for Bally's Health Club completed in 1995 and the most recently constructed 6,500 square foot restaurant for Outback Steakhouse in 1996.

On May 10, 1996, the Partnership obtained new permanent financing of $9,600,000, secured by Two Carnegie Plaza, Lakeside Tower and One Parkside, to fund the payoff of a $2,764,000 loan, including accrued interest, and replenish cash reserves for future development and fund final construction costs for Bally's Health Club and Outback Steakhouse. This loan is a 10-year fixed rate loan with a 25-year amortization, bearing interest at 9.39%. The loan terms provide for a maturity date of August 1, 2006 and requires monthly principal and interest payments of $83,142, commencing July 1, 1996. After paying refinancing fees of $19,000, funding $49,000 into a reserve/escrow account and paying of the $2,764,000 loan balance, the Partnership netted $6,768,000. The proceeds were added to the Partnership's cash reserves to allow management greater flexibility in exploring different options for strengthening the Partnership's financial position.

On August 30, 1996, the Partnership refinanced its note payable secured by One Carnegie Plaza. The new agreement required a $1,500,000 principal paydown in exchange for a reduction in the stated interest rate from 10% to 8.25%. Accordingly, on August 30, 1996, the Partnership made a $1,500,000 principal payment plus paid $57,000 of accrued interest and loan fees. The new loan terms provide for monthly principal and interest payments totaling $33,995 (reduced from $53,000) commencing November 1, 1996, and a maturity date of December 1, 2001.

Phase I of Rancon Centre Ontario is completed, with the Partnership continuing to own approximately 245,000 leasable square feet. Phase II received final approval from the Ontario Planning Commission during November, 1992. Phase II was originally scheduled to be subdivided into small lots suitable for approximately 39 buildings, each ranging between 4,000 and 8,000 square feet. There is currently no demand for properties such as this and the Partnership has allowed the tentative map (which would have subdivided the property into small lots) to expire. It is likely that the Partnership will attempt to identify users interested in large build-to-suit buildings of approximately 250,000 square feet. In an effort to facilitate such build-to-suits, the Partnership purchased a 5.76 acre parcel in December, 1995 that was located between Phase II and an also undeveloped Phase III. This purchase also protected the value of the Partnership's investment by providing the Partnership ownership of contiguous land and preventing development adverse to the Partnership's interests. Further development of the unimproved land remaining at Rancon Centre Ontario will coincide with market demand.

There has been no development to date at the Partnership's Perris-Ethanac Road or Perris-Nuevo Road projects. Both properties are being marketed for sale by the Partnership.

Portions of the land at Tri-City that sold during fiscal 1990 included lots sold to Home Depot, Office Club and General Mills Restaurants, Inc. Cash generated from future property sales may be utilized in the development of other properties or distributed to the partners. The General Partners continue to assess the real estate market in Southern California in an effort to determine an appropriate time to liquidate the Partnership and realize the maximum value for its assets.

The Partnership is contingently liable for subordinated real estate commissions payable to the Sponsor in the amount of $102,000 at December 31, 1996. The subordinated real estate commissions are payable only after the Limited Partners have received distributions equal to their original invested capital plus a cumulative non-compounded return of six percent per annum on their adjusted invested capital.

Aside from the foregoing, the Partnership knows of no demands, commitments, events or uncertainties which might effect its liquidity or capital resources in any material respect. The effect of inflation on the Partnership's business should be no greater than its effect on the economy as a whole.

                                  Appendix A-7

Management believes that the Partnership's cash balance as of December 31, 1996, together with the cash from operations, sales and financing, will be sufficient to finance the Partnership's and the properties' continued operations and development plans.

RESULTS OF OPERATIONS:

In 1995, the Partnership's reporting year end changed from November 30 to December 31. Since the Partnership's operations are not seasonal, the analysis of results of operations compares the fiscal years ended December 31, 1996 and November 30, 1995.

Revenues

Rental income for the year ended December 31, 1996 increased $769,000 or 12% from the year ended November 30, 1995, due primarily to the commencement of operations of the Bally's Health Club on January 1, 1996 and the increased average occupancy at two of the Partnership's larger properties, One Carnegie Plaza and Lakeside Tower. The increase in average occupancy had a smaller impact on rental revenue than operating expenses due to amortizing free rent over the term of the related lease whereby rental revenue during the year ended December 31, 1996 was reduced by free rent given in prior years.

Occupancy rates at the Partnership's Tri-City and Rancon Centre Ontario properties as of December 31, 1996, November 30, 1995, 1994 and 1993 were as follows:

                      December 31,   November 30,   November 30,   November 30,
                         1996           1995           1994            1993
                      -----------    -----------    -----------    -----------
One Carnegie Plaza        87%            93%            66%             56%
Two Carnegie Plaza        83%            87%            86%             86%
Carnegie Business
    Center II             65%            68%            76%             77%
Lakeside Tower            90%            69%            76%             84%
Santa Fe                 100%           100%           100%            100%
One Parkside              92%            83%            83%             83%
Rancon Centre Ontario    100%            92%           100%            100%
Bally's Health Club      100%            N/A            N/A             N/A
Outback Steakhouse       100%            N/A            N/A             N/A

Tenants at Tri-City occupying substantial portions of leased space include Medisco Pharmacy, New York Life Insurance, the California Department of Transportation, State of California Health Services, MacLachlan Burford and Arias, the Atchison Topeka and Santa Fe Rail Company, Sterling Software, Chicago Title and Bally's Health Club, with leases expiring at various dates between June, 1997 and December, 2010. These nine tenants, in the aggregate, occupy approximately 212,000 square feet of the 473,000 total leasable square feet at Tri-City and account for approximately 52% of the rental income generated at Tri-City and approximately 47% of the total rental income for the Partnership.

United Pacific Mills, with a lease expiration date of April, 1998, occupies 74,850 square feet of the 245,000 total leasable square feet at Rancon Centre Ontario and accounts for 26% of the rental income generated at Rancon Centre Ontario and the 3% of total rental income for the Partnership.

In addition to the leases existing at December 31, 1996, the Partnership is in various stages of negotiation for three new leases totaling 13,029 square feet, six lease renewals for 23,716 square feet of space at Tri-City, as well as marketing 50,000 square feet of space at Rancon Centre Ontario which will become available in 1997.

The loss on sale of real estate for the year ended November 30, 1994 of $391,000 resulted from the sale of 25,700 square feet of retail space in Tri-City to Home Depot. The property was sold to enable Home Depot to enlarge their garden department. The sales price was negotiated at $12.50 per square foot for a total of $321,000, however, allocable costs attributable to this parcel exceeded the sales price and resulted in the loss on sale. The sale of the original Home Depot site, which took place in 1990, resulted in a gain on sale of $1,458,000, whereby the two transactions generated a net gain on sale $1,067,000.

Interest and other income for the year ended December 31, 1996 increased $106,000 or 106% from the year ended November 30, 1995 due to the increase in cash reserves as a result of the proceeds of the permanent financing obtained by the Partnership in 1996 as described in the Liquidity and Capital Resources section above.

                                  Appendix A-8

Expenses

Operating expenses increased $212,000 or 7% during the year ended December 31, 1996 compared to the year ended November 30, 1995 as a result of increased operating costs associated with increased occupancy at Lakeside Tower and One Parkside.

Interest expense increased $603,000 or 90% for the year ended December 31, 1996 over the year ended November 30, 1995 and $71,000 or 12% and for the year ended November 30 , 1995 over the comparable period in 1994 as a result of additional debt obtained during those years.

Prior to 1995, the Partnership's business strategy was to hold its properties for future development and operations. Conclusions about the carrying value of the Partnership's properties were based upon this strategy. In 1995, the Partnership modified this strategy to focus on eventual disposition of its assets at the optimal time and sales price, however, development opportunities will be pursued for certain sites. The Partnership revalued certain of its assets based upon the change in strategy, independent appraisals and management's estimates of development value. Appraisals and development values are estimates of fair value based upon assumptions about the property and the market in which it is located. Due to the uncertainties inherent in these processes, these valuations do not purport to be the price at which a sale transaction involving these properties can or will take place.

The Partnership made the following provisions to reduce the carrying value of investments in real estate for the years ended November 30:

                                               1995              1994
                                             --------          ------
Rental Properties:
   One Carnegie Plaza                      $       --      $ 1,657,000
   Carnegie Business Center II                     --          299,000
   Rancon Centre Ontario                           --        1,009,000
                                            ----------      -----------
                                                   --        2,965,000
Land Held for Development:
  San Bernardino, CA                        5,775,000               --
Land Held for Sale:
  78.1 acres in Perris, CA                $ 6,778,000       $       --
  23.8 acres in Perris, CA                  2,207,000               --
                                          -----------       ----------
                                           14,760,000               --
                                          -----------       ----------
   Total Provision for Impairment
     of Real Estate Investments           $14,760,000       $2,965,000
                                          ===========       ==========

No such provisions were recorded in 1996.

Expenses associated with undeveloped land include property taxes for the Partnership's non-operating properties that are not currently under construction as well as maintenance association fees in connection with non-operating properties. Any expenses associated with land currently under construction (i.e., undergoing activities necessary to get it ready for its intended use) have been capitalized pursuant to Statement of Financial Accounting Standards No. 67 (SFAS 67) "Accounting for Costs and Initial Rental Operations of Real Estate Projects". These expenses decreased $83,000 or 12% in the year ended December 31, 1996 from the year ended November 30, 1995 due to the increased amount capitalized in 1996.

Administrative expenses increased $76,000 or 7% during the year ended December 31, 1996 over the year ended November 30, 1995 primarily due to an administrative expense refund from the Sponsor in 1995. Administrative expenses, prior to capitalization, for the year ended November 30, 1995 decreased 4% from the prior year. The decrease in 1995 is primarily the result of the administrative expense refund from the Sponsor in 1995 and the one-time payment of severance totaling $194,000 to RFC's terminated employees in 1994 offset by:
(i) an increase in investor update meetings and the associated costs; (ii) an increase in legal and consulting fees related to matters involving the disposition of Partnership assets in 1995; and (iii) the payment and expense of 1994 audit and tax return fees in 1995. Since January 1, 1995, audit and tax fees have been accrued in the year to which they relate.

In December 1994, RFC entered into an agreement with Glenborough Inland Realty Corporation ("Glenborough") whereby RFC sold to Glenborough, for approximately $4,466,000 and the assumption of $1,715,000 of RFC's debt, the contract to perform the rights and responsibilities under RFC's agreement with the
Partnership and other related Partnerships (collectively, the Rancon Partnerships) to perform or contract on the Partnership's behalf for financial, accounting, data processing, marketing, legal, investor relations, asset and development management and consulting services for the Partnership for a period of ten years or to the liquidation of the Partnership, whichever comes first. According to the contract, the Partnership will pay Glenborough for its services as follows: (i) a specified asset administration fee of $967,000 per year, which is fixed for five years subject to reduction in the year following the sale of assets; (ii) sales fees of 2% for improved properties and 4% for land; (iii) a refinancing fee of 1%; and (iv) a management fee of 5% of gross rental receipts. As part of this agreement, Glenborough will perform certain responsibilities for the General Partner of the Rancon Partnerships and RFC agreed to cooperate with

                                  Appendix A-9

Glenborough, should Glenborough attempt to obtain a majority vote of the limited partners to substitute itself as the Sponsor for the Rancon Partnerships. Glenborough is not an affiliate of RFC.

RFC entered into the transaction with Glenborough described above, when it determined to sell that portion of its business relating to investor relations services, property management services and asset management services, and those services are now rendered to the Partnership, eight other related partnerships and third parties by Glenborough.

Item 8.  Financial Statements and Supplementary Data

For information with respect to this Item 8, see Financial Statements and Schedules as listed in Item 14.

Item  9.  Changes  in and  Disagreements  with  Accountants  on  Accounting  and
           Financial Disclosure

On June 6, 1995, Price Waterhouse LLP was dismissed as the principal independent accountant for the Partnership. The decision to dismiss Price Waterhouse LLP was made by the Partnership's General Partner.

The reports of Price Waterhouse LLP on the Partnership's financial statements for the period ending November 30, 1994, do not contain an adverse opinion or a disclaimer of an opinion, nor were such opinions modified as to uncertainty, audit scope, or accounting principles.

During the fiscal year ended November 30, 1994 and the subsequent interim period from December 1, 1994 to June 6, 1995, there were no disagreements between the Partnership and Price Waterhouse LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Price Waterhouse LLP, would have caused it to make a reference to the subject matter of the disagreement in connection with its reports. For this purpose the term disagreement does not include initial differences of opinion based on incomplete facts or preliminary information that were later resolved to the satisfaction of Price Waterhouse LLP by obtaining additional relevant facts or information.

During the fiscal year ended November 30, 1994 and the subsequent interim period from December 1, 1994 to June 6, 1995, there were no "reportable events" of the type described in Rule 304(a)(1)(v)(A) through (D) of Regulation S-K.

On June 6, 1995, the Partnership engaged Arthur Andersen LLP as its new principal independent accountant. During the fiscal year ended November 30, 1994 and the subsequent interim period from December 1, 1994 through June 6, 1995, the Partnership did not consult with Arthur Andersen LLP as to the application of accounting principles to a specified transaction or the type of audit opinion that might be rendered on the Partnership's financial statements.


                                    Part III

Item 10. Directors and Executive Officers of the Partnership

Daniel Lee Stephenson and RFC are the General Partners of the Partnership. The executive officer and director of Rancon is:

Daniel L. Stephenson      Director, President, Chief Executive Officer and Chief
                          Financial Officer

There is no fixed term of office for Mr. Stephenson.

Mr. Stephenson, age 53, founded RFC (formerly known as Rancon Corporation) in 1971 for the purpose of establishing itself as a commercial, industrial and residential property syndication, development and brokerage concern. Mr. Stephenson has, from inception, held the position of Director. In addition, Mr. Stephenson was President and Chief Executive Officer of RFC from 1971 to 1986, from August 1991 to September 1992 and from March 31, 1995 to present. Mr. Stephenson is Chairman of the Board of PacWest Group, Inc., a real estate firm which has acquired a portfolio of assets from the Resolution Trust Corporation.

Rancon Development Fund VII (RDFVII), a partnership sponsored by the General Partners filed for protection under Chapter 11 of Federal Bankruptcy Law on May 6, 1994 in order to put an automatic stay on RDFVII's property and to forestall the pending foreclosure. In March, 1994, the General Partners were approached by a non-affiliated party interested in acquiring the interests of RDFVII's general partners and attempting to restructure the partnership and its secured debt.
Although the necessary majority-in-interest of RDFVII's limited partners was received, an agreement regarding the terms of the transfer and the plan of reorganization could not be reached. The holder of the note secured by RDFVII's property filed for and was granted a relief from the stay thereby allowing the foreclosure sale to proceed. Such sale took place on September 15, 1994 and the bankruptcy was dismissed, as the property was RDFVII's only asset.

                                 Appendix A-10

Six Stoneridge L.P. (SSRLP), a partnership formed by Rancon Development Fund VI (RDFVI), a partnership sponsored by the General Partners filed for protection under Chapter 11 of Federal Bankruptcy Law in December, 1992. Efforts to negotiate a modification of the purchase agreement of Stoneridge I, to obtain loans, joint venture partners or other vehicles to meet or modify the cash payment requirements were unsuccessful. In February, 1993, an adversary complaint was filed against SSRLP in the bankruptcy court to determine the nature and extent of SSRLP's interest in Stoneridge I and the debt associated with the property. A tentative agreement has been reached and the bankruptcy was dismissed effective November 8, 1995. As of December 31, 1996, SSRLP and RDFVI have been dissolved.

Item 11.          Executive Compensation

The Partnership has no executive officers. For information relating to fees, compensation, reimbursement and distributions paid to related parties, reference is made to Item 13 below.

Item 12. Security Ownership of Certain Beneficial Owners and Management

Security Ownership of Certain Beneficial Owners

No person is known by the Partnership to be the beneficial owner of more than 5% of the Units.

Security Ownership of Management
                                                  Amount and
                                                  Nature of
  Title                                           Beneficial           Percent
of Class    Name of Beneficial Owner              Ownership            of Class
---------- ---------------------------------     ----------------       --------
  Units     Daniel Lee Stephenson (IRA)           3 Units (direct)        *
  Units     Daniel Lee Stephenson Family Trust    100 Units (direct)      *

*  Less than 1 percent

Changes in Control

The Limited Partners have no right, power or authority to act for or bind the Partnership. However, the Limited Partners have the power to vote upon the following matters affecting the basic structure of the Partnership, each of which shall require the approval of Limited Partners holding a majority of the outstanding Units: (i) amendment of the Partnership's Partnership Agreement;
(ii) termination and dissolution of the Partnership; (iii) sale, exchange or pledge of all or substantially all of the assets of the Partnership; (iv) removal of the General Partners or any successor General Partner; (v) election of a new General Partner or General Partners upon the removal, retirement, death, insanity, insolvency, bankruptcy or dissolution of the General Partners or any successor General Partner; (vi) modification of the terms of any agreement between the Partnership and the General Partners or an affiliate of the General Partners; and (vii) extension of the term of the Partnership.

Item 13. Certain Relationships and Related Transactions

There were no related party transactions during the year ended December 31, 1996, or the one month ended December 31, 1995.


                                     Part IV

Item 14. Exhibits, Financial Statement Schedules, and Reports on Form 8-K

         (a)  The following documents are filed as part of the report

              (1)  Financial Statements:

                   Reports of Independent Accountants

                   Consolidated Balance Sheets as of December 31, 1996 and 1995 and November 30, 1995

                   Consolidated Statements of Operations for the year ended December 31, 1996, the one month ended December 31, 1995, and the years ended November 30, 1995 and 1994

                   Consolidated Statements of Partners' Equity (Deficit) for the year ended December 31, 1996, the one month ended December 31, 1995, and the years ended November 30, 1995 and 1994

                   Consolidated Statements of Cash Flows for the year ended December 31, 1996, the one month ended December 31, 1995, and the years ended November 30, 1995 and 1994

                   Notes to Consolidated Financial Statements

                                  Appendix A-11

              (2)  Financial Statement Schedule:

                   Schedule III -- Real Estate and Accumulated Depreciation as of December 31, 1996 and Note thereto

                   All  other   schedules  are  omitted  because  they  are  not
                   applicable or the required information is shown in the financial statements or notes thereto.


              (3)  Exhibits:

                    (3.1) Amended and Restated Agreement of Limited Partnership of the Partnership (included as Exhibit B to the Prospectus dated March 3, 1988, filed pursuant to Rule 424(b), File Number 2-97837, is incorporated herein by reference).

                    (3.2) Third Amendment to the Amended and Restated Agreement of Limited Partnership of the Partnership, dated April 1, 1989 (filed as Exhibit 3.2 to the
                           Partnership's annual report on Form 10-K for the fiscal year ended November 30, 1991 is incorporated herein by reference).

                    (3.3) Fourth Amendment to the Amended and Restated Agreement of Limited Partnership of the Partnership, dated March 11, 1992 (filed as Exhibit 3.3 to the Partnership's annual report on Form 10-K for the fiscal year ended November 30, 1991 is incorporated herein by reference).

                   (3.4) Limited Partnership Agreement of RRF V Tri-City Limited Partnership, A Delaware limited partnership of which Rancon Realty Fund V, A California Limited Partnership is the limited partner (filed as Exhibit
                           3.4 to the Partnership's annual report on Form 10-K for the year ended December 31, 1996 is incorporated herein by reference).

                  (10.1) Documents related to the sale of a portion of Lot 28 at Tri-City Corporate Centre (25,700 square feet sold to Home Depot) (filed as Exhibit 10.1 to the
                           Partnership's annual report on Form 10-K for the fiscal year ended November 30, 1994 is incorporated herein by reference).

                  (10.2) Management, administration and consulting agreement and amendment thereto for services rendered by Glenborough Inland Realty Corporation dated December 20, 1994 and March 30, 1995, respectively.

                  (10.3) Promissory note in the amount of $9,600,000 dated May 9, 1996 secured by Deeds of Trust on three of the Partnership Properties (filed as Exhibit 10.3 to the Partnership's annual report on Form 10-K for the year ended December 31, 1996 is incorporated herein by reference).

                    (27)   Financial Data Schedule

         (b) Reports on Form 8-K

         None.


                                   SIGNATURES



Pursuant to the requirements of Section 13 or Section 15(d) of the Securities Exchange Act of 1934, the Partnership has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                               RANCON REALTY FUND V,
                               a California Limited Partnership
                               (Partnership)




Date: March 27, 1997        By: /s/  DANIEL L. STEPHENSON
                               --------------------------
                               Daniel L. Stephenson, General Partner and
                               Director, President, Chief Executive Officer and Chief Financial Officer of
                               Rancon Financial Corporation,
                               General Partner




Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed by the following persons on behalf of the Partnership and in the capacities and on the dates indicated.





Date: March 27, 1997        By: /s/  DANIEL L. STEPHENSON
                               --------------------------
                               Daniel L. Stephenson, General Partner and
                               Director, President, Chief Executive Officer and Chief Financial Officer of
                               Rancon Financial Corporation,
                               General Partner

                                 Appendix A-12

                          INDEX TO FINANCIAL STATEMENTS
                                  AND SCHEDULE


Financial Statements and Schedule                                 Page
                                                                 ------
Financial Statements:

Reports of Independent Accountants ...................... Appendix A-14 and A-15

Consolidated  Balance Sheets as of December 31, 1996 and
1995 and November 30, 1995 ....................................... Appendix A-16

Consolidated  Statements  of  Operations  for the year  ended
December 31, 1996, the one month ended December 31, 1995, and the years ended November 30, 1995 and 1994 ....................... Appendix A-17

Consolidated Statements of Partners' Equity (Deficit) for the
year ended  December 31, 1996,  the one month ended  December
31, 1995, and the years ended November 30, 1995 and 1994 ......... Appendix A-18

Consolidated  Statements  of Cash  Flows  for the year  ended
December 31, 1996, the one month ended December 31, 1995, and the years ended November 30, 1995 and 1994 ....................... Appendix A-19

Notes to Consolidated Financial Statements ....................... Appendix A-20

Schedule:
   III - Real Estate and Accumulated Depreciation
      as of December 31, 1996 and Note thereto ................... Appendix A-27


All other schedules are omitted because they are not applicable or the required information is shown in the financial statements or notes thereto.

                                 Appendix A-13

                              ARTHUR ANDERSEN LLP


                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Partners of
RANCON REALTY FUND V, A CALIFORNIA LIMITED PARTNERSHIP:

We have audited the accompanying consolidated balance sheets of RANCON REALTY FUND V, A CALIFORNIA LIMITED PARTNERSHIP as of December 31, 1996 and 1995 and November 30, 1995, and the related consolidated statements of operations, partners' equity (deficit) and cash flows for the year ended December 31, 1996, the one month ended December 31, 1995 and year ended November 30, 1995. These consolidated financial statements and the schedule referred to below are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these consolidated financial statements and schedule based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of RANCON REALTY FUND V, A CALIFORNIA LIMITED PARTNERSHIP, as of December 31, 1996 and 1995 and November 30, 1995, and the results of its operations and its cash flows for the year ended December 31, 1996, the one month ended December 31, 1995 and year ended November 30, 1995, in conformity with generally accepted accounting principles.

                                                         /s/ Arthur Andersen LLP

San Francisco, California
February 12, 1997

                                  Appendix A-14

                         [PRICE WATERHOUSE LETTERHEAD]


                        REPORT OF INDEPENDENT ACCOUNTANTS


February 8, 1995

To the General and Limited Partners of
Rancon Realty Fund V

In our opinion, the accompanying statements of operations, of partners' equity and of cash flows present fairly, in all material respects, the results of operations and cash flows of Rancon Realty Fund V for the year ended November 30, 1994, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Partnership's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above. We have not audited the financial statements of Rancon Realty Fund V for any period subsequent to November 30, 1994.


/s/ PRICE WATERHOUSE LLP

San Diego, California
February 8, 1995

                                 Appendix A-15

                                                 RANCON REALTY FUND V,
                                           A CALIFORNIA LIMITED PARTNERSHIP

                                              Consolidated Balance Sheets
                                   December 31, 1996 and 1995 and November 30, 1995
                                       (in thousands, except units outstanding)

                                                                 December 31,        December 31,        November 30,
                           Assets                                   1996                1995                 1995
                           ------                               ------------        ------------         ----------
Investments in real estate:
   Rental  property,  net of accumulated
    depreciation of $15,180 as of December
    31, 1996, $13,405 as of December 31, 1995,
    and $13,244 as of November 30, 1995                          $    35,999         $    36,000        $    35,833
   Land held for development                                           9,586               9,799              9,166
   Land held for sale                                                  1,005               1,005              1,005
                                                                  ----------          ----------         ----------
     Total real estate investments                                    46,590              46,804             46,004
                                                                  ----------          ----------         ----------

Cash and cash equivalents                                              5,007                 676              2,467
Pledged cash                                                             353                 351                351
Accounts receivable                                                      145                 169                204
Deferred  financing  costs and other fees,
  net of  accumulated  amortization  of
  $1,565 as of December 31, 1996, $1,233 as
  of December 31, 1995 and $1,203
  as of November 30, 1995                                              1,301               1,218              1,155
Prepaid expenses and other assets                                        797                 957              1,166
                                                                  ----------          ----------         ----------

     Total assets                                                $    54,193         $    50,175        $    51,347
                                                                  ==========          ==========         ==========

Liabilities and Partners' Equity (Deficit)
Liabilities:
  Notes payable                                                  $    13,845         $     8,615        $     8,621
  Accounts payable and accrued expenses                                  276                 256              1,207
  Interest payable                                                        75                  --                 13
                                                                 -----------         -----------        -----------

     Total liabilities                                                14,196               8,871              9,841
                                                                 -----------         -----------        -----------

Commitments and contingent liabilities (see Note 7)

Partners' equity (deficit):
    General partners                                                    (921)               (908)              (906)
    Limited partners, 99,767 limited partnership
      units outstanding at December 31, 1996
      and 1995 and 99,783 limited partnership
      units outstanding at November 30, 1995                          40,918              42,212             42,412
                                                                  ----------         -----------         ----------

     Total partners' equity                                           39,997              41,304             41,506
                                                                  ----------         -----------         ----------

     Total liabilities and partners' equity                      $    54,193         $    50,175        $    51,347
                                                                  ==========         ===========         ==========

                      The accompanying notes are an integral part of these financial statements.

                                                    Appendix A-16

                                                RANCON REALTY FUND V,
                                           A CALIFORNIA LIMITED PARTNERSHIP

                                            Consolidated Statements of Operations
                                  For the year ended December 31, 1996, the one month ended
                           December 31, 1995, and the years ended November 30, 1995 and 1994
                             (in thousands, except per unit amounts and units outstanding)

                                                          For the year     For the one    For the year   For the year
                                                             ended        month ended         ended          ended
                                                            Dec. 31,        Dec. 31,         Nov. 30,       Nov. 30,
                                                              1996            1995             1995           1994
                                                          -----------    ------------      -----------   -----------
Revenues:
 Rental income                                            $     6,969    $       461       $     6,200   $     6,023
 Loss on sale of real estate                                       --             --                --          (391)
 Interest and other income                                        206              1               100           105
                                                           ----------     ----------        ----------    ----------

       Total revenues                                           7,175            462             6,300         5,737
                                                           ----------     ----------        ----------    ----------

Expenses:
 Operating, including $27 and $314 paid to
    Sponsor for the years ended November 30,
    1995 and 1994, respectively                                 3,257            257             3,045         3,186
 Depreciation and amortization                                  2,087            189             2,101         2,707
 Interest expense                                               1,271             68               668           597
 Provision for impairment of
    real estate investments                                        --             --            14,760         2,965
 Expenses associated with undeveloped land                        629             58               712           712
 Administrative, including $84 and $1,117 paid
    to Sponsor in 1995 and 1994, respectively                   1,238             89             1,162         1,128
                                                           ----------     ----------        ----------    ----------

       Total expenses                                           8,482            661            22,448        11,295
                                                           ----------     ----------        ----------    ----------

Net loss                                                  $    (1,307)   $      (199)      $   (16,148)  $    (5,558)
                                                           ===========    ===========       ===========   ===========


Net loss per limited partnership unit                     $   (12.97)    $     (1.97)      $  (160.18)   $    (55.11)
                                                           ==========     ===========       ==========    ===========

Weighted average number of limited  partnership
    units  outstanding  during each period used
    to compute net loss per limited partnership unit           99,767         99,775            99,800        99,852
                                                           ==========     ==========        ==========   ===========


                      The accompanying notes are an integral part of these financial statements

                                                    Appendix A-17

                              RANCON REALTY FUND V,
                         A CALIFORNIA LIMITED PARTNERSHI

                   Consolidated Statements of Partners' Equity
                    (Deficit) For the year ended December 31,
                            1996, the one month ended
        December 31, 1995, and the years ended November 30, 1995 and 1994
                                 (in thousands)

                                              General      Limited
                                             Partners      Partners      Total
                                            ---------    ----------   ---------
Balance at November 30, 1993                $   (689)    $  63,945    $  63,256

Retirement of Limited Partnership Units           --           (35)         (35)

Net loss                                         (55)       (5,503)      (5,558)
                                            --------     ---------    ---------

Balance at November 30, 1994                    (744)       58,407       57,663

Retirement of Limited Partnership Units           --            (9)          (9)

Net loss                                        (162)      (15,986)     (16,148)
                                            --------     ---------    ---------

Balance at November 30, 1995                    (906)       42,412       41,506

Retirement of Limited Partnership Units           --            (3)          (3)

Net loss                                          (2)         (197)        (199)
                                            --------     ---------    ---------

Balance at December 31, 1995                    (908)       42,212       41,304

Net loss                                         (13)       (1,294)      (1,307)
                                            --------     ---------    ---------

Balance at December 31, 1996                $   (921)    $  40,918    $  39,997
                                            ========     =========    =========


   The accompanying notes are an integral part of these financial statements

                                 Appendix A-18

                                                    RANCON REALTY FUND V,
                                               A CALIFORNIA LIMITED PARTNERSHI

                                               Consolidated Statements of Cash
                                         Flows For the year ended December 31, 1996,
                                                     the one month ended
                              December 31, 1995, and the years ended November 30, 1995 and 1994
                                                        (in thousands)

                                                           For the year      For the one      For the year      For the year
                                                               ended         month ended          ended             ended
                                                             Dec. 31,         Dec. 31,          Nov. 30,          Nov. 30,
                                                               1996             1995              1995              1994
                                                           -----------      ----------        ----------       -----------
Cash flows from operating activities:
Net loss                                                   $    (1,307)     $     (199)       $  (16,148)      $    (5,558)
Adjustments to reconcile net loss to net
  cash provided by (used for)
  operating activities:
  Depreciation and amortization                                  2,087             189             2,101             2,693
  Amortization of loan fees, included in
   interest expense                                                 87               1                22                14
  Loss on sale of real estate                                       --              --                --               391
  Provision for impairment of real
   estate investments                                               --              --            14,760             2,965
  Changes in certain assets and liabilities:
     Deferred fees                                                (158)            (70)             (303)             (341)
     Accounts receivable                                            24              35                34                59
     Prepaid expenses and other assets                             209             209               288               279
     Accounts payable and accrued expenses                          20            (951)              305               424
     Interest payable                                               75             (13)              (37)                1
     Payable to Sponsor                                             --              --              (194)              189
                                                           -----------      ----------        ----------       -----------

      Net cash provided by (used for)
        operating activities                                     1,037            (799)              828             1,116
                                                           -----------      -----------       ----------       -----------

Cash flows from investing activities:
  Pledged cash                                                      (2)             --                --                --
  Property acquisition and development costs                    (1,561)           (960)           (3,023)           (1,564)
  Deposit on pending property acquisition                           --              --               (50)               --
  Cash proceeds from sale of real estate                            --              --                --               303
                                                           -----------      ----------        ----------       -----------

     Net cash used for investing activities                     (1,563)           (960)           (3,073)           (1,261)
                                                           ------------     -----------       -----------      -----------
Cash flows from financing activities:
  Net loan proceeds                                        $     6,768      $        --       $    2,484       $       250
  Loan fees paid                                                  (305)             (23)              --               (66)
  Notes payable principal payments                              (1,606)              (6)             (72)              (40)
  Retirement of Limited Partnership Units                           --               (3)              (9)              (35)
  Other liabilities                                                 --               --               --               (18)
                                                           -----------      -----------       ----------       -----------

     Net cash provided by (used for)
       financing activities                                      4,857              (32)           2,403                91
                                                           -----------      ------------      ----------       -----------

Net increase (decrease) in cash and
  cash equivalents                                               4,331           (1,791)             158               (54)

Cash and cash equivalents at
  beginning of period                                              676            2,467            2,309              2,363
                                                           -----------      -----------       ----------       ------------

Cash and cash equivalents at
  end of period                                            $     5,007      $       676       $    2,467       $      2,309
                                                            ==========       ==========        =========        ===========


Supplemental disclosure of cash flow information:

  Cash paid for interest                                   $     1,135      $        79       $      861       $       596
                                                            ==========       ==========        =========        ==========

  Interest capitalized                                     $        26      $        --       $      178       $        --
                                                            ==========       ==========        =========        ==========


Supplemental disclosure of refinancing activity:

     New financing                                         $     9,600      $       --        $       --        $       --

     Original financing paid off in escrow                      (2,764)             --                --                --

     Increase in other assets and loan fees paid                   (68)             --                --                --
                                                           ------------     ----------        ----------        ----------

     Net loan proceeds                                     $     6,768      $       --        $       --        $       --
                                                           ===========      ==========        ==========        ==========


                          The accompanying notes are an integral part of these financial statements

                                           Appendix A-19

                              RANCON REALTY FUND V,
                        A California Limited Partnership

                   Notes to Consolidated Financial Statements
                  December 31, 1996, November 30, 1995 and 1994


Note 1.  ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

Organization

Rancon Realty Fund V, a California Limited Partnership, ("the Partnership"), was organized in accordance with the provisions of the California Revised Limited Partnership Act for the purpose of acquiring, developing and operating real property. The General Partners of the Partnership are Daniel L. Stephenson and Rancon Financial Corporation ("RFC"), hereinafter referred to as the Sponsor. RFC is wholly-owned by Daniel L. Stephenson. The Partnership reached final funding in February, 1989. 99,767 Partnership Units ("Units") were outstanding at December 31, 1996 and 1995 and 99,783 Units were outstanding at November 30, 1995.

Allocation of profits, losses and cash distributions from operations and cash distributions from sale or financing are made pursuant to the terms of the Partnership Agreement. Generally, net income and distributions from operations are allocated 90% to the limited partners and 10% to the general partners. Net losses from operations are allocated 99% to the limited partners and 1% to the general partners until such time as a partner's account is reduced to zero. Additional losses will be allocated entirely to those partners with positive account balances until such balances are reduced to zero. In no event will the General Partners be allocated less than 1% of net loss for any period.

All of the Partnership's assets are located within the Inland Empire, a submarket of Southern California, and have been directly affected by the economic weakness of the region. Management believes, however, that the market has flattened and is no longer falling in terms of sales prices. While prices have not increased significantly, the Southern California real estate market appears to be improving. Management continues to evaluate the real estate markets in which the Partnership's assets are located in an effort to determine the optimal time to dispose of them and realize their maximum value.

General Partner and Management Matters

Effective January 1, 1994 the Partnership contracted with RFC to perform or contract on the Partnership's behalf for financial, accounting, data processing, marketing, legal, investor relations, asset and development management and consulting services for the Partnership. These services were provided by RFC subject to the provisions of the Partnership Agreement.

In December 1994, RFC entered into an agreement with Glenborough Inland Realty Corporation ("Glenborough") whereby RFC sold to Glenborough the contract to perform the rights and responsibilities under RFC's agreement with the
Partnership and other related Partnerships (collectively, the Rancon Partnerships) to perform or contract on the Partnership's behalf for financial, accounting, data processing, marketing, legal, investor relations, asset and development management and consulting services for the Partnership for a period of ten years or to the liquidation of the Partnership, whichever comes first. According to the contract, the Partnership will pay Glenborough for its services as follows: (i) a specified asset administration fee of $967,000 per year, which is fixed for five years subject to reduction in the year following the sale of assets; (ii) sales fees of 2% for improved properties and 4% for land; (iii) a refinancing fee of 1%; and (iv) a management fee of 5% of gross rental receipts. As part of this agreement, Glenborough will perform certain responsibilities for the General Partner of the Rancon Partnerships and RFC agreed to cooperate with Glenborough, should Glenborough attempt to obtain a majority vote of the limited partners to substitute itself as the Sponsor for the Rancon Partnerships. This agreement became effective January 1, 1995. Glenborough is not an affiliate of RFC or the Partnership.

As a result of this agreement, RFC terminated several of its employees between December 31, 1994 and February 28, 1995. Also as a result of this agreement, certain of the officers of RFC resigned from their positions effective February 28, 1995, March 31, 1995 and July 1, 1995.

Significant Accounting Policies

Basis of Accounting - The accompanying financial statements have been prepared on the accrual basis of accounting in accordance with generally accepted accounting principles under the presumption that the Partnership will continue as a going concern.

Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that effect the reported amounts of assets and liabilities and disclosure of

                                 Appendix A-20

                              RANCON REALTY FUND V,
                        A California Limited Partnership

                   Notes to Consolidated Financial Statements
                  December 31, 1996, November 30, 1995 and 1994

contingent assets and liabilities at the date of the financial statements and the reported results of operations during the reporting period. Actual results could differ from those estimates.

Risks and Uncertainties - The Partnership's ability to (i) achieve positive cash flow from operations, (ii) meet its debt obligations, (iii) provide distributions either from operations or the ultimate disposition of the Partnership's properties or (iv) continue as a going concern, may be impacted by changes in interest rates, property values, geographic economic conditions, or the entry of other competitors into the market. The accompanying financial statements do not provide for adjustments with regard to these uncertainties.

Investments in Real Estate - In March, 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 121 (SFAS 121), "Accounting for Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed Of." The Partnership adopted SFAS 121 in the fourth quarter of fiscal year 1995. SFAS 121 requires that an evaluation of an individual property for possible impairment must be performed whenever events or changes in circumstances indicate that an impairment may have occurred and that long-lived assets to be disposed of be carried at the lower of carrying amount or fair value. There was no impact on the financial position or results of operations of the Partnership from the initial adoption of SFAS 121. The specific accounting policies for assets to be held and used and those to be disposed of are described in more detail below.

Rental Property - Rental properties, including the related land, are stated at cost unless events or circumstances indicate that cost cannot be recovered in which case carrying value is reduced to estimated fair value. Estimated fair value: (i) is based upon the Partnership's plans for the continued operations of each property; (ii) is computed using estimated sales price, as determined by prevailing market values for comparable properties and/or the use of capitalization rates multiplied by annualized rental income based upon the age, construction and use of the building, and (iii) does not purport, for a specific property, to represent the current sales price that the Partnership could obtain from third parties for such property. The fulfillment of the Partnership's plans related to each of its properties is dependent upon, among other things, the presence of economic conditions which will enable the Partnership to continue to hold and operate the properties prior to their eventual sale. Due to uncertainties inherent in the valuation process and in the economy, it is reasonably possible that the actual results of operating and disposing of the Partnership's properties could be materially different than current expectations.

Depreciation is provided using the straight line method over the useful lives of the respective assets.

Land Held for Development - Land held for development is stated at cost unless events or circumstances indicate that cost cannot be recovered in which case the carrying value is reduced to estimated fair value. Estimated fair value: (i) is based on the Partnership's plans for the development of each property; (ii) is computed using estimated sales price, based upon market values for comparable properties, (iii) considers the cost to complete and the estimated fair value of the completed project; and (iv) does not purport, for a specific property, to represent the current sales price that the Partnership could obtain from third parties for such property. The fulfillment of the Partnership's plans related to each of its properties is dependent upon, among other things, the presence of economic conditions which will enable the Partnership to either hold the properties for eventual sale or obtain financing to further develop the properties.

Land Held for Sale - Land held for sale is stated at the lower of cost or estimated fair value less costs to sell. During fiscal year ended November 30, 1995, the Partnership wrote down the carrying value of the land held for sale based upon independent appraisals obtained in 1995. Appraisals are estimates of fair value based upon assumptions about the property and the market in which it is located. Due to the uncertainties inherent in the appraisal process, these valuations do not purport to be the price at which a sale transaction involving these properties can or will take place.

Cash and Cash Equivalents - The Partnership considers certificates of deposit and money market funds with original maturities of less than ninety days to be cash equivalents.

Deferred Financing Costs and Other Fees - Deferred loan fees are amortized on a straight-line basis over the life of the related loan and deferred lease commissions are amortized over the initial fixed term of the related lease agreement.

Rental Income - Rental income is recognized as earned over the life of the respective leases.

                                 Appendix A-21

                              RANCON REALTY FUND V,
                        A California Limited Partnership

                   Notes to Consolidated Financial Statements
                  December 31, 1996, November 30, 1995 and 1994

Sales of Real Estate - Gain or loss from sales of real estate is recognized at the close of escrow, when title has passed, minimum down payment requirements are met, the terms of any notes received by the Partnership satisfy continuing payment requirements, and the Partnership is relieved of any requirements for continued involvement with the property.

Net Loss Per Limited Partnership Unit - Net loss per limited partnership unit is calculated using the weighted average number of limited partnership units outstanding during the period and the Limited Partners' allocable share of the net loss.

Income Taxes - No provision for income taxes is included in the accompanying financial statements, as the Partnership's results of operations are allocated to the partners for inclusion in their respective income tax returns. Net loss and partners' equity (deficit) for financial reporting purposes will differ from the Partnership income tax return because of different accounting methods used for certain items, including depreciation expense, capitalization of development period interest, income recognition and provisions for impairment of investments in real estate.

Consolidation  - In  order  to  satisfy  certain  lender  requirements  for  the
Partnership's 1996 loan secured by Two Carnegie Plaza, Lakeside Tower and One Parkside (see Note 5), Rancon Realty Fund V Tri-City Limited Partnership, a Delaware limited partnership ("RRF V Tri-City") was formed in May, 1996. The three properties securing the loan were contributed to RRF V Tri-City by the Partnership. The limited partner of RRF V Tri-City is the Partnership and the general partner is Rancon Realty Fund V, Inc., a corporation wholly owned by the Partnership. Since the Partnership indirectly owns 100% of RRF V Tri-City, the financial statements of RRF V Tri-City have been consolidated with those of the Partnership. All intercompany transactions have been eliminated in the consolidation.

Reclassifications - Certain 1995 and 1994 balances have been reclassified to conform with the current year presentation.

Note 2.  RELATED PARTY TRANSACTIONS

Payable to Sponsor - As a result of the agreement between RFC and Glenborough (see Note 1), RFC terminated certain employees who were previously responsible for performing the administrative, legal and development services to the Partnership. Upon termination, certain employee costs including severance benefits were allocated to the various Rancon Partnerships. Such costs allocated to the Partnership aggregated $194,000, and were accrued by the Partnership in fiscal year 1994 and paid in the first quarter of fiscal year 1995.

Reimbursable Expenses and Management Fees to Sponsor - Through December 31, 1994, the Partnership had an agreement with the Sponsor for property management services. The agreement provided for a management fee equal to 5% of gross rentals collected while managing the properties. Fees incurred under this agreement totaled $27,000 and $314,000 for the years ended November 30, 1995 and 1994, respectively. Effective January 1, 1995, the Partnership contracted with Glenborough to provide these services to the Partnership (see Note 1).

The Partnership Agreement also provides for the reimbursement of actual costs incurred by the Sponsor in providing certain administrative, legal and development services necessary for the prudent operation of the Partnership. Effective January 1, 1995, such services are being provided by Glenborough as described in Note 1.

Reimbursable costs incurred by the Partnership totaled $84,000 and $1,117,000 for the years ended November 30, 1995 and 1994, respectively, of which the Partnership capitalized $11,000 and $173,000 in 1995 and 1994, respectively. No such reimbursable costs were incurred during 1996. The amount incurred in the fiscal year 1995 is reduced by an $83,000 rebate of the amounts paid by the Partnership for services provided by the Sponsor during the 1994 calendar year.

Note 3.       PLEDGED CASH

Pledged cash of $353,000 represents a $351,000 certificate of deposit held as collateral for subdivision improvement bonds related to the 78.1-acre Perris property owned by the Partnership. As the Perris property is now being held for sale by the Partnership, this pledged cash would be a factor in computing the sales price of such property and would therefore be recovered in the event of a sale. Pledged cash as of December 31, 1996 also includes a $2,000 certificate of deposit pledged as security to a utility district for construction of a sewer crossing.

Note 4.       INVESTMENTS IN REAL ESTATE

Rental property components are as follows (in thousands):

                                 Appendix A-22

                              RANCON REALTY FUND V,
                        A California Limited Partnership

                   Notes to Consolidated Financial Statements
                  December 31, 1996, November 30, 1995 and 1994

                                   December 31,   December 31,     November 30,
                                       1996             1995             1995
                                  -------------    ------------    ------------
Land                              $       6,586    $      6,514    $      6,514
Buildings                                31,580          30,806          31,358
Leasehold and other improvements         13,013          12,085          11,205
                                    -----------      ----------     -----------
                                         51,179          49,405          49,077
Less: accumulated depreciation          (15,180)        (13,405)        (13,244)
                                    -----------    ------------    ------------
Total rental property             $      35,999    $     36,000    $     35,833
                                  =============     ===========     ===========

The Partnership's rental property includes projects at the Tri-City Corporate Centre in San Bernardino, California and Rancon Centre Ontario. In September, 1996, the Partnership reclassified $570,000 from land held for development to rental property, following the completion of the construction of the 6,500 square foot restaurant for Outback Steakhouse.

Land held for development consists of the following (in thousands):

                                       December 31,  December 31,   November 30,
                                           1996          1995           1995
                                        ---------      ---------     ---------
14 acres on December 31, 1996 and
 30.51 acres on December 31, 1995
 and November 30, 1995 at Tri-City
 Corporate Centre, San Bernardino, CA   $   4,297      $   4,512     $  4,510
33.76 acres in Ontario, CA                  5,289          5,287        4,656
                                         --------       --------     --------
Total land held for development         $   9,586      $   9,799     $  9,166
                                         ========       ========     ========

All land held for development is unencumbered at December 31, 1996.

Land held for sale as of December 31, 1996 and 1995, and November 30, 1995 includes the following (in thousands):

23.8 acres in Perris, CA                                         $       775
78.1 acres in Perris, CA                                                 230
                                                                  ----------
Total land held for sale                                         $     1,005
                                                                  ==========

All land held for sale is unencumbered at December 31, 1996.

During the years ended November 30, 1995 and 1994, the Partnership recorded the following provisions to reduce the carrying value of investments in real estate (in thousands):

                                             1995                       1994
                                           --------                    -------
Rental Properties:
   One Carnegie Plaza                    $          --             $     1,657
   Carnegie Business Center II                      --                     299
   Rancon Centre Ontario                            --                   1,009
                                          ------------              ----------
                                                    --                   2,965
Land Held for Development:
  San Bernardino, CA                             5,775                      --

Land Held for Sale:
  78.1 acres in Perris, CA                       6,778                      --
  23.8 acres in Perris, CA                       2,207                      --
                                          ------------              ----------
                                                14,760                      --
                                          ------------              ----------
Total provision for impairment
  of real estate investments             $      14,760             $     2,965
                                          ============              ==========

No such provisions were recorded during the year ended December 31, 1996 or during the month ended December 31, 1995.

                                 Appendix A-23

                              RANCON REALTY FUND V,
                        A California Limited Partnership

                   Notes to Consolidated Financial Statements
                  December 31, 1996, November 30, 1995 and 1994

Prior to 1995, the Partnership's business strategy was to hold its properties for future development and operations. Conclusions about the carrying value of the Partnership's properties were based upon this strategy. In 1994, management concluded that the carrying value of One Carnegie Plaza, Carnegie Business Center II and Rancon Center Ontario was in excess of their net realizable value. Provisions for impairment of the Partnership's investment in those properties were recorded to reduce their carrying amount to estimated net realizable value. In 1995, the Partnership modified this strategy to focus on eventual disposition of its assets at the optimal time and sales price, however, development opportunities will be pursued for certain sites. The Partnership revalued certain of its assets based on the business strategy for the assets (predominantly land). Due to the uncertainties inherent in the valuation process, the carrying values do not purport to be the price at which a sale transaction involving these properties can or will take place.

Note 5.           NOTES PAYABLE

Notes payable as of the stated balance sheet dates were as follows (in thousands):

                                      December 31,   December 31,   November 30,
                                          1996           1995           1995
                                       ---------      ---------      ---------
Note payable, secured by first deed
of trust on Lakeside Tower, One
Parkside and Two Carnegie Plaza.
The loan, which matures August 1,
2006, is a 10-year, 9.39% fixed
rate loan and with a 25-year
amortization and requires $83 in
principal and interest payments
due monthly.                             $ 9,551        $    --      $     --

Note payable,  secured by first deed
of trust on One Carnegie  Plaza.
On August 30, 1996, the note was
refinanced and required a $1,500
principal paydown in exchange for
a reduction in the stated interest
rate from 10.0% to 8.25%. The new
loan terms provide for monthly
principal and interest payments
totaling $34 commencing November 1,
1996, with a new maturity date of
December 1, 2001.                          4,294          5,840         5,844

Loan payable secured by a first
deed of trust on Two Carnegie Plaza.
Interest accrued at the Chino Valley
Bank prime rate plus 2.25%.The loan
was paid off in May, 1996.                    --          2,775         2,777
                                        --------       --------     ---------

Total notes payable                   $   13,845      $   8,615    $    8,621
                                       =========       ========     =========

The annual maturities on the Partnership's notes payable for the fiscal years subsequent to December 31, 1996 are as follows (in thousands):

                  1997                       $    161
                  1998                            176
                  1999                            192
                  2000                            210
                  2001                          4,196
                  Thereafter                    8,910
                                             --------

                  Total                      $ 13,845
                                             ========

Note 6.       LEASES

The Partnership's rental properties are leased under operating leases that expire at various dates through December, 2010. In addition to base monthly rents, several of the leases provide for additional rents based upon a percentage of sales levels attained by the tenants; however, no contingent rentals were realized during the years ended December 31, 1996, November 30, 1995

                                 Appendix A-24

                              RANCON REALTY FUND V,
                        A California Limited Partnership

                   Notes to Consolidated Financial Statements
                  December 31, 1996, November 30, 1995 and 1994

and 1994 or the month ended December 31, 1995. Future minimum rents on non-cancelable operating leases as of December 31, 1996 are as follows (in thousands):


                  1997                     $    6,790
                  1998                          5,338
                  1999                          3,455
                  2000                          2,594
                  2001                          1,857
                  Thereafter                    9,559
                                            ---------

                  Total                    $   29,593
                                             ========

Note 7.       COMMITMENTS AND CONTINGENT LIABILITIES

The Partnership is contingently liable for subordinated real estate commissions payable to the Sponsor in the amount of $102,000 at December 31, 1996. The subordinated real estate commissions are payable only after the Limited Partners have received distributions equal to their original invested capital plus a cumulative non-compounded return of six percent per annum on their adjusted invested capital.

On September 19, 1994, the Partnership (incorrectly referred to as "Rancon Realty") was served by mail with a Summons and Complaint in connection with an action filed by a single four-unit Partnership investor, in the Circuit Court of Mobile County, Alabama. In this action (George Jones v. Wallace Quinn; Life Cycle Financial Planning; Rancon Realty; Phoenix Leasing, Incorporated; First Securities Corporation et. al; Civil Action No. CV94-3053) the plaintiff alleges that the defendants, primarily the plaintiff's investment advisors, gave improper investment advice and misrepresented the suitability of certain investments, including the Partnership, for the plaintiff's investment portfolio. The Partnership retained Alabama counsel to represent it in this action. Such action was settled in December, 1995 resulting in the Partnership repurchasing the plaintiff's investment of four units.

Note 8.       TAXABLE INCOME

The Partnership's tax returns, the qualification of the Partnership as a partnership for federal income tax purposes, and the amount of income or loss are subject to examination by federal and state taxing authorities. If such examinations result in changes to the Partnership's taxable income or loss, the tax liability of the partners could change accordingly.

The Partnership's tax returns are filed on a calendar year basis. As such, the following reconciliation has been prepared using tax amounts estimated on a calendar year basis.

The following is a reconciliation for the years ended December 31, 1996, November 30, 1995 and 1994, of the net loss for financial reporting purposes to the estimated taxable income (loss) determined in accordance with accounting practices used in preparation of federal income tax returns (in thousands).

                                        December 31,  November 30,  November 30,
                                           1996          1995           1994
                                        ----------     ---------    ----------
Net loss per financial statements       $  (1,307)     $ (16,148)   $  (5,558)
Provision for impairment of
  investments in real estate                   --         14,760        2,965
Financial reporting depreciation in
  excess of tax reporting depreciation        558            626        1,023
Operating revenues and expenses
  recognized in a different period
  for financial reporting than for
  income tax reporting, net                  (175)           166          432
Property taxes capitalized for tax            487            477           --
                                         ---------      --------     --------

Estimated net loss for federal
 income tax purposes                    $    (437)     $    (119)   $  (1,138)
                                        ==========      ========     ========

                                 Appendix A-25

                              RANCON REALTY FUND V,
                        A California Limited Partnership

                   Notes to Consolidated Financial Statements
                  December 31, 1996, November 30, 1995 and 1994

The following is a reconciliation as of December 31, 1996 and November 30, 1995 of partner's equity for financial reporting purposes to estimated partners' capital for federal income tax purposes (in thousands).

                                            December 31,     November 30,
                                                1996             1995
                                           ------------      -----------
Partners' equity per financial
  statements                              $      39,997       $    41,506
Cumulative provision for impairment
  of investments in real estate                  21,725            21,725
Cumulative financial reporting
  depreciation in excess of tax
  reporting depreciation                          6,883             6,325
Operating revenues and expenses
  recognized in a different period
  for financial reporting than for
  income tax reporting, net                        (175)              166
Property taxes capitalized for tax                  964               477
Syndication costs                                (1,987)           (1,987)
Other, net                                          843               476
                                           ------------        ----------
Estimated partners' capital for
  federal income tax purposes             $      68,250        $   68,688
                                           ============        ==========

                                 Appendix A-26

                                                  RANCON REALTY FUND V,
                                            A California Limited Partnership

                                 SCHEDULE III - REAL ESTATE AND ACCUMULATED DEPRECIATION
                                                    December 31, 1996
                                                     (In Thousands)

- --------------------------------------------------------------------------------------------------------
          COLUMN A                      COLUMN B             COLUMN C                    COLUMN D

                                                                                    Cost Capitalized
                                                          Initial Cost to             Subsequent to
                                                            Partnership                Acquisition
                                                      ----------------------     ----------------------
                                                                 Buildings
                                                                    and                       Carrying
   Description                        Encumbrances     Land     Improvements    Improvements    Cost
- --------------------------------------------------------------------------------------------------------

Rental Properties:
Commercial Office Complexes
  San Bernardino County, CA:
    6.8 acres - One Carnegie Plaza        $4,294      $ 1,583     $    --         $  9,462     $   40
      Less: Provision for impairment
        of investment in real estate (B)      --           --          --           (1,657)        --
    4.5 acres - Two Carnegie Plaza           (C)          873          --            5,562         --
    3.7 acres - Carnegie Business
        Center II                             --          544          --            3,482         15
      Less: Provision for impairment
        of investment in real estate (B)      --           --          --             (299)        --
    5.3 acres - Lakeside Tower               (C)          834          --           10,966         92
    3.0 acres - Santa Fe                      --          501          --            2,529         --
    2.3 acres - One Parkside                 (C)          529          --            6,128        235
      Less:  Provision for impairment
        of investment in real estate (B)      --           --          --             (700)        --
    0.8 acres - Health Club                   --          786          --            3,002        178
    1.07 acres - Outback Steakhouse           --           --          --              806         --
Industrial Office Complexes
  San Bernardino County, CA:
    19 acres - Rancon Centre Ontario          --        1,735          --            6,728         34
      Less:  Provision for impairment
        of investment in real estate (B)      --           --          --           (2,809)        --
                                         -------      -------     -------         --------     ------

                                          13,845        7,385          --           43,200        594
                                         -------      -------     -------         --------     ------
Land Held for Development:
  San Bernardino County, CA:
    14 acres - Tri-City                       --        5,676          --            4,631      1,265
      Less: Provision for impairment
        of investment in real estate (B)      --       (2,431)         --           (4,844)        --
    33.76 acres - Ontario                     --        3,621          --            1,499        169
                                         -------      -------     -------         --------    -------

                                              --        6,866          --            1,286      1,434
                                         -------      -------     -------         --------    -------
Land Held for Sale:
  Riverside County, CA:
    23.8 acres - Perris - Ethanac Rd.         --        2,780          --              180         22
      Less: Provision for impairment
        of investment in real estate (B)      --       (2,027)         --             (180)        --
    78.1 acres - Perris - Nuevo Rd.           --        5,955          --            1,008         45
      Less: Provision for impairment
        of investment in real estate (B)      --       (5,770)         --           (1,008)        --
                                         -------      -------     -------         --------    -------

                                              --          938          --               --         67
                                         -------      -------     -------         --------    -------

TOTAL                                    $13,845      $15,189     $    --         $ 44,486    $ 2,095
                                         =======      =======     =======         ========    =======

- -------------------------------------------------------------------------------------------------------------------------
          COLUMN A                                     COLUMN E             COLUMN F     COLUMN G   COLUMN H   COLUMN I


                                                Gross Amount Carried
                                                at December 31, 1996
                                             ---------------------------
                                                     Buildings                            Date                  Life
                                                        and        (A)    Accumulated  Construction   Date   Depreciated
   Description                               Land  Improvements   Total   Depreciation    Began     Acquired    Over
- -------------------------------------------------------------------------------------------------------------------------

Rental Properties:
Commercial Office Complexes
  San Bernardino County, CA:
    6.8 acres - One Carnegie Plaza         $ 1,583    $ 9,502    $11,085    $3,456        8/86      6/03/85    3-40 yrs.
      Less: Provision for impairment
        of investment in real estate (B)      (256)    (1,401)    (1,657)       --
    4.5 acres - Two Carnegie Plaza             873      5,562      6,435     2,161        1/88      6/03/85    3-40 yrs.
    3.7 acres - Carnegie Business
        Center II                              544      3,497      4,041     1,769       10/86      6/03/85    3-40 yrs.
      Less: Provision for impairment
        of investment in real estate (B)       (41)      (258)      (299)       --
    5.3 acres - Lakeside Tower                 834     11,058     11,892     4,117        3/88      6/03/85    3-40 yrs.
    3.0 acres - Santa Fe                       501      2,529      3,030       966        2/89      6/03/85    5-40 yrs.
    2.3 acres - One Parkside                   529      6,363      6,892     1,070        2/92      6/03/85    5-40 yrs.
      Less:  Provision for impairment
        of investment in real estate (B)       (65)      (635)      (700)       --
    0.8 acres - Health Club                    786      3,180      3,966       134        1/95      6/03/85    5-40 yrs.
    1.07 acres - Outback Steakhouse            161        645        806        --        1/96      6/03/85   15-40 yrs.
Industrial Office Complexes
  San Bernardino County, CA:
    19 acres - Rancon Centre Ontario         1,735      6,762      8,497     1,507        1/88      5/22/87    3-40 yrs.
      Less:  Provision for impairment
        of investment in real estate (B)      (598)    (2,211)    (2,809)       --
                                           -------    -------    -------   -------

                                             6,586     44,593     51,179    15,180
                                           -------    -------    -------   -------
Land Held for Development:
  San Bernardino County, CA:
    14 acres - Tri-City                     11,572         --     11,572        --         N/A       6/03/85      N/A
      Less: Provision for impairment
        of investment in real estate (B)    (7,275)        --     (7,275)       --
    33.76 acres - Ontario                    5,289         --      5,289        --         N/A       5/22/87      N/A
                                           -------    -------    -------   -------

                                             9,586         --      9,586        --
                                           -------    -------    -------   -------
Land Held for Sale:
  Riverside County, CA:
    23.8 acres - Perris - Ethanac Rd.        2,982         --      2,982        --         N/A       3/30/89      N/A
      Less: Provision for impairment
        of investment in real estate (B)    (2,207)        --     (2,207)       --
    78.1 acres - Perris - Nuevo Rd.          7,008         --      7,008        --         N/A       12/28/89     N/A
      Less: Provision for impairment
        of investment in real estate (B)    (6,778)        --     (6,778)       --
                                           -------    -------    -------   -------

                                             1,005         --      1,005        --
                                           -------    -------    -------   -------

TOTAL                                      $17,177    $44,593    $61,770   $15,180
                                           =======    =======    =======   =======


(A) The aggregate cost for federal income tax purposes is $83,989.
(B)  See Note 4 to Financial Statements
(C)  Two Carnegie Plaza, Lakeside Tower and One Parkside are collateral for the debt in the aggregate amount of $9,551.

                                 Appendix A-27

                              RANCON REALTY FUND V,
                        A CALIFORNIA LIMITED PARTNERSHIP


             SCHEDULE III - REAL ESTATE AND ACCUMULATED DEPRECIATION
                                 (in thousands)

Reconciliation of gross amount at which real estate was carried:

                                For the    For the one    For the      For the
                              year ended   month ended   year ended  year ended
                             December 31, December 31, November 30, November 30
                                 1996         1995         1995          1994
                              ----------    ---------   -----------  ----------
Investments in real estate:

  Balance at beginning of period $60,209     $59,248     $70,855     $ 72,975

   Additions during period:
     Improvements                  1,561         961       2,975        1,557
     Capitalized carrying costs       --          --         178           --
   Provision for impairment of
    investments in real estate        --          --      14,760)      (2,965)
   Sales                              --          --          --         (712)
                                 -------     -------      ------     --------

  Balance at end of period       $61,770     $60,209     $59,248     $ 70,855
                                 =========   =======     =======     ========



Accumulated Depreciation:

  Balance at beginning of period $13,405     $13,244     $11,464     $  9,329

   Additions charged to expenses   1,775         161       1,780        2,135
                                 -------     -------     -------     --------

  Balance at end of period       $15,180     $13,405     $13,244     $ 11,464
                                 =======     =======     =======     ========

                                 Appendix A-28

                              RANCON REALTY FUND V,
                        A CALIFORNIA LIMITED PARTNERSHIP


                                INDEX TO EXHIBITS


    Exhibit Number                 Exhibit                               Page



         (3.4)      Limited Partnership  Agreement of RRF V Tri-
                    City Limited Partnership, A Delaware limited
                    partnership of which Rancon Realty Fund V,
                    A California Limited Partnership is the
                    limited partner.                               Appendix A-30


        (10.3)      Promissory  note in the amount of $9,600,000,
                    dated May 6, 1996 secured by Deeds of Trust
                    on three of the Partnership Properties.        Appendix A-34

                                 Appendix A-29

                                                                   Exhibit 3.4


                        LIMITED PARTNERSHIP AGREEMENT OF
                       RRF V TRI CITY LIMITED PARTNERSHIP

         THIS LIMITED PARTNERSHIP AGREEMENT is made as of this 2nd day of April, 1996. between RRF V, Inc., a Delaware corporation (the "General Partner") and Rancon Realty Fund V. a California limited partnership (the "Limited Partner"), herein referred to collectively as the "Partners" and individually as a "Partner" and whose names and addresses are set forth in Exhibit A

                                    ARTICLE I
                                NAME AND PURPOSE

         1. Formation. The undersigned parties hereby form a partnership (herein called the Partnership") pursuant to the provisions of the Delaware Revised Uniform Limited Partnership Act (the "Act").

         2. Name and Office. The name of the Partnership is RRF V TRI CITY LIMITED PARTNERSHIP. The principal office of the Partnership shall be located at 400 South El Camino Real, San Mateo, California 94402-1708, but the Partnership may select and otherwise operate and conduct its business in any and all parts of the United States as the parties may deem advisable.

         3. Purposes. The Partnership has been formed for the purposes of:

         (a) acquiring all that certain real estate more particularly described on Exhibit B hereto and all improvements thereon and all personally associated therewith and all rentals, leases and agreements relating, thereto (collectively, the "Real Estate") from the transferor identified opposite the description of each such Real Estate described on Exhibit B hereto and financing each such Real Estate with a loan (collectively, the "Loans") from Bear, Stearns Funding. Inc. (the "Lender") and selling, conveying, mortgaging and otherwise disposing of all or any part of the Real Estate subject to the requirement of the documents evidencing and securing the Loans;

         (b) entering into and performing obligations pursuant to agreements necessary or desirable to effectuate the foregoing (such agreements and the agreements referred to in subparagraph (a) above shall be collectively referred to herein as the "Agreements"); and

         (c) engaging in any lawful act or activity that may be taken by, and exercising any powers permitted to limited partnerships organized under the Act that are incidental to and necessary or desirable for the accomplishment of the above-mentioned purposes.

The Partnership is authorized to engage in any and all acts necessary, advisable or incidental to the conduct of its business and. after repayment in full of the Loans, may engage in any other business or activity which may be lawfully conducted by partnerships organized under the Act.

         4. Term. The term of the Partnership shall be from the date hereof to December 31, 2095. unless Terminated earlier as hereinafter provided or as otherwise provided by law.

                                   ARTICLE II
                                     CAPITAL

         1. Initial Capital contributions of Partners. The initial capital required to carry on the business purposes described in Article 1, Paragraph 3 above shall be advanced by the General Partner and the Limited Partner in the amounts as shown on the attached Exhibit A, which Exhibit is incorporated herein by this reference: provided, that the General Partner s initial capital contribution shall be in an amount equal to the lesser of $500,000 and 1% of the net asset value of the assets of the Partnership. No interest shall be paid by the Partnership to the Partners on any Capital Contribution paid to the Partnership. Except as otherwise provided in the Act or in this Agreement, no Partner shall be required to make any further contribution to the capital of the Partnership.

         2. Distributions of Capital. Under circumstances requiring a return of any Capital Contribution. no Partner shall have the right to receive property other than cash.

         3. Admission of Additional Partners. Neither the Partnership nor the General Partner on behalf of the Partnership may admit additional Partners without the consent of all of the Partners

                                 Appendix A-30

                                                                     Exhibit 3.4

                                   ARTICLE III
                                   MANAGEMENT

         1. Management Decisions. The parties hereto agree that the General Partner is solely responsible for the day-to-day operations of the Partnership. Subject to express limitations set forth in this Partnership Agreement, the General Partner is authorized to do anything necessary and appropriate to achieve the purposes detailed in Article 1, Paragraph 3 above. The General Partner may be removed for cause by a vote of the Partners holding a majority interest in the Partnership but may not otherwise dissolve or resign as General Partner without the vote of the majority interest in the Partnership; provided, the General Partner may not resign or be removed in any event unless a successor bankruptcy remote corporation shall have been appointed and be ready and able to succeed to the General Partner as general partner of the Partnership.

         Sale of all or a substantial portion of the Partnership assets must be approved by a vote of the Partners holding a majority interest in the Partnership.

         The General Partner shall devote such time to the Partnership as shall be reasonably required for its welfare and success. The General Partner shall use its best efforts to enable the Partnership to carve out the purposes set forth in Article 1, Paragraph 3.

         2. Expenses. The General Partner may be reimbursed by the Partnership for reasonable out-of-pocket expenses incurred by it in connection with the business of the Partnership.

         3. Covenants Regarding Operation.

         (a)  The  Partnership   shall  not  incur,   assume  or  guarantee  any
indebtedness except for such indebtedness as may be incurred by the Partnership in connection with the Loans or as other vise permitted by the Lender.

         (b) The Partnership shall not engage in any business or activity other than in connection with or relating to the Partnership's purposes.

         (c) The Partnership shall not consolidate or merge with or into any other entity or convey or transfer its properties and assets substantially as an entirety to any entity.

         (d) The Partnership shall not dissolve or liquidate, in whole or in part, except in the event the Loans have been satisfied in full.

         (e) The funds and other assets of the Partnership shall not be commingled with those of any other entity.

         (f) The Partnership shall not guaranty or become obligated or hold itself out as being liable for the debts of any other party. The Partnership shall not plead its assets for the benefit of any other person or entity.

         (g) The Partnership shall not form, or cause to be formed, any subsidiaries.

         (h) The Partnership shall make no asset distributions, including, without limitation, any distribution of dividends, except to the extent of cash on hand in excess of that needed to cover the expected operating expenses of the Partnership.

         (i) The Partnership shall not make any loans to any person or entity.

         (j) The Partnership shall act solely in its name and through the General Partner in the conduct of its business. and shall conduct its business so as not to mislead others as to the identity of the entity with which they are concerned. The Partnership shall pay its own liabilities from its own funds.

         (k) The Partnership shall not file any voluntary petition or consent to the filing of any petition in or institute any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other proceeding under any federal or state bankruptcy or similar law without the unanimous consent of the Partners.

         ( l ) The Partnership shall maintain partnership records and books of account and shall not commingle its partnership records and books of account with the corporate records and books of account of any entirety. The books of the Partnership may be kept (subject to any provision contained in the statutes) inside or outside the State of Delaware at such place or places as may be designated from time to time by the members of the General Partner.

         (m) The Partnership shall maintain an arms-length relationship with the Partners and their affiliates and, in particular. shall compensate such Partners or affiliates on a commercial reasonable basis for any services or office space provided by them.

         (n) The Partnership shall maintain a separate telephone number and use its own stationary, invoice and checks.

         (o) The Partnership shall observe all partnership formalities.

                                   ARTICLE IV
                 RIGHTS AND OBLIGATIONS OF THE LIMITED PARTNERS

         1. Management of the Partnership.

         (a) No Limited Partner may take part in the management of or control of the business of the Partnership, transact any business in the name of the
Partnership, incur expenditures on behalf of the Partnership, bind the Partnership or sign any agreement or document in the name of the Partnership

                                 Appendix A-31

                                                                     Exhibit 3.4


         (b) No Limited Partner will have any power or authority with respect to the Partnership or Partnership affairs except to the extent that the express provisions of this Agreement or the Act require or permit the Limited Partner to take certain actions with respect to the Partnership.

         2. Liability of Limited Partners. Except as otherwise provided in the Act or this Agreement and irrespective of any deficit in a Limited Partners' Capital Account, no Limited Partner will be required to contribute funds to the Partnership other than its Capital Contribution and will not be personally liable for any obligations of the Partnership beyond the amount of its Capital Contribution. Except as provided in this Agreement, no Limited Partner in its capacity as limited partner is required to loan funds to the Partnership.

                                    ARTICLE V
                                   ACCOUNTING

         1. Books and Records. The Partnership through the General Partner shall cause full and accurate books of the Partnership to be maintained at the Partnership's principal place of business. Such books and records shall include all receipts and expenditures, assets and liabilities, profits and losses and all other records necessary for recording the Partnership's business and affairs. Such books and records shall be open to inspection and examination by all Partners, in person or by their duly authorized representatives. at reasonable times.

         2. Fiscal Year. The fiscal years the Partnership will end on the last day of December, unless changed by the General Partner with the consent of the Limited Partner.

         3. Reports. Annual balance sheets and statements showing the income and expenses of the Partnership. Together with the Partnership federal and state income tax returns, shall be prepared and submitted to the Partners not later than 60 days after the end of the fiscal year. The General Partner is hereby authorized to designate itself as tax matters partner of the Partnership.

         4. Bank Accounts and Investment of Funds. All funds of the Partnership shall be deposited in its name in such checking and savings accounts or time certificates as shall be designated by the Partners. Withdrawals therefrom shall be made upon such signature or Signatures as the Partners may designate.

         5. Method of Accounting. The books of the Partnership shall be kept on the accrual basis of accounting.

                                   ARTICLE Vl
                          ALLOCATIONS AND DISTRIBUTIONS

         1. Profits and Losses. The profits and losses of the Partnership shall be determined each year in accordance with accounting methods used for federal income tax purposes and shall be allocated among the Partners and credited (or charged) to their Capital Accounts (as defined and maintained in accordance with Regulations under Section 704(b) of the Internal Revenue Code of 1986, as amended) in accordance with the Partnership Percentages (as such percentages are set forth on Exhibit A hereto).

         2. Cash Distributions. All cash distributions of the Partnership shall be distributed among the Partners and charged to their Capital Accounts in accordance with the Partnership Percentages.

                                   ARTICLE VII
                         TERMINATION OF THE PARTNERSHIP

         1. Termination. The Partnership shall be dissolved upon the first to occur of the following:

         (a) the sale of all or substantially all of the Partnership assets;

         (b) the mutual unanimous agreement of the Partners; provided, that the Partners shall not agree to dissolve the Partnership while the Loans are outstanding.

         (c) the date December 31, 2095; or

         (d) the General Partner shall dissolve or file, or be the subject of, any reorganization, bankruptcy, insolvency or liquidation proceeding or other proceeding under any federal or state bankruptcy or similar law; provided, that any such act shall not cause a dissolution of the Partnership if within 90 days after such withdrawal, dissolution filing or commencement of proceeding the limited partners shall unanimously (i) elect to continue the Partnership, and
(ii) appoint a successor General Partner.

                                 Appendix A-32

                                                                     Exhibit 3.4


         2. Dissolution. Upon the occurrence of any one of the above events, the Partnership will be dissolved, the affairs of the Partnership wound up and the assets liquidated, allocated and distributed, as realized, in the following order:

         (a) to creditors of the Partnership; and

         (b) to the Partners in accordance with their Capital Account balances. If, upon liquidation, the General Partner has a deficit Capital Account balance, the General Partner shall be required to contribute cash to the Partnership in an amount equal to such deficit Capital Account balance.

                                  ARTICLE VIII
                              TRANSFER OF INTEREST

         No partner may sell, transfer or otherwise assign its interest in the Partnership, in whole or in part; provided, that the initial General Partner may transfer its general partner interest in the Partnership to a corporation which is a wholly owned, qualified real estate investment trust subsidiary of Rancon Financial Corporation and is otherwise approved by the Lender, and following such transfer such transferee shall be the General Partner for all purposes of this Agreement. Anything contained herein to the contrary notwithstanding, in no event shall the Partners or any of them have the authority to amend the provisions of this Article VIII.

                                   ARTICLE IX
                               GENERAL PROVISIONS

         1. Indemnification. If the General Partner shall violate any of the terms, provisions and conditions of this Partnership Agreement, it shall, in addition to being subjected to the other remedies. liabilities and obligations herein imposed upon it therefor, keep and save harmless the Partnership property and indemnify the other Partners from any and all claims, demands and actions that may arise out of or by reason of such a violation of any of the terms, provisions and conditions thereof.

         2. Amendments. This Partnership Agreement may not be modified or amended except with the unanimous written consent of the Partners. Notwithstanding anything herein to the contrary. Article VIII may not be amended at any time.

         3. Governing Law; Binding. This Partnership Agreement shall be construed and enforceable in accordance with the laws of the State of Delaware and shall be binding upon all the parties and their assigns, successors, estates, heirs or legatees.

         4. Counterparts. This Partnership Agreement may be executed in any number of counterparts. each of which shall be deemed to constitute an original and all of which together shall constitute one! instrument

IN WITNESS WHEREOF. we have hereunto set our hands the day and year heretofore mentioned.

                                   GENERAL PARTNER:

                                   RRF V, INC.

                                   By:/s/ Robert Batinovich
                                   Robert Batinovich, President

                                   LIMITED PARTNER:

                                   Rancon Realty Fund V, L.P.,
                                   a California limited partnership

                                   By: /s/ Daniel Lee Stephenson,
                                   Daniel Lee Stephenson,
                                   General Partner

                                   By: Rancon Financial Corporation,
                                   General Partner

                                            By: /s/ Daniel Lee Stephenson
                                                 Its President

                                 Appendix A-33

                                                                    Exhibit 10.3

                                 PROMISSORY NOTE
$9,600,000                                                  New York, New York
                                                                  May 9, 1996

         FOR VALUE RECEIVED RRF V TRI CITY LIMITED PARTNERSHIP, a Delaware limited partnership, as maker, having its principal place of business at c/o Glenborough Inland Realty Corporation, 400 South El Camino Real, San Mateo, California 94402 ("Borrower"), hereby unconditionally promises to pay to the order of BEAR, STEARNS FUNDING, INC., a Delaware corporation, as payee, having an address at 245 Park Avenue, New York, New York 10167 ("Lender"), or at such other place as the holder hereof may from time to time designate in writing, the principal sum of NINE MILLION SIX HUNDRED THOUSAND Dollars ($9,600,000), in lawful money of the United States of America with interest thereon to be computed from the date of this Note at the Applicable Interest Rate (defined below), and to be paid in installments as follows:

                            ARTICLE 1: PAYMENT TERMS

         (a) A payment on the date hereof on account of all interest that will accrue on the principal amount of this Note from and after the date hereof through and including the last day of the present month;

         (b) A constant payment of $83,141.99 on the first day of July, 1996 and on the first day of each calendar month thereafter (the "Monthly Payment") up to and including the first day of May, 2006; the Monthly Payment shall be subject to adjustment pursuant to Article 5 hereof upon release of a Release Property (as defined in that certain Loan Agreement dated of even date herewith between Borrower and Lender (the "Loan Agreement")); each Monthly Payment to be applied as follows:

         (i) first, to the payment of interest computed at the Applicable Interest Rate; and

         (ii) the balance toward the reduction of the principal sum;

and the balance of the principal sum and all interest thereon shall be due and payable on the first day of June, 2006 (the "Maturity Date"). Interest on the principal sum of this Note shall be calculated on the basis of a three hundred sixty (360) day year based on twelve (12) thirty (30) day months, except that interest due and payable for a period of less than a full month shall be calculated by multiplying the actual number of days elapsed in such period by a daily rate based on said 360-day year.

                               ARTICLE 2: INTEREST

         The term "Applicable Interest Rate" as used in the Security Instrument (defined below) and this Note shall mean an interest rate equal to nine and thirty nine hundredths percent (9.39%) per annum.

                       ARTICLE 3: DEFAULT AND ACCELERATION

         (a) The whole of the principal sum of this Note, (b) interest, default interest, late charges and other sums, as provided in this Note, the Security Instrument or the Other Security Documents (defined below), (c) all other monies agreed or provided to be paid by Borrower in this Note, the Security Instrument or the Other Security Documents, (d) all sums advanced pursuant to the Security Instrument to protect and preserve the Property (defined below) and the lien and the security interest created thereby, and (e) all sums advanced and costs and expenses incurred by Lender in connection with the Debt (defined below) or any part thereof, any renewal, extension, or change of or substitution for the Debt or any part thereof, or the acquisition or perfection of the security therefor, whether made or incurred at the request of Borrower or Lender (all the sums referred to in (a) through (e) above shall collectively be referred to as the "Debt") shall without notice become immediately due and payable at the option of Lender if any payment required in this Note is not paid within ten (10) days of the date the same is due or on the Maturity Date or on the happening of any other default, after the expiration of any applicable notice and grace periods, herein or under the terms of the Security Instrument or any of the Other Security Documents (collectively, an "Event of Default").

                           ARTICLE 4: DEFAULT INTEREST

         Borrower does hereby agree that upon the occurrence of an Event of Default, Lender shall be entitled to receive and Borrower shall pay interest on the entire unpaid principal sum at a rate equal to the lesser of (a) five percent (5%) plus the Applicable Interest Rate and (b) the maximum interest rate which Borrower may by law pay (the "Default Rate"). The Default Rate shall be computed from the occurrence of the Event of Default until the earlier of the date upon which the Event of Default is cured or the date upon which the Debt is paid in full. Interest calculated at the Default Rate shall be added to the Debt, and shall be deemed secured by the Security Instrument. This clause, however, shall not be construed as an agreement or privilege to extend the

                                 Appendix A-34

                                                                    Exhibit 10.3


date of the payment of the Debt, nor as a waiver of any other right or remedy accruing to Lender by reason of the occurrence of any Event of Default.

                              ARTICLE 5: PREPAYMENT

         Borrower shall not have the right or privilege to prepay all or any portion of the unpaid principal balance of this Note until the third anniversary of the date hereof.

         During the period commencing on the third anniversary of the date hereof and ending on or before the date which is six (6) months prior to the Maturity Date, Borrower may, provided it has given Lender prior written notice in accordance with the terms of this Note, prepay the unpaid principal balance of this Note in whole or in part by paying, together with the amount to be prepaid, (a) interest accrued and unpaid on the portion of the principal balance of this Note being prepaid to and including the date of prepayment, (b) unless prepayment is tendered on the first day of a calendar month, an amount equal to the interest that would have accrued on the amount being prepaid after the date of prepayment through and including the last day of the calendar month in which the prepayment occurs had the prepayment not been made (which sum shall constitute additional consideration for the prepayment)r (c) all other sums then due under this Note, the Security Instrument and the Other Security Documents, and (d) a prepayment consideration (the "Prepayment Consideration") equal to the greater of (i) one percent (1%) of the principal balance of this Note being prepaid and (ii) the excess, if any, of (A) the product of (1) the sum of the present values of all then-scheduled payments of principal and interest under this Note including, but not limited to, principal and interest on the Maturity Date, (with each such payment discounted to its present value at the date of prepayment at the rate which, when compounded monthly, is equivalent to the Prepayment Rate (hereinafter defined)) and (2) a fraction, the numerator of which is the principal amount of this Note being prepaid and the denominator of which is the then outstanding principal amount of this Note, over (B) the principal amount of this Note being prepaid. Partial prepayments of the principal amount of this Note shall not be in increments of less than $100,000, be permitted more than once in any period of one year commencing on the date hereof or any anniversary hereof or result in a recalculation of the Monthly Payment, except that upon a prepayment of the principal amount of this Note in connection with a release of a Release Property, the Monthly Payment shall be recalculated to equal a constant monthly payment of principal and interest sufficient to pay interest on the then outstanding principal balance of this Note at the Applicable Interest Rate and amortize such balance over an amortization period beginning on the first day of the month following release of the Release Property and ending on June 1,. 2021.

         The term "Prepayment Rate" means the bond equivalent yield (in the secondary market) on the United States Treasury Security that as of the Prepayment Rate Determination Date (hereinafter defined) has a remaining term to maturity closest to, but not exceeding, the remaining term to the Maturity Date, as most recently published in the "Treasury Bonds, Notes and Bills" section in The Wall Street Journal as of such Prepayment Rate Determination Date. If more than one issue of United States Treasury Securities has the remaining term to the Maturity Date referred to above, the "Prepayment Rate" shall be the yield on the United States Treasury Security most recently issued as of the Prepayment Rate Determination Date. The rate so published shall control absent manifest error. The term "Prepayment Rate Determination Date" shall mean the date which is five (5) Business Days prior to the scheduled prepayment date. As used herein, "Business Day" shall mean any day other than Saturday, Sunday or any other day on which banks are required or authorized to close in New York, New York.

         Lender shall notify Borrower of the amount and the basis of determination of the required prepayment consideration. If the publication of the Prepayment Rate in The Wall Street Journal is discontinued, Lender shall determine the Prepayment Rate on the basis of "Statistical Release H.15 (519), Selected Interest Rates," or any successor publication, published by the Board of Governors of the Federal Reserve System, or on the basis of such other publication or statistical guide as Lender may reasonably select.

         After the date which is six (6) months prior to the Maturity Date, Borrower may, provided that it has given Lender prior written notice in accordance with the terms of this Note, prepay the unpaid principal balance of this Note in whole or in part, by paying, together with the amount to be prepaid, (a) interest accrued and unpaid on the portion of the principal balance of this Note being prepaid to and including the date of prepayment, (b) unless the prepayment is tendered on the first day of a calendar month, an amount equal to the interest that would have accrued on the amount being prepaid after the date of prepayment through and including the last day of the calendar month in which the prepayment occurs had the prepayment not been made (which amount shall constitute additional consideration for the prepayment), and (c) all other sums then due under this Note, the Security Instrument and the Other Security Documents. Partial prepayments of this Note during such period shall not be in increments of less than $100,000 or result in a recalculation of the amount of monthly debt service payments due under this Note, except that upon a prepayment of the principal amount of this Note in connection with a release of a Release Property, the Monthly Payment shall be recalculated to equal a constant monthly payment of principal and interest sufficient to pay interest on the then outstanding principal balance of this Note at the Applicable Interest Rate and amortize such balance over an amortization period beginning on the first day of the month following release of the Release Property and ending on June 1, 202l

                                 Appendix A-35

                                                                    Exhibit 10.3


         Borrower's right to prepay any portion of the principal balance of this Note shall be subject to (i) Borrower's submission of a notice to Lender setting forth the amount to be prepaid and the projected date of prepayment, which date shall be no less than thirty (30) or more than sixty (60) days from the date of such notice, and (ii) Borrower's actual payment to Lender of the amount to be prepaid as set forth in such notice on the projected date set forth in such notice or any day following such projected date occurring in the same calendar month as such projected date.

         Following an Event of Default and acceleration of this Note, if Borrower or anyone on Borrower's behalf makes a tender of payment of the amount necessary to satisfy the indebtedness evidenced by this Note and secured by the Security Instrument at any time prior to foreclosure sale (including, but not limited to, sale under power of sale under the Security Instrument), or during any redemption period after foreclosure, (i) the tender of payment shall constitute an evasion of Borrower's obligation to pay any Prepayment Consideration due under this Note and such payment shall, therefore, to the maximum extent permitted by law, include a premium equal to the Prepayment Consideration that would have been payable on the date of such tender had this Note not been so accelerated, or (ii) if at the time of such tender a prepayment of the principal amount of this Note would have been prohibited under this Note had the principal amount of this Note not been so accelerated, the tender of payment shall constitute an evasion of such prepayment prohibition and shall, therefore, to the maximum extent permitted by law, include an amount equal to the greater of (i) 1% of the then principal amount of this Note and (ii) an amount equal to the excess of (A) the sum of the present values of a series of payments payable at the times and in the amounts equal to the payments of principal and interest (including, but not limited to the principal and interest payable on the Maturity Date) which would have been scheduled to be payable after the date of such tender under this Note had this Note not been accelerated, with each such payment discounted to its present value at the date of such tender at the rate which when compounded monthly is equivalent to the Prepayment Rate, over (B) the then principal amount of this Note.

                               ARTICLE 6: SECURITY

         This Note is secured by the Security Instrument and the Other Security Documents. The term "Security Instrument" as used in this Note shall mean those three (3) Deeds of Trust, Fixture Filings and Security Agreements dated as of the date hereof in the principal sum of this Note given by Borrower to (or for the benefit of) Lender each covering the fee simple estate of Borrower in certain premises located in Riverside County, State of California, and other property, as more particularly described therein (collectively, the "Property") and intended to be duly recorded in said County. The term "Other Security Documents" as used in this Note shall mean all and any of the documents other than this Note or the Security Instrument now or hereafter executed by Borrower and/or others and by or in favor of Lender, which wholly or partially secure or guarantee payment of this Note, including, but not limited to, the Loan Agreement. Whenever used, the singular number shall include the plural, the plural number shall include the singular, and the words "Lender" and "Borrower" shall include their respective successors, assigns, heirs, executors and administrators.

         All of the terms, covenants and conditions contained in the Security Instrument and the Other Security Documents are hereby made part of this Note to the same extent and with the same force as if they were fully set forth herein. All capitalized terms not defined herein shall have the meanings ascribed to them in the Security Instrument and the Other Security Documents.

                            ARTICLE 7: SAVINGS CLAUSE

         This Note is subject to the express condition that at no time shall Borrower be obligated or required to pay interest on the principal balance due thereunder at a rate which could subject Lender to either civil or criminal liability as a result of being in excess of the maximum interest rate which Borrower is permitted by applicable law to contract or agree to pay. If by the terms of this Note, Borrower is at any time required or obligated to pay interest on the principal balance due thereunder at a rate in excess of such maximum rate, the Applicable Interest Rate or the Default Rate, as the case may be, shall be deemed to be immediately reduced to such maximum rate and all previous payments in excess of the maximum rate shall be deemed to have been payments in reduction of principal and not on account of the interest due thereunder. All sums paid or agreed to be paid to Lender for the use, forbearance, or detention of the Debt, shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Note until payment in full so that the rate or amount of interest on account of the Debt does not exceed the maximum lawful rate of interest from time to time in effect and applicable to the Debt for so long as the Debt is outstanding.

                             ARTICLE 8: LATE CHARGE

         If any sum  payable  under  this  Note is not paid  prior to the  tenth
(10th) day after the date on which it is due, Borrower shall pay to Lender upon demand an amount equal to the lesser of five percent (5%) of the unpaid sum or the maximum amount permitted by applicable law to defray the expenses incurred by Lender in handling and processing the delinquent payment and to compensate Lender for the loss of the use of the delinquent payment and the amount shall be secured by the Security Instrument and the Other Security Documents.

                                 Appendix A-36

                                                                    Exhibit 10.3

                            ARTICLE 9: NO ORAL CHANGE

         This Note may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Borrower or Lender, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

                     ARTICLE 10: JOINT AND SEVERAL LIABILITY

         If Borrower consists of more than one person or party, the obligations and liabilities of each person or party shall be joint and several.

                               ARTICLE 11: WAIVERS

         Borrower and all others who may become liable for the payment of all or any part of the Debt do hereby severally waive presentment and demand for payment, notice of dishonor, protest and notice of protest and non-payment and all other notices of any kind. No release of any security for the Debt or extension of time for payment of this Note or any installment hereof, and no alteration, amendment or waiver of any provision of this Note, the Security Instrument or the Other Security Documents made by agreement between Lender or any other person or party shall release, modify, amend, waive, extend, change, discharge, terminate or affect the liability of Borrower, and any other person or entity who may become liable for the payment of all or any part of the Debt, under this Note, the Security Instrument or the Other Security Documents. No notice to or demand on Borrower shall be deemed to be a waiver of the obligation of Borrower or of the right of Lender to take further action without further notice or demand as provided for in this Note, the Security Instrument or the Other Security Documents. If Borrower is a partnership, the agreements herein contained shall remain in force and applicable, notwithstanding any changes in the individuals comprising the partnership. If Borrower is a corporation, the agreements contained herein shall remain in full force and applicable notwithstanding any changes in the shareholders comprising, or the officers and directors relating to, the corporation. If Borrower is a limited liability company, the agreements contained herein shall remain in full force and applicable notwithstanding any changes in the members comprising, or the managers, officers or agents relating to, the limited liability company. The term "Borrower", as used herein, shall include any alternate or successor partnership, corporation, limited liability company or other entity or person to the Borrower named herein, but any predecessor partnership (and their partners), corporation, limited liability company, other entity or person shall not thereby be released from any liability. Nothing in this Article 11 shall be construed as a consent to, or a waiver of, any prohibition or restriction on transfers of interests in such partnership which may be set forth in the Security Instrument or any Other Security Document.

                              ARTICLE 12: TRANSFER

         Lender may, at any time, sell, transfer or assign this Note, the Security Instrument and the Other Security Documents, and any or all servicing rights with respect thereto, or grant participations therein or issue mortgage passthrough certificates or other securities evidencing a beneficial interest in a rated or unrated public offering or private placement (the "Securities"). Lender may forward to each purchaser, transferee, assignee, servicer, participant, investor in such Securities or any Rating Agency rating such Securities (collectively, the "Investor") and each prospective Investor, all documents and information which Lender now has or may hereafter acquire relating to the Debt and to Borrower, any guarantor and the Property, whether furnished by Borrower, any guarantor or otherwise, as Lender determines necessary or desirable. Borrower and any guarantor agree to cooperate with Lender in connection with any transfer made or any Securities created pursuant to the Security Instrument, including, without limitation, the delivery of an estoppel certificate in accordance therewith, and such other documents as may be reasonably requested by Lender. Borrower shall also furnish and Borrower and any guarantor consent to Lender furnishing to such Investors or such prospective Investors any and all information concerning the Property, the Leases, the financial condition of Borrower and any guarantor as may be requested by Lender, any Investor or any prospective Investor in connection with any sale, transfer or participation interest. Lender may retain or assign responsibility for servicing the Loan, including the Note, the Security Instrument, this Agreement and the Other Security Documents, or may delegate some or all of such responsibility and/or obligations to a servicer including, but not limited to, any subservicer or master servicer. Lender may make such assignment or delegation on behalf of the Investors if the Note is sold or this Agreement or the Other Security Documents are assigned. All references to Lender herein shall refer to and include any such servicer to the extent applicable.

                       ARTICLE 13: WAIVER OF TRIAL BY JURY

         BORROWER HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM, WHETHER IN CONTRACT, TORT OR OTHERWISE, RELATING DIRECTLY OR INDIRECTLY TO THE LOAN EVIDENCED BY THIS NOTE, THE APPLICATION FOR THE LOAN EVIDENCED BY THIS NOTE, THIS NOTE, THE SECURITY INSTRUMENT OR THE

                                 Appendix A-37

                                                                    Exhibit 10.3


OTHER SECURITY DOCUMENTS OR ANY ACTS OR OMISSIONS OF LENDER, ITS OFFICERS, EMPLOYEES, DIRECTORS OR AGENTS IN CONNECTION THEREWITH.

                             ARTICLE 14: EXCULPATION

         (a) Except as otherwise provided herein, in the Security Instrument or in the Other Security Documents, Lender shall not enforce the liability and obligation of Borrower, to perform and observe the obligations contained in this Note, the Security Instrument or the Other Security Documents by any action or proceeding wherein a money judgment shall be sought against Borrower or any partner of Borrower, except that Lender may bring a foreclosure action, an action for specific performance or any other appropriate action or proceeding to enable Lender to enforce and realize upon this Note, the Security Instrument, the Other Security Documents, and the interests in the Property; and any other collateral given to Lender pursuant to the Security Instrument and the Other Security Documents; provided, however, that, except as specifically provided herein, any judgment in any such action or proceeding shall be enforceable against Borrower or any partner of Borrower only to the extent of Borrower's interest in the Property and in any other collateral given to Lender, and Lender, by accepting this Note, the Security Instrument and the Other Security Documents, agrees that it shall not sue for, seek or demand any deficiency judgment against Borrower or any partner of Borrower, in any such action or proceeding, under or by reason of or in connection with this Note, the Security Instrument or the Other Security Documents. The provisions of this paragraph shall not, however, (i) constitute a waiver, release or impairment of any obligation evidenced or secured by the Security Instrument or the Other Security Documents, (ii) impair the right of Lender to name Borrower as a party defendant in any action or suit for foreclosure and sale under the Security Instrument,
(iii) affect the validity or enforceability of any guaranty made in connection with this Note, the Security Instrument or the Other Security Documents, (iv) impair the right of Lender to obtain the appointment of a receiver, (v) impair the enforcement of any assignment, or (vi) constitute a waiver of the right of Lender to enforce the liability and obligation of Borrower, by money judgment or otherwise, to the extent of any loss, damage, cost, expense, liability, claim or other obligation incurred by Lender (including attorneys' fees and costs reasonably incurred) arising out of or in connection with the following:

         (a) fraud or misrepresentation by Borrower in connection with this Note, the Security Instrument or the Other Security Documents;

         (b) the gross negligence or willful misconduct of Borrower;

         (c) material physical waste of the Property by Borrower;

         (d) the breach of provisions in this Note, the Security Instrument or the Other Security Documents concerning Environmental Laws and Hazardous Substances and any indemnification of Lender with respect thereto in either document;

         (e) the removal or disposal of any portion of the Property by Borrower after default under this Note, the Security Instrument or the Other Security Documents;

         (f) the misapplication or conversion by Borrower of (i) any insurance proceeds paid by reason of any loss, damage or destruction to the Property, (ii) any awards or other amounts received in connection with the condemnation of all or a portion of the Property, or (iii) any Rents following default under this Note, the Security Instrument or the Other Security Documents;

         (g) Borrower's failure to pay Taxes (provided that the liability of Borrower shall be only for amounts in excess of the amount held by Lender in escrow for the payment of Taxes), assessments, charges for labor or materials or other charges that can create liens on any portion of the Property; and

         (h) Borrower's failure to deliver any security deposits collected with respect to the Property which are not delivered to Lender upon a foreclosure of the Property or action in lieu thereof, except to the extent any such security deposits were applied in accordance with the terms and conditions of any of the Leases prior to the occurrence of the Event of Default that gave rise to such foreclosure or action in lieu thereof.

         Notwithstanding anything to the contrary in this Note, the Security Instrument or the Other Security Documents (i) the Debt shall be fully recourse to Borrower; and (ii) Lender shall not be deemed to have waived any right which Lender may have under Section 506(a), 506(b), llll(b) or any other provisions of the U.S. Bankruptcy Code to file a claim for the full amount of the Debt or to require that all collateral shall continue to secure all of the Debt owing to Lender in accordance with this Note, the Security Instrument or the Other Security Documents, in the event that: (A) the first full Monthly Payment is not paid when due; (B) Borrower fails to permit on-site inspections of the Property, fails to provide financial information, or fails to maintain its status as a single purpose entity, as required by the Security Instrument; (C) Borrower fails to obtain Lender's prior written consent to any subordinate financing or other voluntary lien encumbering the Property; (D) Borrower fails to obtain Lender's prior written consent to any assignment, transfer, or conveyance of the Property or any interest therein as required by the Security Instrument.

                              ARTICLE 15: AUTHORITY

         Borrower (and the undersigned representative of Borrower, if any) represents that Borrower has full power, authority and legal right to execute and deliver this Note, the Security Instrument and the Other Security Documents and that this Note, the Security Instrument and the Other Security Documents constitute valid and binding obligations of Borrower.

                                 Appendix A-38

                                                                    Exhibit 10.3

                           ARTICLE 16: APPLICABLE LAW

         This Note shall be deemed to be a contract entered into pursuant to the laws of the State of New York and shall in all respects be governed, construed, applied and enforced in accordance with the laws of the State of New York.

                         ARTICLE 17: SERVICE OF PROCESS

         (a) (i) Borrower will maintain a place of business or an agent for service of process in California and give prompt notice to Lender of the address of such place of business and of the name and address of any new agent appointed by it, as appropriate. Borrower further agrees that the failure of its agent for service of process to give it notice of any service of process will not impair or affect the validity of such service or of any judgment based thereon. If, despite the foregoing, there is for any reason no agent for service of process of Borrower available to be served, and if it at that time has no place of business in California then Borrower irrevocably consents to service of process by registered or certified mail, postage prepaid, to it at its address given in or pursuant to the first paragraph hereof.

                  (ii) Borrower initially and irrevocably designates CT Corporation System, with offices on the date hereof at 818 West Seventh Street, Los Angeles, California 90017, to receive for and on behalf of Borrower service of process in California with respect to this Note.

         (b) With respect to any claim or action arising thereunder or under the Security Instrument or the Other Security Documents, Borrower (a) irrevocably submits to the nonexclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in New York, New York, and appellate courts from any thereof, and (b) irrevocably waives any objection which it may have at any time to the laying on venue of any suit, action or proceeding arising out of or relating to this Note brought in any such court, irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

         (c) Nothing in this Note will be deemed to preclude Lender from bringing an action or proceeding with respect hereto in any other jurisdiction.

                            ARTICLE 18: COUNSEL FEES

         In the event that it should become necessary to employ counsel to collect the Debt or to protect or foreclose the security therefor, Borrower also agrees to pay all reasonable fees and expenses of Lender, including, without limitation, reasonable attorney's fees for the services of such counsel whether or not suit be brought.

                               ARTICLE 19: NOTICES

         All notices or other written communications thereunder shall be deemed to have been properly given (i) upon delivery, if delivered in person with receipt acknowledged by the recipient thereof, (ii) one (1) Business Day (defined below) after having been deposited for overnight delivery with any reputable overnight courier service, or (iii) three (3) Business Days after having been deposited in any post office or mail depository regularly maintained by the U.S. Postal Service and sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

         If to Borrower:   RRF V Tri City Limited Partnership
                                    c/o Glenborough Inland Realty Corporation
                                    400 South El Camino Real
                                    San Mateo, CA 94402-1708
                                    Attention: Mr. Robert Batinovich

         With a copy to:   Morrison & Foerster LLP
                                    345 California Street
                                    San Francisco, CA 94104
                                    Attn: Noel Nellis, Esq.

         If to Lender:              Bear, Stearns Funding, Inc.
                                    245 Park Avenue
                                    New York, New York 10167
                                    Attention: Kenneth A . Rubin

or addressed as such party may from time to time designate by written notice to the other parties.

                                 Appendix A-39

                                                                    Exhibit 10.3


         Either party by notice to the other may designate additional or different addresses for subsequent notices or communications.

         "Business Day" shall mean any day other than Saturday, Sunday or any other day on which banks are required or authorized to close in New York, New York.

                            ARTICLE 20: MISCELLANEOUS

         (a) Wherever pursuant to this Note (i) Lender exercises any right given to it to approve or disapprove, (ii) any arrangement or term is to be satisfactory to Lender, or (iii) any other decision or determination is to be made by Lender, the decision of Lender to approve or disapprove, all decisions that arrangements or terms are satisfactory or not satisfactory and all other decisions and determinations made by Lender, shall be in the sole and absolute discretion of Lender and shall be final and conclusive, except as may be otherwise expressly and specifically provided herein.

         (b) Wherever pursuant to this Note it is provided that Borrower pay any costs and expenses, such costs and expenses shall include, but not be limited to, legal fees and disbursements of Lender, whether retained firms, the reimbursement for the expenses of in-house staff, or otherwise.

                             ARTICLE 21: DEFINITIONS

         All capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Security Instrument.

         IN WITNESS WHEREOF, Borrower has duly executed this Note as of the day and year first above written.

                                            RRF V TRI CITY LIMITED PARTNERSHIP

                                            By: RRF V, Inc.,
                                                its general partner

                                                  BY: /s/ Robert Batinovich
                                                      Name: Robert Batinovich
                                                      Title: President

                                 Appendix A-40

                                   APPENDIX B
                         Financial Report on Form 10-Q
                       for the Period Ended June 30, 1997

PART I.       FINANCIAL INFORMATION

Item 1.       Financial Statements

                                 RANCON REALTY FUND V,
                           A CALIFORNIA LIMITED PARTNERSHIP

                              Consolidated Balance Sheets
                       (in thousands, except units outstanding)
                                      (Unaudited)

                                                              June 30,   December 31,
                                                               1997         1996
                                                              --------    --------
Assets
Investments in real estate:
    Rental property, net of accumulated depreciation
     of $16,030 and $15,180 at June 30, 1997 and
     December 31, 1996, respectively                          $ 35,328    $ 35,999
    Land held for development                                    9,583       9,586
    Land held for sale                                           1,005       1,005
                                                              --------    --------

     Total real estate investments                              45,916      46,590

Cash and cash equivalents                                        5,356       5,007
Pledged cash                                                       353         353
Accounts receivable                                                122         145
Deferred financing costs and other fees, net of accumulated
    amortization of $1,746 and $1,565 at June 30, 1997
    and December 31, 1996, respectively                          1,219       1,301
Prepaid expenses and other assets                                  784         797
                                                              --------    --------

     Total assets                                             $ 53,750    $ 54,193
                                                              ========    ========
Liabilities and Partners' Equity (Deficit)
Liabilities:
     Notes payable                                            $ 13,766    $ 13,845
     Accounts payable and other liabilities                        308         276
     Interest payable                                               75          75
                                                              --------    --------

     Total liabilities                                          14,149      14,196
                                                              --------    --------

Commitments and contingent liabilities
  (see Note 3)

Partners' equity (deficit):
    General partners                                              (925)       (921)
    Limited partners, 99,763 and 99,767 limited
     partnership units outstanding at June 30, 1997
     and December 31, 1996, respectively                        40,526      40,918
                                                              --------    --------

     Total partners' equity                                     39,601      39,997
                                                              --------    --------

     Total liabilities and partners' equity                   $ 53,750    $ 54,193
                                                              ========    ========

                 See accompanying notes to financial statements.

                                     Appendix B-1

                              RANCON REALTY FUND V,
                        A CALIFORNIA LIMITED PARTNERSHIP

                      Consolidated Statements of Operations
          (in thousands, except per unit amounts and units outstanding)
                                   (Unaudited)

                                         Three months ended         Six months ended
                                               June 30,                 June 30,
                                         -------------------       ------------------
                                           1997       1996           1997      1996
                                         --------   --------       -------   -------
 Revenue:
   Rental income                         $  1,712   $  1,731       $ 3,516   $ 3,438
   Interest income                             67         22           130        31
                                         --------   --------       -------   -------

        Total revenue                       1,779      1,753         3,646     3,469
                                         --------   --------       -------   -------

Expenses:
   Operating                                  769        749         1,513     1,612
   Interest expense                           325        321           651       553
   Depreciation and amortization              518        615         1,004     1,169
   Expenses associated with
    undeveloped land                           89        209           247       365
   General and administrative expenses        325        312           627       637
                                          -------    -------       -------    ------

        Total expenses                      2,026      2,206         4,042     4,336
                                          -------    -------       -------    ------

Net loss                                  $  (247)   $  (453)      $  (396)   $ (867)
                                          =======    =======       =======    ======

Net loss per limited partnership unit     $ (2.45)   $ (4.49)      $ (3.93)   $(8.60)
                                          =======    =======       =======    ======

Weighted average number of limited
   partnership units outstanding during
   each period used to compute net loss
   per limited partnership unit            99,763     99,767        99,765     99,767
                                          =======    =======       =======    =======

                 See accompanying notes to financial statements.

                                     Appendix B-2

                              RANCON REALTY FUND V,
                        A CALIFORNIA LIMITED PARTNERSHIP

              Consolidated Statements of Partners' Equity (Deficit)
                 For the six months ended June 30, 1997 and 1996
                                 (in thousands)
                                   (Unaudited)



                                       General      Limited
                                       Partners     Partners         Total

     Balance at December 31, 1996     $   (921)     $  40,918      $ 39,997

     Net loss                               (4)          (392)         (396)
                                      --------      ---------      --------

     Balance at June 30, 1997         $   (925)     $  40,526      $ 39,601
                                      ========      =========      ========




     Balance at December 31, 1995     $   (908)     $  42,212      $ 41,304

     Net loss                               (9)          (858)         (867)
                                      --------      ---------      --------

     Balance at June 30, 1996         $   (917)     $  41,354      $ 40,437
                                      ========      =========      ========


                 See accompanying notes to financial statements.

                                     Appendix B-3

                                RANCON REALTY FUND V,
                           A CALIFORNIA LIMITED PARTNERSHIP

                        Consolidated Statements of Cash Flows
                                    (in thousands)
                                     (Unaudited)

                                                                    Six months ended
                                                                        June 30,
                                                                    1997        1996
                                                                   -------    -------
Cash flows from operating activities:
     Net loss                                                      $  (396)   $  (867)
     Adjustments to reconcile net loss to net cash
       provided by (used for) operating activities:
         Depreciation and amortization                               1,004      1,169
         Amortization of loan fees, included in interest expense        27          9
         Changes in certain assets and liabilities:
             Accounts receivable                                        23         22
             Prepaid expenses and other assets                          13        (88)
             Accounts payable and other liabilities                     32         16
             Interest payable                                         --           75
             Deferred financing costs and other fees                   (99)      (382)
                                                                   -------    -------

         Net cash provided by (used for) operating activities          604        (46)
                                                                   -------    -------

Cash flows from investing activities:
     Pledged cash released                                            --          349
     Additions to real estate investments                             (176)      (590)
                                                                   -------    -------

         Net cash used for investing activities:                      (176)      (241)
                                                                   -------    -------

Cash flows from financing activities:
     Net loan proceeds                                                --        6,836
     Notes payable principal payments                                  (79)       (35)
                                                                   -------    -------

         Net cash provided by (used for) financing activities          (79)     6,801
                                                                   -------    -------

Net increase in cash and cash equivalents                              349      6,514

Cash and cash equivalents at beginning of period                     5,007        676
                                                                   -------    -------

Cash and cash equivalents at end of period                         $ 5,356    $ 7,190
                                                                   =======    =======

Supplemental disclosure of cash flow information:
     Cash paid for interest                                        $   624    $   469
                                                                   =======    =======


                 See accompanying notes to financial statements.

                                    Appendix B-4

                              RANCON REALTY FUND V,
                        A CALIFORNIA LIMITED PARTNERSHIP

                   Notes to Consolidated Financial Statements
                            June 30, 1997 (Unaudited)


Note 1.  THE PARTNERSHIP AND ITS SIGNIFICANT ACCOUNTING POLICIES

In the opinion of Rancon Financial Corporation ("RFC") and Daniel Lee Stephenson (the "Sponsors") and Glenborough Corporation (successor by merger with Glenborough Inland Realty Corporation), the accompanying unaudited financial statements contain all adjustments (consisting of only normal accruals) necessary to present fairly the financial position of Rancon Realty Fund V, A California Limited Partnership (the "Partnership") as of June 30, 1997 and December 31, 1996, the related statements of operations for the three and six months ended June 30, 1997 and 1996, and the changes in partners' equity (deficit) and cash flows for the six months ended June 30, 1997 and 1996.

In December 1994, RFC entered into an agreement with Glenborough Corporation ("Glenborough") whereby RFC sold to Glenborough the contract to perform the rights and responsibilities under RFC's agreement with the Partnership and other related Partnerships (collectively, the "Rancon Partnerships") to perform or contract on the Partnership's behalf, for financial, accounting, data processing, marketing, legal, investor relations, asset and development management and consulting services for the Partnership for a period of ten years or until the liquidation of the Partnership, whichever comes first. Pursuant to the contract, the Partnership will pay Glenborough for its services as follows:
(i) a specified asset administration fee of $967,000 per year, which is fixed for five years subject to reduction in the year following the sale of assets;
(ii) sales fees of 2% for improved properties and 4% for land; (iii) a refinancing fee of 1% and (iv) a management fee of 5% of gross rental receipts. As part of this agreement, Glenborough will perform certain tasks for the General Partner of the Rancon Partnerships and RFC agreed to cooperate with Glenborough, should Glenborough attempt to obtain a majority vote of the limited partners to substitute itself as the General Partner for the Rancon Partnerships. This agreement became effective January 1, 1995. Glenborough is not an affiliate of RFC or the Partnership.

During the first half of 1997, a total of four units were abandoned as a result of partners desiring to no longer receive Partnership K-1's and to give them the ability to write off investments for income tax purposes. The equity (deficit) balance of the abandoned units was allocated to the remaining outstanding units. As of June 30, 1997, there were 99,763 limited partnership units issued and outstanding.

Consolidation  - In  order  to  satisfy  certain  lender  requirements  for  the
Partnership's 1996 loan secured by Two Carnegie Plaza, Lakeside Tower and One Parkside, Rancon Realty Fund V Tri-City Limited Partnership, a Delaware limited partnership ("RRF V Tri-City") was formed in May 1996. The three properties securing the loan were contributed to RRF V Tri-City by the Partnership. The limited partner of RRF V Tri-City is the Partnership and the general partner is RRF V, Inc., a corporation wholly owned by the Partnership. Since the Partnership indirectly owns 100% of RRF V Tri-City, the financial statements of RRF V Tri-City have been consolidated with those of the Partnership. All intercompany transactions and account balances have been eliminated in consolidation.

Reclassification - Certain 1996 balances have been reclassified to conform to the current period presentation.

Note 2.  REFERENCE TO 1996 AUDITED FINANCIAL STATEMENTS

These unaudited financial statements should be read in conjunction with the Notes to Financial Statements included in the December 31, 1996 audited financial statements.

Note 3.  COMMITMENTS AND CONTINGENT LIABILITIES

The Partnership is contingently liable for subordinated real estate commissions payable to the Sponsor in the amount of $102,000 at June 30, 1997. The subordinated real estate commissions are payable only after the Limited Partners have received distributions equal to their original invested capital plus a cumulative non-compounded return of six percent per annum on their adjusted invested capital.

                                    Appendix B-5

                              RANCON REALTY FUND V,
                        A CALIFORNIA LIMITED PARTNERSHIP

                   Notes to Consolidated Financial Statements
                            June 30, 1997 (Unaudited)

Item 2. Management's Discussion and Analysis of Financial Conditions and Results of Operations

LIQUIDITY AND CAPITAL RESOURCES

At June 30, 1997, the Partnership had cash of $5,356,000 (net of pledged cash). The remainder of the Partnership's assets consist primarily of its investments in real estate, totaling approximately $45,916,000.

The Partnership's primary sources of funds consist of cash provided by its rental activities. Other sources of funds include permanent financing, property sales, and interest income on certificates of deposit.

All of the Partnership's assets are located within the Inland Empire, a submarket of Southern California, and have been directly affected by the economic weakness of the region. Management believes, however, that while prices have not increased significantly, the Southern California real estate market appears to be improving. Management continues to evaluate the real estate markets in which the Partnership's assets are located in an effort to determine the optimal time to dispose of them and realize their maximum value.

The  Partnership  currently  owns  the  following  properties  in  the  Tri-City
Corporate  Center  area  within  the Inland  Empire  submarket  of the  Southern
California region:
           Property                               Type                       Square Feet
- ---------------------------    --------------------------------------------    -------
One Carnegie Plaza             Two, two story garden-style office buildings    102,693
Two Carnegie Plaza             Two story garden-style office building           68,925
Carnegie Business Center II    Two light industrial buildings                   50,804
Santa Fe                       One story office building                        36,288
Lakeside Tower                 Six story office building                       112,814
One Parkside                   Four story office building                       70,069
Bally's Health Club            Health club facility                             25,000
Outback Steakhouse             Restaurant                                        6,500

The Partnership also owns approximately 14 acres of unimproved land in the Tri-City area. Development of the unimproved land will coincide with market demand.

Additionally, the Partnership owns the Rancon Center Ontario property (245,000 square feet of leasable industrial space) in Ontario, California plus approximately 34 acres of unimproved land in Ontario, California. Development of the unimproved land will coincide with market demand.

The Partnership also owns 23.8 acres of unimproved land referred to as Perris-Ethanac Road and 60.41 acres of undeveloped land referred to as Perris-Nuevo Road. There has been no development to date at the Partnership's Perris-Ethanac Road or Perris-Nuevo Road projects. Both properties are unencumbered and are being marketed for sale by the Partnership.

The Partnership knows of no demands, commitments, events or uncertainties which might effect its liquidity or capital resources in any material respect. The effect of inflation on the Partnership's business should be no greater than its effect on the economy as a whole.

Management believes that the Partnership's cash balance as of June 30, 1997, together with the cash from operations, property sales and financing, will be sufficient to finance the Partnership's and the properties' continued operations and development plans.

RESULTS OF OPERATIONS

Revenues

Rental income for the six months ended June 30, 1997 increased $78,000 or 2% from the six months ended June 30, 1996, due largely to the commencement of the Outback Steakhouse lease in the fourth quarter of 1996.

                                  Appendix B-6

                              RANCON REALTY FUND V,
                        A CALIFORNIA LIMITED PARTNERSHIP

                   Notes to Consolidated Financial Statements
                            June 30, 1997 (Unaudited)

Occupancy rates at the Partnership's properties as of June 30, 1997 and 1996 were as follows:

                                             June 30,
                                        1997          1996

    One Carnegie Plaza                   88%           87%
    Two Carnegie Plaza                   81%           86%
    Carnegie Business Center II          74%           65%
    Lakeside Tower                       83%           78%
    Santa Fe                            100%          100%
    One Parkside                         66%           92%
    Rancon Centre Ontario                80%          100%
    Bally's Health Club                 100%          100%
    Outback Steakhouse                  100%          n/a

The 26 percentage point drop in occupancy from June 30, 1996 to June 30, 1997 at One Parkside is due to MacLachlan, Burford and Arias ("MBA"), a 18,531 square foot tenant, vacating their space prior to the lease termination date due to financial difficulties. MBA filed for Chapter 11 bankruptcy protection in May 1997.Management intends to market this space as soon as legal possession is obtained.

As of June 30, 1997, tenants at Tri-City occupying substantial portions of leased space include Medisco Pharmacy, New York Life Insurance, the California Department of Transportation, State of California Health Services, the Atchison, Topeka and Santa Fe Rail Company, Sterling Software, Chicago Title and Bally's Health Club, with leases expiring at various dates between July 1998 and December 2010. These eight tenants, in the aggregate, occupy approximately 200,000 square feet of the 473,000 total leasable square feet at Tri-City and account for 51% of the rental income generated at Tri-City and 46% of the total rental income for the Partnership.

United Pacific Mills, with a lease expiration date of April 1998, occupies 74,850 square feet of the 245,000 total leasable square feet at Rancon Centre Ontario and accounts for 28% of the rental income generated at Rancon Centre Ontario and 3% of the total rental income generated by the Partnership. Management believes that this tenant will vacate upon their lease expiration due to their need for a space in close proximity to rail service which the Partnership is unable to provide. Management intends to market this space as early as the current lease agreement allows.

Interest and other income for the six and three months ended June 30, 1997 increased $99,000 and $45,000 from the six and three months ended June 30, 1996, respectively, due to the increase in cash reserves as a result of the proceeds of the permanent financing obtained by the Partnership in May 1996.

Expenses

Operating expenses decreased $99,000 or 6% during the six months ended June 30, 1997 from the six months ended June 30, 1996 due to lower maintenance association dues in 1997, the special appraisals performed on the Partnership's properties in first quarter of 1996 and the costs incurred in March 1996 relating to flooding damage at Two Carnegie Plaza.

Interest expense increased $98,000 or 18% during the six months ended June 30, 1997 over the same period in 1996 as a result of additional debt obtained in May 1996.

Depreciation and amortization decreased $165,000 or 14% and $97,000 or 16% during the six and three months ended June 30, 1997 from the six and three months ended June 30, 1996 as a result of tenant improvements and leasing commissions becoming fully depreciated and amortized in 1996.

Expenses associated with undeveloped land decreased $118,000 or 32% and $120,000 or 57% during the six and three months ended June 30, 1997 compared to the six and three months ended June 30, 1996, respectively, due to the receipt

                                  Appendix B-7

                              RANCON REALTY FUND V,
                        A CALIFORNIA LIMITED PARTNERSHIP

                   Notes to Consolidated Financial Statements
                            June 30, 1997 (Unaudited)


of property tax refunds in 1997 for parcels associated with undeveloped land and the reduction of property taxes in 1997 resulting from a reduction of the assessed property values by the Assessor's office.

PART II. OTHER INFORMATION


Item 1.  Legal Proceedings

         None.

Item 2.  Changes in Securities

         Not applicable.

Item 3.  Defaults Upon Senior Securities

         Not applicable.

Item 4.  Submission of Matters to a Vote of Security Holders

         None.

Item 5.  Other Information

         None.

Item 6.  Exhibits and Reports on Form 8-K

         (a) Exhibits:

             #27 - Financial Data Schedule

         (b) Reports on Form 8-K:

             None.


                                    SIGNATURE



Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                            RANCON REALTY FUND V,
                            a California Limited Partnership
                            (Registrant)






Date: August 13, 1997       By: /s/ Daniel L. Stephenson
                                ------------------------
                                Daniel L. Stephenson, General Partner
                                and Director, President, Chief Executive Officer and Chief Financial Officer of
                                Rancon Financial Corporation,
                                General Partner of Rancon Realty Fund V,
                                a California Limited Partnership


                                  Appendix B-8